                                            Pursuant to Rule 424(b)(1)
                                            Registration Statement No. 333-68431



                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                  $135,000,000

                     UNITS OF LIMITED PARTNERSHIP INTEREST

THE OFFERING

The Fund trades speculatively in the U.S. and international futures and forward markets. Specifically, the Fund trades in a portfolio primarily focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metal, energy and agricultural products. Campbell & Company, Inc., a commodity trading advisor, allocates the Fund's assets across a broad spectrum of markets.

As of November 30, 1998, the Fund's net asset value per unit was $1,656.35. Units will be available on the last day of each month. The selling agents will use their best efforts to sell the units offered.

THE RISKS

These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" ON PAGE 5.

- The Fund is speculative and leveraged. The Fund's assets are leveraged at a ratio which typically ranges from 8:1 to 15:1.

- Performance can be volatile. The net asset value per unit has fluctuated in a single month as much as 12%.

- You could lose all or substantially all of your investment in the Fund.

- The use of a single advisor applying generally similar trading programs could mean lack of diversification and, consequently, higher risk.

- No secondary market exists for the units and redemptions are limited and may result in redemption charges.

- Campbell & Company has total trading authority over the Fund.

- Substantial expenses must be offset by trading profits and interest income. The Fund must generate trading profits of 4.5% per annum to break even.

- A substantial portion of the trades executed for the Fund take place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

MINIMUM INVESTMENT

    FIRST-TIME INVESTORS:
     $10,000 for initial investments
     $1,000 or more for additional investments

   TRUSTEES, IRAS, OTHER TAX-EXEMPT ACCOUNTS:
     $5,000

                            ------------------------

Investors are required to make representations and warranties in connection with their investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                            ------------------------

                            CAMPBELL & COMPANY, INC.
                                General Partner

                                February 1, 1999

                 (This page has been left blank intentionally.)

                      COMMODITY FUTURES TRADING COMMISSION

                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 27 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 4.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 5 TO 10.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
                            ------------------------

     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION IN WASHINGTON, D.C.

     THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

     THE FUND'S FILINGS ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

                            ------------------------

                            CAMPBELL & COMPANY, INC.
                                GENERAL PARTNER
                          210 WEST PENNSYLVANIA AVENUE
                           BALTIMORE, MARYLAND 21204
                                 (410) 296-3301

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                              ORGANIZATIONAL CHART

     The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the general partner and trading advisor for the Fund. The selling agents, commodity broker and foreign exchange dealer are not affiliated with Campbell & Company or the Fund.

                             [ORGANIZATIONAL CHART]



* Campbell & Company presently serves as general partner or sponsor for seven other commodity pools.

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
sec.1. SUMMARY.....................................................   1

      General.....................................................    1
      Plan of Distribution........................................    1
      Risk Factors You Should Consider Before Investing in the
      Fund........................................................    2
      Investment Factors You Should Consider Before Investing in
      the Fund....................................................    2
      Campbell & Company, Inc. ...................................    3
      Charges to the Fund.........................................    3
      Estimate of Break-Even Level................................    3
      Distributions and Redemptions...............................    4
      Federal Income Tax Aspects..................................    4

sec.2. THE RISKS YOU FACE..........................................   5
      Market Risks................................................    5
           Possible Total Loss of an Investment in the Fund.......    5
           The Fund is Highly Leveraged...........................    5
           Illiquidity of Your Investment.........................    5
           Forward Transactions are Not Regulated and are Subject
            to Credit Risk........................................    5
           Non-Correlated, Not Negatively Correlated, Performance
            Objective.............................................    5
      Trading Risks...............................................    6
           Campbell & Company Analyzes Only Technical Market Data,
            Not any Economic Factors External to Market Prices....    6
           Increased Competition from Other Trend-Following
            Traders Could Reduce Campbell & Company's
            Profitability.........................................    6
           Speculative Position Limits May Alter Trading Decisions
            for the Fund..........................................    6
           Increase in Assets Under Management May Affect Trading
            Decisions.............................................    6
           Fund Trading is Not Transparent........................    6
      Tax Risks...................................................    6
           Investors are Taxed Based on Their Share of Fund
            Profits...............................................    6
           Tax Could be Due from Investors on Their Share of the
            Fund's Ordinary Income Despite Overall Losses.........    7
           Deductibility of Brokerage and Performance Fees........    7
      Other Risks.................................................    7
           Fees and Commissions are Charged Regardless of
            Profitability and are Subject to Change...............    7
           Failure of Brokerage Firms; Disciplinary History of
            Commodity Broker......................................    7
           Investors Must Not Rely on the Past Performance of
            either Campbell & Company or the Fund in Deciding
            Whether to Buy Units..................................    7
           Conflicts of Interest..................................    8
           Lack of Independent Experts Representing Investors.....    8
           Reliance on Campbell & Company.........................    8
           Possibility of Termination of the Fund Before
            Expiration of its Stated Term.........................    8
           The Fund is Not a Regulated Investment Company.........    8
           Proposed Regulatory Change is Impossible to Predict....    8
           Forwards, Swaps, Hybrids and Other Derivatives are Not
            Subject to CFTC Regulation............................    8
           Foreign Futures Contracts are Not Subject to U.S.
            Regulation............................................    9
           Restrictions on Transferability........................    9
           A Single-Advisor Fund May Be More Volatile Than a
            Multi-Advisor Fund....................................    9
           Year 2000 Issues.......................................    9
           Possible Effects of the European Monetary Union........   10

                                                                    PAGE
                                                                    ----
sec.3. SELECTED FINANCIAL DATA.....................................  11

sec.4. INVESTMENT FACTORS..........................................  11
      Value of Diversifying into Managed Futures..................   11
      Advantages of Futures Fund Investments......................   12

sec.5. CAMPBELL & COMPANY, INC. ...................................  15
      Description.................................................   15
      The Advisory Agreement......................................   18
      Trading Systems.............................................   18

sec.6. MANAGEMENT'S ANALYSIS OF OPERATIONS.........................  21
      Introduction................................................   21
      Capital Resources...........................................   21
      Liquidity...................................................   21
      Results of Operations.......................................   21
      Off-Balance Sheet Risk......................................   23

sec.7. PAST PERFORMANCE OF THE CAMPBELL STRATEGIC ALLOCATION FUND,
      L.P.........................................................   24

sec.8. CONFLICTS OF INTEREST.......................................  25
      Campbell & Company, Inc. ...................................   25
      The Commodity Broker and the Foreign Exchange Dealer........   26
      The Selling Agents..........................................   26
      Fiduciary Duty and Remedies.................................   26
      Indemnification and Standard of Liability...................   26

sec.9. CHARGES TO THE FUND.........................................  27
      Brokerage Fee...............................................   27
      Other Fund Expenses.........................................   28
      Campbell & Company, Inc.....................................   28
      The Commodity Broker........................................   29
      Selling Agents..............................................   29
      Foreign Exchange Dealers....................................   29
      Offering Expenses...........................................   30
      Other Expenses..............................................   30

sec.10. USE OF PROCEEDS............................................. 30

sec.11. THE COMMODITY BROKER........................................ 31

sec.12. FOREIGN EXCHANGE DEALER..................................... 36

sec.13. CAPITALIZATION.............................................. 36

sec.14. DISTRIBUTIONS AND REDEMPTIONS............................... 36
      Distributions...............................................   36
      Redemptions.................................................   36
      Redemption Fees.............................................   36
      Net Asset Value.............................................   37

                                                                    PAGE
                                                                    ----
sec.15. THE FUTURES AND FORWARD MARKETS............................. 37
      Futures Contracts...........................................   37
      Forward Contracts...........................................   37
      Regulation..................................................   38
      Margin......................................................   38

sec.16. AGREEMENT OF LIMITED PARTNERSHIP............................ 38
      Organization and Limited Liabilities........................   38
      Management of Partnership Affairs...........................   39
      Sharing of Profits and Losses...............................   39
      Dispositions................................................   39
      Dissolution and Termination of the Fund.....................   39
      Amendments and Meetings.....................................   39
      Indemnification.............................................   40
      Reports to Limited Partners.................................   40

sec.17. FEDERAL INCOME TAX ASPECTS.................................. 40
      The Fund's Partnership Tax Status...........................   40
      Taxation of Limited Partners on Profits and Losses of the
      Fund........................................................   40
      Fund Losses by Limited Partners.............................   41
      "Passive-Activity Loss Rules" and Their Effect on the
      Treatment of Income and Loss................................   41
      Cash Distributions and Unit Redemptions.....................   41
      Gain or Loss on Section 1256 Contracts and Non-Section 1256
      Contracts...................................................   41
      Tax on Capital Gains and Losses.............................   41
      Limited Deduction for Certain Expenses......................   41
      Interest Income.............................................   41
      Syndication Fees............................................   42
      Investment Interest Deductibility Limitations...............   42
      Unrelated Business Taxable Income...........................   42
      IRS Audits of the Fund and its Limited Partners.............   42
      State and Other Taxes.......................................   42

sec.18. INVESTMENT BY ERISA ACCOUNTS................................ 42
      General.....................................................   42
      Special Investment Consideration............................   42
      The Fund Should Not Be Deemed to Hold "Plan Assets".........   42
      Ineligible Purchasers.......................................   43

sec.19. PLAN OF DISTRIBUTION........................................ 43
      Subscription Procedure......................................   43
      Representations and Warranties of Investors in the
      Subscription Agreement......................................   44
      Minimum Investment..........................................   44
      Investor Suitability........................................   44
      The Selling Agents..........................................   45

sec.20. CERTAIN LEGAL MATTERS....................................... 46

sec.21. EXPERTS..................................................... 46

                                                                    PAGE
                                                                    ----
sec.22. MOST RECENT MONTHLY REPORTS.................................  47

sec.23. INDEX TO FINANCIAL STATEMENTS...............................  49


APPENDICES
APPENDIX I Glossary.........................................   APPI-1
APPENDIX II Supplementary Performance Information...........  APPII-1

EXHIBITS
EXHIBIT A Agreement of Limited Partnership..................      A-1
EXHIBIT B Request for Redemption............................      B-1
EXHIBIT C Subscription Requirements.........................      C-1
EXHIBIT D Subscription Agreement and Power of Attorney......      D-1

SEC.1. SUMMARY

GENERAL

     The Campbell Strategic Allocation Fund, L.P. allows you to participate in the U.S. and international futures and forward markets. Specifically, the Fund trades in a portfolio primarily focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metal, energy and agricultural products. Campbell & Company, the Fund's general partner, uses its computerized, trend-following, technical trading and risk control methods to seek substantial medium- and long-term capital appreciation while, at the same time, seeking to control risk and volatility. Campbell & Company provides advisory services to numerous other funds and individually managed accounts similar to the services Campbell & Company provides to the Fund. Campbell & Company has been using its technical approach since 1972 -- one of the longest performance records of any currently active futures manager -- and has developed and refined its approach over the past 26 years. See "Past Performance of the Campbell Strategic Allocation Fund, L.P." for a performance record of the Fund through November 1998.

     The following summary provides a review in outline form of certain important aspects of an investment in the Fund.

PLAN OF DISTRIBUTION

HOW TO SUBSCRIBE FOR UNITS

     - Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Subscriptions will be accepted once payments are received and cleared.

     - The Fund will accept subscriptions throughout the continuing offering period, which can be terminated by Campbell & Company at any time. Campbell & Company has no present intention to terminate the offering.

     - Interest earned while subscriptions are being processed will either be paid to subscribers in the form of additional units or will be returned in cash to those whose applications are rejected.

     - The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. Investors are required to make representations and warranties relating to their suitability to purchase the units in the Subscription Agreement and Power of Attorney. Read the Subscription Agreement and Power of Attorney as well as this prospectus carefully before you decide whether to invest.

WHO MAY INVEST IN THE FUND

     The minimum investment is $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000. These minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD-registered broker-dealers. Limited partners may increase their investment in the Fund with a minimum investment of $1,000.

IS THE CAMPBELL STRATEGIC ALLOCATION FUND A SUITABLE INVESTMENT FOR YOU?

     An investment in the Fund is speculative and involves a high degree of risk. The Fund is not a complete investment program. Campbell & Company offers the Fund as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in the Fund should only be a limited portion of the investor's portfolio. You must, at a minimum, have:

     1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

     2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

     A number of jurisdictions in which the units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE FUND.

RISK FACTORS YOU SHOULD CONSIDER BEFORE
INVESTING IN THE FUND

     - The Fund is a highly volatile and speculative investment. There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment.

     - For every gain in futures and forward trading, there is an equal and offsetting loss. Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients.

     - The Fund trades in futures and forward contracts. Therefore, the Fund is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to the Fund.

     - The Fund is subject to numerous conflicts of interest including the following:

       1) Campbell & Company is both the general partner and trading advisor of the Fund and its fees were not negotiated at arm's length;

       2) Campbell & Company, the Fund's commodity broker and foreign exchange dealers may have incentives to favor other accounts over the Fund;

       3) Campbell & Company, the Fund's commodity broker and foreign exchange dealers and their respective principals and affiliates may trade in the futures and forward markets for their own accounts and may take positions opposite or ahead of those taken for the Fund. For the same reasons, Campbell & Company has a disincentive to add or replace advisors, even if doing so may be in the best interests of the Fund; and

       4) Selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the agents' interest in maximizing compensation and in advising their clients to make investment decisions in the client's best interests.

     - Limited partners take no part in the management of the Fund and although Campbell & Company is an experienced professional manager, past performance is not necessarily indicative of future results.

     - Campbell & Company will be paid a brokerage fee of up to 8% annually, irrespective of profitability. Campbell & Company will also be paid quarterly performance fees equal to 20% of aggregate cumulative appreciation, excluding interest income, in net asset value, if any. Currently, the Fund's actual brokerage fee is 7.7% per annum.

     - The Fund is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

     - Although the Fund is liquid compared to other "alternative" investments such as real estate or venture capital, liquidity is restricted, as the units may only be redeemed on a monthly basis, upon ten business days' notice. Redemption fees apply to units redeemed on or prior to the twelfth month-end following purchase. You may transfer or assign your units after 30 days' advance notice, and only with the consent of Campbell & Company.

INVESTMENT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE FUND

     - The Fund is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

     - Campbell & Company utilizes several independent and different proprietary trading systems for the Fund.

     - The Fund has the potential to help diversify traditional securities portfolios. According to modern portfolio theory, a diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, can increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures and forward trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio or not produce losses. The Fund's profitability also depends on the success of Campbell & Company's trading techniques. If the Fund is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

     - Investors in the Fund get the advantage of limited liability in highly leveraged trading.

CAMPBELL & COMPANY, INC.

     Campbell & Company, the general partner and trading advisor for the Fund, administers the Fund as well as directs its trading. Its principals have over 26 years of experience trading in the futures and forward markets. As of November 30, 1998, Campbell & Company was managing approximately $1.3 billion in the futures and forward markets, including approximately $1.1 billion in its Financial, Metal & Energy Large Portfolio. The FME Large Portfolio, to which approximately 75% of the Fund's assets are currently allocated, is concentrated in the financial markets such as interest rates, foreign exchange and stock indices, as well as metals and energy products. The remainder of the Fund's assets are traded pursuant to the Global Diversified Large Portfolio, which includes many of the same markets as the FME Large Portfolio, as well as agricultural markets such as grains, meats, rubber, orange juice, coffee and fibers. Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Fund's assets.

     Campbell & Company uses a computerized, technical, trend-following approach combined with quantitative portfolio management analysis and seeks to identify and profit from sustained price trends. Currently, five trading models are utilized in most markets traded. Each model analyzes market movements and internal market and price configurations. Campbell & Company utilizes a proprietary, volatility-based system for allocating capital to a portfolio's constituent markets. Each market is assigned a dollar risk value based on contract size and volatility, which forms the basis for structuring a risk-balanced portfolio.

CHARGES TO THE FUND

     The Fund's charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.

Campbell & Company

     - Brokerage fee of up to 8% of net assets per annum, of which up to 1% is paid to the commodity broker, 4% is paid to the selling agents and Campbell & Company retains the remainder.

     - 20% of quarterly appreciation in the Fund's net assets, excluding interest income and as adjusted for subscriptions and redemptions.

     - Reimbursement of offering expenses incurred in the continuous offering over a 30-month period following incurrence of each such expense, estimated at and not to exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company.

     - Redemption fees apply to units redeemed through the first twelve month-ends following purchase.

Dealers and Others

     - "Bid-ask" spread in off-exchange contracts.

     - Operating expenses such as legal, auditing, administration, printing and postage, up to a maximum of 0.5 of 1% of net assets per year.

ESTIMATE OF BREAK-EVEN LEVEL

     In order for an investor to "break-even" on his investment in the first year of trading, assuming an initial investment of $10,000, the Fund must earn $450 per unit, or 4.50%, provided that no redemption charge is applicable.

     Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end.

The month-end as of which the unit is purchased is counted as the first month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. Because the purchase date counts as the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the "break-even" estimate set forth below.


  Assumed Initial Selling Price
    Per Unit....................  $10,000.00
                                  ----------
  Brokerage Fee (8%)............  $   800.00
  Organization & Offering
    Expense Reimbursement
    (1%)........................      100.00
  Operating Expenses (0.5%).....       50.00
  Less: Interest Income (5%)....     (500.00)
                                  ----------
  Amount of Trading Income
    Required for the Fund's Net
    Asset Value per Unit at the
    End of One Year to Equal the
    Initial Selling Price per
    Unit........................  $   450.00
                                  ==========
  Percentage of Assumed Initial
    Selling Price per Unit......        4.50%
                                  ==========
  The maximum offering expense reimbursement
  is 2.5% of the total subscription amount
  over 30 months. This amount represents a
  maximum during a twelve-month period of 1%
  of average month-end net assets. Operating
  expenses are subject to a maximum limit of
  0.5% of net assets per annum. The
  estimates also do not account for the
  bid-ask spreads in connection with the
  Fund's foreign exchange forward contract
  trading. No performance fee is included in
  the calculation of the "break-even" level
  since all operating expenses of the Fund
  must be offset before a performance fee is
  accrued.

DISTRIBUTIONS AND REDEMPTIONS

     The Fund is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none will develop. Monthly redemptions are permitted upon ten business days' written notice to Campbell & Company. Redemption fees, as described above, apply through the first twelve month-ends following purchase. After the twelfth month-end following purchase of a unit, no redemption fees apply. Campbell & Company does not intend to make any distributions.

FEDERAL INCOME TAX ASPECTS

     In the opinion of Sidley & Austin, counsel to Campbell & Company, the Fund is classified as a partnership and will not be considered a publicly-traded partnership taxable as a corporation for federal income tax purposes. As such, whether or not Campbell & Company has distributed any cash to the limited partners, each limited partner must report his or her allocable share of items of income gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of:

     1) ordinary income or loss; and/or

     2) capital gain or loss.

     Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the limited partners. Although Campbell & Company treats the brokerage fees and performance fees paid to Campbell & Company as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible, syndication costs by the Internal Revenue Service.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

SEC.2. THE RISKS YOU FACE

MARKET RISKS

POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE FUND

     Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

THE FUND IS HIGHLY LEVERAGED

     Because the amount of margin funds necessary to be deposited with a futures broker in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, Campbell & Company is able to hold positions in the Fund's account with face values equal to several times the Fund's net assets. The ratio of margin to equity is typically 20%, but can range from 10% to 35%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

ILLIQUIDITY OF YOUR INVESTMENT

     Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

     Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time. The large size of the positions which Campbell & Company acquires for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

     Also, there is no secondary market for the units. While the units have redemption rights, there are restrictions, and possible fees assessed. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, the Fund might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Fund and consequently your investment.

     Transfers of interest in the units are subject to limitations, such as 30 days' advance notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund. See "Agreement of Limited Partnership -- Dispositions."

FORWARD TRANSACTIONS ARE NOT REGULATED AND ARE SUBJECT TO CREDIT RISK

     The Fund trades forward contracts in foreign currencies. Forward contracts are typically traded through a dealer market which is dominated by major money center banks and is not regulated by the Commodity Futures Trading Commission. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Fund. Also, the Fund faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of your gain to be unrealized.

NON-CORRELATED, NOT NEGATIVELY CORRELATED,
PERFORMANCE OBJECTIVE

     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and off-setting loss. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the units and the Fund may have no gains to offset your losses from other investments.

TRADING RISKS

CAMPBELL & COMPANY ANALYZES ONLY TECHNICAL MARKET DATA, NOT ANY ECONOMIC FACTORS EXTERNAL TO MARKET PRICES

     The trading systems used by Campbell & Company for the Fund are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends.

     The likelihood of the units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Campbell & Company's historic price analysis could establish positions on the wrong side of the price movements caused by such events.

INCREASED COMPETITION FROM OTHER
TREND-FOLLOWING TRADERS COULD REDUCE
CAMPBELL & COMPANY'S PROFITABILITY

     There has been a dramatic increase over the past 10 to 15 years in the amount of assets managed by trend-following trading systems like the Campbell & Company programs. In 1980, the assets in the managed futures industry were estimated at approximately $300 million; by the end of 1997, this estimate had risen to approximately $34.9 billion. It is also estimated that over half of all managed futures trading advisors rely primarily on trend-following systems. This means increased trading competition which could operate to the detriment of the Fund. It may become more difficult for the Fund to implement its trading strategy if these other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures or forward positions or otherwise alter trading patterns.

SPECULATIVE POSITION LIMITS MAY ALTER TRADING DECISIONS FOR THE FUND

     The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by Campbell & Company, including the account of the Fund, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Campbell & Company's trading decisions for the Fund or force liquidation of certain futures positions.

INCREASE IN ASSETS UNDER MANAGEMENT MAY AFFECT TRADING DECISIONS

     Campbell & Company's current equity under management is at or near its all-time high. Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in seeking major new accounts. The more equity Campbell & Company manages, the more difficult it may be for Campbell & Company to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Campbell & Company to modify its trading decisions for the Fund which could have a detrimental effect on your investment.

FUND TRADING IS NOT TRANSPARENT

     Campbell & Company makes the Fund's trading decisions. While Campbell & Company receives daily trade confirmations from the commodity broker and foreign exchange dealers, the Fund's trading results are reported to limited partners monthly. Accordingly, an investment in the Fund does not offer limited partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

TAX RISKS

INVESTORS ARE TAXED BASED ON THEIR SHARE OF
FUND PROFITS

     Investors are taxed each year on their share of the Fund's profits, if any, irrespective of whether they redeem any units or receive any cash distribution from the Fund.

     All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

TAX COULD BE DUE FROM INVESTORS ON THEIR
SHARE OF THE FUND'S ORDINARY INCOME DESPITE
OVERALL LOSSES

     Investors may be required to pay tax on their allocable share of the Fund's ordinary income, which in the case of the Fund is the Fund's interest income and gain on some foreign futures contracts, even though the Fund incurs overall losses. Capital losses can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if an investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

DEDUCTIBILITY OF BROKERAGE AND PERFORMANCE FEES

     Although Campbell & Company treats the brokerage fees and performance fees paid to Campbell & Company and other expenses of the Fund as ordinary and necessary business expenses, upon audit the Fund may be required to treat such fees as "investment advisory fees" if the Fund's trading activities did not constitute a trade or business for tax purposes. If the expenses were investment advisory expenses, a limited partner's tax liability would likely increase. In addition, upon audit, a portion of the brokerage fees might be treated as a non-deductible syndication cost or might be treated as a reduction in the Fund's capital gain or as an increase in the Fund's capital loss. If the brokerage fees were so treated, a limited partner's tax liability would likely increase.

OTHER RISKS

FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND ARE SUBJECT TO CHANGE

     The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on the Fund's profitability. Included in these charges are brokerage fees and operating expenses. On the Fund's forward trading, "bid-ask" spreads are incorporated into the pricing of the Fund's forward contracts by the counterparties in addition to the brokerage fees paid by the Fund. It is not possible to quantify the "bid-ask" spreads paid by the Fund because the Fund cannot determine the profit its counterparty is making on the forward trades into which it enters. Consequently, the Fund's expenses could, over time, result in significant losses to your investment. In addition, while currently not contemplated, the limited partnership agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days' notice to the limited partners.

FAILURE OF BROKERAGE FIRMS; DISCIPLINARY HISTORY OF COMMODITY BROKER

     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the commodity broker fails to do so, the assets of the Fund might not be fully protected in the event of the bankruptcy of the commodity broker. Furthermore, in the event of the commodity broker's bankruptcy, the Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the commodity broker's combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the commodity broker as margin) was held by the commodity broker. The commodity broker has been the subject of certain regulatory and private causes of action. The material actions are described under "The Commodity Broker."

     Furthermore, dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protection in forward contracts.

INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER CAMPBELL & COMPANY OR THE FUND IN DECIDING WHETHER TO BUY UNITS

     The future performance of the Fund is not predictable, and no assurance can be given that the Fund will perform successfully in the future. Past performance is not necessarily indicative of future results.

CONFLICTS OF INTEREST

     Campbell & Company has a conflict of interest because it acts as the general partner and sole trading advisor for the Fund.

     Since Campbell & Company acts as both trading advisor and general partner, it is very unlikely that its advisory contract will be terminated by the Fund. The fees payable to Campbell & Company were established by it and were not the subject of arm's-length negotiation.

     Selling agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the agent's interest in maximizing compensation and in advising their clients to make investment decisions in the client's best interests.

     Other conflicts are also present in the operation of the Fund. See "Conflicts of Interest."

LACK OF INDEPENDENT EXPERTS REPRESENTING INVESTORS

     Campbell & Company has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund. No counsel has been appointed to represent the limited partners in connection with the offering of the units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Fund.

RELIANCE ON CAMPBELL & COMPANY

     The Fund is wholly dependent upon the services of Campbell & Company and there can be no assurance that such services will be available for any length of time following the term of the advisory agreement between Campbell & Company and the Fund. Furthermore, the incapacity of Campbell & Company's principals could have a material and adverse effect on Campbell & Company's ability to discharge its obligations under the advisory agreement. However, there are no individual principals at Campbell & Company whose absence would result in a material and adverse effect on Campbell & Company's ability to adequately carry out its responsibilities.

POSSIBILITY OF TERMINATION OF THE FUND BEFORE EXPIRATION OF ITS STATED TERM

     As general partner, Campbell & Company may withdraw from the Fund upon 120 days' notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Other events, such as a long-term substantial loss suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the commodity broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

THE FUND IS NOT A REGULATED INVESTMENT COMPANY

     Although the Fund and Campbell & Company are subject to regulation by the CFTC, the Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.

PROPOSED REGULATORY CHANGE IS IMPOSSIBLE TO PREDICT

     The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

FORWARDS, SWAPS, HYBRIDS AND OTHER DERIVATIVES ARE NOT SUBJECT TO CFTC
REGULATION

     The Fund trades foreign exchange contracts in the interbank market. In the future, the Fund may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. The Fund will not receive the protections which are provided by the CFTC's regulatory scheme.

FOREIGN FUTURES CONTRACTS ARE NOT SUBJECT TO U.S. REGULATION

     A substantial portion of Campbell & Company's trades takes place on markets or exchanges outside the United States. From time to time, as much as 20% to 50% of the Fund's overall market exposure could involve positions taken on foreign markets. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws.

     The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients (such as the Fund) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

RESTRICTIONS ON TRANSFERABILITY

     You may transfer or assign your units only upon 30 days' prior written notice to Campbell & Company and if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in the termination of the Fund for federal income tax purposes.

A SINGLE-ADVISOR FUND MAY BE MORE VOLATILE THAN A MULTI-ADVISOR FUND

     The Fund is a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, it is expected that the Fund may have a greater profit potential than investment vehicles employing multiple advisors, but may also have increased performance volatility and a higher risk of loss.

YEAR 2000 ISSUES

     Many computer systems were designed using only two digits to designate years. These systems may not be able to distinguish the Year 2000 from the Year 1900 (commonly known as the "Year 2000 Problem"). Like other investment funds and financial business organizations, the Fund could be adversely affected if the computer systems used by Campbell & Company or the Fund's service providers do not properly address this problem prior to January 1, 2000. Currently, Campbell & Company does not anticipate that the transition to the 21(st) century will have any material effect on the Fund.

     Campbell & Company has established a "Y2K Task Force" consisting of representatives of its information technology, research, accounting, compliance and trading departments to specifically address all Year 2000 issues in a timely manner. Actions taken have included an analysis of all in-house software and hardware to determine Year 2000 compliance. Campbell & Company also requested confirmation from all third parties with which they and the Fund have a material relationship that said parties have taken the same actions. To date, 80% of the confirmations have been returned. In-house compliance for all mission-critical software is in process, with a December 31, 1998 targeted completion date. Testing of corrected software has already begun. Contingency plans have been established for all non-mission-critical systems. No direct costs have been or are expected to be incurred in addressing the Year

2000 Problem. Campbell & Company has addressed all of the issues as a part of their ongoing operations, so the Fund will not be required to reimburse Campbell & Company for any expenses incurred.

     Despite the corrective measures that Campbell & Company has implemented, no assurance can be given that the Fund's service providers have anticipated every step necessary to avoid any adverse effect on the Fund attributable to the Year 2000 Problem. A most likely worst case scenario would be one in which trading of contracts on behalf of the Fund becomes impossible as a result of the Year 2000 Problem. Campbell & Company would be able to assess such a situation in advance of the December 31, 1999 deadline and either liquidate all positions prior to that date and/or establish relationships with additional counterparties. Further, prospective limited partners should understand that the failure of third parties, such as futures exchanges, clearing organizations or regulators, to resolve the Year 2000 Problem in a timely manner could result in a material financial risk to the Fund.

POSSIBLE EFFECTS OF THE EUROPEAN MONETARY UNION

     Campbell & Company anticipates trading the euro-currency. The January 1, 1999 conversion of most major European currencies to a single euro-currency, or reaction to that conversion or to any nation's withdrawal from the European Monetary Union, may adversely affect the trading opportunities, or trading results generally, of currency traders, including Campbell & Company. As a result of the convergence that has already occurred in the various currencies that are anticipated to be replaced by the single euro, or legacy currencies, Campbell & Company has significantly reduced the Fund's exposure in these markets. Campbell & Company will continue to gradually phase out legacy risk during the last quarter of 1998. Euro risk, in the form of positions in euro forward contracts and futures contracts on euro-denominated bond interest rates, will be introduced with small exposure and increased over the first quarter of 1999. This process will ultimately restore the Fund's European risk allocations to a level similar to pre-euro weightings.

     The conversion to a single euro-currency is a very significant and novel political and economic event and there can be no certainty about its direct or indirect future effects on currency markets. Limited partners should be aware that a risk exists that unforeseen effects of the European Monetary Union could result in trading losses.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

SEC.3. SELECTED FINANCIAL DATA

DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS

                                         PERIOD ENDED             YEAR ENDED             PERIOD ENDED
                                         SEPTEMBER 30,   -----------------------------   DECEMBER 31,
                                             1998          1997       1996      1995         1994
                                         -------------   --------   --------   -------   ------------
Total Assets...........................    $311,218      $220,404   $111,367   $46,492     $21,066
Total Partners' Capital................     303,222       212,710    107,737    45,074      20,599
Total Income (Loss)....................      48,850        40,234     26,624     6,201      (1,215)
Net Income (Loss)......................      29,522        24,011     19,058     3,509      (2,236)
Net Income (Loss) Per General and
  Limited Partner Unit.................      116.69        208.78     327.00    103.74     (133.42)
Increase (Decrease) in Net Asset Value
  per General and Limited Partner
  Unit.................................       95.50        181.48     296.12     88.27     (116.23)

     NOTE: The Fund commenced trading in April 1994; financial information is provided since that inception date.

SEC.4. INVESTMENT FACTORS

VALUE OF DIVERSIFYING INTO MANAGED FUTURES

     As illustrated in the following chart, allocating a small portion of a portfolio to a managed futures investment, such as the Fund, can potentially enhance the performance of the portfolio. The MAR Index, which is more fully described below, is used as an indicator of overall managed futures returns, much like the S&P 500 Index is considered an indicator for the stock market. However, just as individual stocks may perform quite differently from the S&P 500 Index, the Fund may perform quite differently from the MAR Index. An investment in the Fund is not the same as an investment in the MAR Index.

     Modern portfolio theory suggests that a diverse portfolio with assets that have little or no correlation with each other should have higher returns and lower risk than a less diversified portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

     Historically, managed futures investments have had very little correlation to the stock and bond markets. Campbell & Company believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures -- being able to be long or short a futures position with similar ease -- means that profit and loss from futures trading, unlike many debt and equity instruments, is not dependent upon economic prosperity or stability.

     However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

     Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund's performance likely has no relation to the performance of equities and debt instruments, reflecting Campbell & Company's belief that certain factors which affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both bear and bull markets. Campbell & Company has no expectation that the Fund's performance will be negatively correlated to general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable, or vice versa.

     The gray area of the chart below shows the historical benefit of adding 10% managed futures to a hypothetical portfolio made up of 60% stocks and 30% bonds, assuming an initial investment of $10,000. The combined portfolio showed improved returns over the last eighteen years, and lower volatility, which is a common measure of risk, than a portfolio made up of stocks and bonds alone.

                      VALUE OF INITIAL $10,000 PORTFOLIO
        WITH A 10% ALLOCATION TO THE MAR FUND/POOL QUALIFIED UNIVERSE
                       VS. A STOCKS AND BONDS PORTFOLIO
                        JANUARY 1980 - SEPTEMBER 1998

                              [PERFORMANCE CHART]

                                                              60% STOCKS, 30% BONDS, 10% MAR
                                                              ND/POOL QUALIFIED UNIVERSE: VALUE    60% STOCKS, 40% BONDS: VALUE
                                                              $134,445: ANNUALIZED STD. DEV.       $127,241: ANNUALIZED STD. DEV.
                                                                          9.87%                               10.23%
                                                              --------------------------------    ------------------------------
                                                                         10000.00                           10000.00
Jan-80                                                                   10153.60                            9934.40
                                                                         10000.40                            9730.55
                                                                          9818.58                            9517.64
                                                                         10102.80                            9882.36
                                                                         10249.10                           10042.90
                                                                         11152.10                           10913.60
                                                                         11250.10                           10865.50
                                                                         11132.60                           10729.50
                                                                         11870.30                           11420.50
                                                                         11870.40                           11374.80
                                                                         11867.30                           11370.70
                                                                         12587.20                           12145.50
                                                                         12670.90                           12147.90
                                                                         12667.60                           12087.20
                                                                         12772.60                           12304.30
                                                                         12734.50                           12194.00
                                                                         12906.20                           12320.90
                                                                         12874.90                           12166.90
                                                                         12863.00                           12092.40
                                                                         12823.00                           12031.90
                                                                         12022.20                           11330.20
                                                                         12164.90                           11568.60
                                                                         12513.50                           11884.20
                                                                         12846.00                           12262.60
Jan-82                                                                   12915.80                           12294.00
                                                                         13051.50                           12369.70
                                                                         12630.10                           11882.60
                                                                         12702.40                           11994.80
                                                                         12768.00                           12064.30
                                                                         12788.10                           11967.30
                                                                         12836.40                           12159.30
                                                                         13054.10                           12368.90
                                                                         14178.10                           13389.60
                                                                         14316.70                           13631.20
                                                                         14301.10                           13678.00
                                                                         15974.60                           15281.90
                                                                         16133.90                           15284.40
                                                                         16127.00                           15426.80
                                                                         17039.00                           16346.90
                                                                         17137.60                           16488.80
                                                                         17126.60                           16424.80
                                                                         18147.20                           17536.40
                                                                         18045.00                           17427.00
                                                                         18250.00                           17467.40
                                                                         18380.90                           17651.50
                                                                         18396.00                           17675.50
                                                                         18370.60                           17752.60
                                                                         18385.10                           17813.70
Jan-84                                                                   18500.40                           17933.40
                                                                         18465.80                           17907.60
                                                                         18180.30                           17598.10
                                                                         18145.20                           17601.60
                                                                         18123.60                           17443.20
                                                                         17781.20                           17248.60
                                                                         18313.60                           17510.00
                                                                         18255.60                           17614.40
                                                                         19481.80                           18781.50
                                                                         19642.30                           19068.50
                                                                         19551.60                           19200.50
                                                                         20016.70                           19530.00
                                                                         20229.50                           19683.10
                                                                         20233.30                           19548.40
                                                                         21397.20                           20777.20
                                                                         21569.00                           20942.60
                                                                         21879.30                           21328.80
                                                                         22833.90                           22357.30
                                                                         23071.40                           22331.40
                                                                         23161.90                           22477.00
                                                                         22395.20                           21982.50
                                                                         22694.40                           22147.80
                                                                         23009.40                           22341.80
                                                                         25722.40                           24919.60
Jan-86                                                                   25810.90                           24973.40
                                                                         26466.00                           25374.00
                                                                         29193.80                           27919.00
                                                                         29003.80                           27965.90
                                                                         28615.40                           27710.90
                                                                         29762.60                           29050.40
                                                                         29922.50                           29134.10
                                                                         30325.80                           29463.90
                                                                         28601.80                           28047.80
                                                                         28551.50                           28202.70
                                                                         28559.20                           28332.40
                                                                         29505.30                           29299.70
                                                                         32314.50                           31795.40
                                                                         33186.40                           32635.40
                                                                         33796.70                           33124.30
                                                                         33807.50                           32621.50
                                                                         33869.30                           32735.70
                                                                         34993.80                           33880.80
                                                                         36159.80                           34882.90
                                                                         36819.40                           35585.50
                                                                         36053.50                           34841.80
                                                                         31883.90                           30880.90
                                                                         30600.60                           29414.70
                                                                         32293.10                           30897.80
Jan-88                                                                   33254.20                           32082.40
                                                                         34337.20                           33116.80
                                                                         33530.00                           32366.30
                                                                         33612.50                           32513.30
                                                                         33913.60                           32590.70
                                                                         35583.50                           33776.30
                                                                         35278.90                           33607.40
                                                                         34625.20                           32948.70
                                                                         35745.40                           34078.20
                                                                         36581.80                           34886.50
                                                                         36161.80                           34422.60
                                                                         36501.00                           34836.30
                                                                         38412.60                           36543.30
                                                                         37357.00                           35675.00
                                                                         38048.50                           36260.80
                                                                         39426.20                           37700.40
                                                                         41065.60                           38972.40
                                                                         41343.20                           39359.80
                                                                         44028.80                           41824.50
                                                                         44128.30                           42035.20
                                                                         43976.50                           42004.20
                                                                         43531.90                           41854.60
                                                                         44271.50                           42529.30
                                                                         45078.60                           43170.70
Jan-90                                                                   43156.90                           41189.10
                                                                         43597.10                           41540.90
                                                                         44353.90                           42198.10
                                                                         43737.00                           41416.50
                                                                         46457.40                           44301.60
                                                                         46542.90                           44400.90
                                                                         46827.30                           44542.90
                                                                         44326.20                           41879.30
                                                                         43237.60                           40816.40
                                                                         43444.70                           40977.20
                                                                         45440.60                           42929.30
                                                                         46361.20                           43914.10
                                                                         47558.20                           45250.90
                                                                         49648.90                           47295.30
                                                                         50676.10                           48078.50
                                                                         50906.20                           48359.30
                                                                         52226.70                           49685.30
                                                                         50810.30                           48292.20
                                                                         52238.60                           49872.30
                                                                         53182.50                           51044.30
                                                                         53228.80                           50961.60
                                                                         53717.40                           51550.70
                                                                         52557.20                           50510.40
                                                                         57472.80                           54666.40
Jan-92                                                                   56192.90                           53715.20
                                                                         56498.60                           54218.00
                                                                         55707.60                           53457.80
                                                                         56700.30                           54535.60
                                                                         57177.70                           55099.40
                                                                         57205.80                           54922.00
                                                                         59405.90                           56823.40
                                                                         59051.80                           56335.90
                                                                         58838.70                           56254.80
                                                                         58689.80                           56048.90
                                                                         59895.90                           57157.50
                                                                         60666.70                           58021.70
                                                                         61261.90                           58759.80
                                                                         62521.40                           59779.80
                                                                         63341.70                           60615.60
                                                                         62755.80                           59922.10
                                                                         63785.00                           60859.30
                                                                         64405.60                           61505.60
                                                                         64618.70                           61507.30
                                                                         66504.50                           63456.20
                                                                         66223.00                           63260.60
                                                                         67093.50                           64142.10
                                                                         66492.40                           63493.10
                                                                         67258.00                           64052.70
Jan-94                                                                   68968.40                           65971.70
                                                                         66815.90                           63815.10
                                                                         64296.90                           61022.50
                                                                         64472.60                           61201.50
                                                                         65081.00                           61635.10
                                                                         64149.00                           60487.50
                                                                         65961.20                           62505.30
                                                                         67324.60                           63850.50
                                                                         65781.60                           62104.80
                                                                         66586.10                           62851.30
                                                                         65316.90                           61637.00
                                                                         66119.70                           62561.60
                                                                         67414.50                           64014.10
                                                                         69598.20                           66104.90
                                                                         71404.00                           67442.00
                                                                         73078.40                           69027.50
                                                                         75804.40                           71795.70
                                                                         76911.00                           73017.50
                                                                         78255.10                           74362.20
                                                                         78703.90                           74822.20
                                                                         80784.90                           77004.00
                                                                         81290.80                           77637.10
                                                                         83904.20                           80166.60
                                                                         85531.60                           81548.30
Jan-96                                                                   87602.40                           83410.90
                                                                         86448.60                           82249.80
                                                                         86789.90                           82452.00
                                                                         87724.20                           82970.10
                                                                         88881.60                           84197.60
                                                                         89421.60                           84824.50
                                                                         87077.20                           82660.80
                                                                         87997.60                           83446.10
                                                                         91664.30                           86817.90
                                                                         94284.80                           89018.60
                                                                         99456.70                           93675.50
                                                                         97840.90                           92179.90
                                                                        101594.00                           95325.80
                                                                        102273.00                           95774.20
                                                                         98961.30                           92478.30
                                                                        103056.00                           96656.40
                                                                        107132.00                          100629.00
                                                                        110721.00                          104115.00
                                                                        118528.00                          111540.00
                                                                        113175.00                          106512.00
                                                                        117989.00                          111224.00
                                                                        116726.00                          110481.00
                                                                        120532.00                          114134.00
                                                                        122602.00                          116049.00
Jan-98                                                                  124332.00                          117785.00
                                                                        129439.00                          122533.00
                                                                        133709.00                          126473.00
                                                                        134894.00                          127320.00
                                                                        134442.00                          126857.00
                                                                        138680.00                          131074.00
                                                                        137443.00                          129920.00
                                                                        127941.00                          120883.00
                                                                        134445.00                          127241.00

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     The chart depicts the actual performance of the MAR Fund/Pool Qualified Universe, in combination with stocks and bonds. The graph was prepared by Campbell & Company. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income. The MAR Fund/Pool Qualified Universe Index is a dollar weighted index of 420 managed futures funds, including the performance of current as well as retired funds, whose objective is speculative trading profits. The performance for all indices was calculated using compounded quarterly returns. A prospective investor is advised that neither the chart, nor the performance tables in this prospectus should be interpreted to mean that the Fund will obtain similar results or generate any profits whatsoever in the future.

ADVANTAGES OF FUTURES FUND INVESTMENTS

     Both the futures and forward markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets.

PROFIT POTENTIAL

     Futures, forwards and options contracts can easily be leveraged, which magnifies the potential profit and loss.

100% INTEREST CREDIT

     Unlike some "alternative investment" funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund's margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of the Fund's available assets, which include unrealized profits credited to the Fund's accounts.

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

     Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices, and currencies in several countries around the world, as well as energy, metals, meats, grains and tropical commodities. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

ABILITY TO PROFIT OR LOSE IN A RISING
OR FALLING MARKET ENVIRONMENT

     The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the globe, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, he will lose money until the short position is exited.

PROFESSIONAL TRADING

     Campbell & Company is one of the world's largest and most experienced commodity trading advisors. Campbell & Company's approach includes the following elements:

     - Disciplined Money Management. Campbell & Company generally allocates between 1% and 3% of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

     - Balanced Risk. Campbell & Company allocates the Fund's capital among more than 50 markets around the globe 24 hours a day. Among the factors considered for determining the portfolio mix are: market volatility, liquidity and trending characteristics.

     - Capital Management. When proprietary risk/reward indicators reach predetermined levels, Campbell & Company may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

     - Multiple Systems. While Campbell & Company's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. Campbell & Company utilizes a multi-system strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility.

CONVENIENCE

     Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

LIQUIDITY

     In most cases the underlying markets have excellent liquidity. Some markets trade 24 hours on business days. While there can be exceptional cases where there may be no buyer or seller for a particular market, the Fund selects markets for investment based upon, among other things, its perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common.

     Also, investors may redeem all or a portion of their units on a monthly basis, subject to a declining redemption fee during the first year of ownership. See "Distributions and Redemptions."

LIMITED LIABILITY

     Investors' liability is limited to the amount of their investment in the Fund. Investors will not be required to contribute additional capital to the Fund.

                MANAGED FUTURES INDUSTRY VOLUME BY MARKET SECTOR

[1980 FUTURES PIE CHART]

                 1980
AGRICULTURE                        64.2
OTHER                               1.1
METALS                             16.3
ENERGY                              0.3
INTEREST RATE                      13.5
CURRENCIES                          4.6

[1997 FUTURES PIE CHART]

                  1997
INTEREST RATES                     55.1
OTHER                               0.3
ENERGY                             11.9
CURRENCIES                          6.0
AGRICULTURE                        16.9
STOCK INDICES                       5.8
METALS                              4.0

     The managed futures industry volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. The charts were prepared by Campbell & Company using data obtained from the Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

     Please note that the pie charts above and the bar chart below reflect the trading volume for the managed futures industry as a whole, and are not indicative of the Fund in particular.

                     GROWTH IN THE MANAGED FUTURES INDUSTRY
                                [GROWTH CHART]

                                                                     $   BILLIONS
                                                                     ------------
1980                                                                     $  0.30
1981                                                                     $  0.30
1982                                                                     $  0.50
1983                                                                     $  0.50
1984                                                                     $  0.70
1985                                                                     $  1.00
1986                                                                     $  1.40
1987                                                                     $  2.60
1988                                                                     $  4.30
1989                                                                     $  5.20
1990                                                                     $  8.50
1991                                                                     $ 11.40
1992                                                                     $ 19.00
1993                                                                     $ 22.60
1994                                                                     $ 19.10
1995                                                                     $ 22.80
1996                                                                     $ 28.80
1997                                                                     $ 35.00

     The managed futures industry has grown substantially over the past two decades. The chart was prepared by Campbell & Company using data obtained from Managed Account Reports.

SEC.5. CAMPBELL & COMPANY, INC.

DESCRIPTION

     Campbell & Company is the general partner and commodity trading advisor of the Fund. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Baltimore, Maryland 21204, and its telephone number is (410) 296-3301. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. As of November 30, 1998, Campbell & Company had approximately $1.3 billion under management in the futures and forward markets (including approximately $1.1 billion traded pursuant to the same Financial, Metal & Energy Large Portfolio as primarily traded by the Fund). Please refer to "Campbell & Company, Inc. -- Trading Systems" for a discussion of all of the portfolios offered by Campbell & Company, which includes the Financial, Metal & Energy Large Portfolio.

     Campbell & Company is a member of the NFA and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. It was the sole pool operator and general partner of The Capital Fund I, which ceased operations in 1989. Other pools currently operated by Campbell & Company and Mr. D. Keith Campbell include: Campbell Financial Futures Fund, L.P.; Campbell Fund Trust; Campbell Global Assets Fund Limited; Campbell Global Investment Fund Limited; Institutional Futures Fund Limited Partnership; The Advantage Futures Fund, A Limited Partnership; and the Capital Fund II, A Limited Partnership. Campbell & Company's compensation is discussed in "Charges to the Fund."

     The principals of Campbell & Company have not purchased and do not intend to purchase units.

     Campbell & Company has agreed that its capital account as general partner at all times will equal at least 1% of the net aggregate capital contributions of all partners.

     There has never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded.

     Additional past performance information for Campbell & Company begins on page APPII-1.

     Campbell & Company's principals are Richard M. Bell, D. Keith Campbell, William C. Clarke III, Bruce L. Cleland, Xiaohua Hu, Philip Lindner, James M. Little, Theresa D. Livesey, V. Todd Miller, Albert Nigrin, Markus Rutishauser, David M. Salmon, and C. Douglas York. The majority voting stockholder of Campbell & Company is D. Keith Campbell.

     Richard M. Bell, age 46, serves as a Senior Vice President-Trading. Mr. Bell began his employment with Campbell & Company in May, 1990. His duties include managing daily trade execution of the assets under Campbell & Company's management. From 1986 through 1990 Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange (PHLX) and Philadelphia Board of Trade (PBOT). From 1975 through 1986, Mr. Bell was a stockholder and Executive Vice President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns a seat on the PHLX and a Philadelphia Currency Participation, which are leased out. Mr. Bell graduated from Lehigh University with a B.S. in Finance.

     D. Keith Campbell, age 56, has served as Chairman of the Board of Directors of Campbell & Company since it began operations, was President until January 1994 and Chief Executive Officer until January 1998. From 1971 through June 1978, he was a registered representative of a futures commission merchant. He has acted as a commodity trading advisor since January 1972 when, as general partner of Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of Campbell Fund. Since that time he has applied various technical trading systems to numerous discretionary commodity trading accounts in which Campbell & Company has had discretionary trading authority. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. He is an Associated Person of Campbell & Company.

     William C. Clarke III, age 47, joined Campbell & Company in June 1977. He is Executive Vice President-Research and a Director of Campbell & Company. Mr. Clarke holds a B.S. in

Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell & Company.

     Bruce L. Cleland, age 51, joined Campbell & Company in January 1993. Mr. Cleland serves as President, Chief Executive Officer and as a Director. Prior to January 1994, he was Executive Vice President. From May 1986 through December 1992, Mr. Cleland served in the following principal roles with the following firms: President, Institutional Brokerage Corp., a floor broker; President, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; President, F&G Management, Inc., a commodity trading advisor; President, Hewlett Trading Corporation, a commodity pool operator. Prior to this Mr. Cleland was employed by Rudolf Wolff Futures, Inc., a futures clearing firm, where he served as President until 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.

     Xiaohua Hu, 35, serves as a Vice President-Research. He has been employed by Campbell & Company since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell & Company's trading systems. From 1992 to 1994 he was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992, respectively. During his studies at Toyohashi, Mr. Hu was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.

     Philip Lindner, 44, serves as Vice President-Information Technology. He has been employed by Campbell & Company since October 1994, became the IT Director in March 1996, and Vice President in January 1998. He oversees Campbell & Company's computer and telecommunications systems, including a staff of programmers that program proprietary applications for Campbell & Company's Trading, Fund Administration, and Accounting functions, and provide complete computer systems support to all Campbell & Company employees. Prior to joining Campbell & Company, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

     James M. Little, age 52, joined Campbell & Company in April 1990 and serves as Executive Vice President-Marketing and as a Director of Campbell & Company. Immediately prior to that, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. For the three years prior to that he was the Chief Executive Officer of James Little & Associates, Inc., a registered commodity pool operator and registered broker-dealer. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. Mr. Little has extensive experience in the futures industry, having worked in the areas of hedging, floor trading and managed futures. He is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment publications. Mr. Little is an Associated Person of Campbell & Company.

     Theresa D. Livesey, age 35, serves as the Chief Financial Officer, Treasurer, Secretary and a Director of Campbell & Company. Ms. Livesey joined Campbell & Company in June 1991. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell & Company. From December 1987 to June 1991 she was employed by Bank Maryland Corp, a publicly-held company. When she left she was Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware.

     V. Todd Miller, 37, serves as a Vice President-Research. He has been employed by Campbell & Company since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell & Company's trading systems. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object oriented programming, numerical analy-sis, and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, beginning with an Associates' degree in architecture. He followed that in 1986 with a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. He completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

     Albert Nigrin, 37, serves as a Vice President-Research. He has been employed by Campbell & Company since 1995 in the Research Department, where he has a major role in the ongoing research and development of Campbell & Company's trading systems. From 1991 to 1995 Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington, D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published a book with MIT Press, Neural Networks for Pattern Recognition. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

     Markus Rutishauser, 37, serves as Vice President-Trading, and has been employed by Campbell & Company since October 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell & Company, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in Foreign Exchange trading. Prior to that, he was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his M.B.A. at the University of Baltimore in January 1996.

     David M. Salmon, age 57, is a Director of Campbell & Company. Since January 1976 Mr. Salmon has participated actively as a consultant in the development and implementation of research and trading software at Campbell & Company. During this time, Mr. Salmon has not been an employee of Campbell & Company, but has worked under a consulting contract with his own computer consulting firm, David Salmon, Inc. Prior to his work with Campbell & Company, Mr. Salmon worked in the field of systems development and optimization with Systems Control, Inc. and Stanford Research Institute. Mr. Salmon holds a B.S.E.E. from the University of Auckland, New Zealand, M.S.E.E. from Northeastern University and Ph.D. in Electrical Engineering from the University of Illinois, Urbana.

     C. Douglas York, 40, has been employed by Campbell & Company since November 1992. He is a Senior Vice President-Trading for Campbell & Company. His duties include managing daily trade execution for foreign exchange markets and forward contracts on precious metals and energy markets. From January 1991 to November 1992, Mr. York worked for Black & Decker as Global Foreign Exchange Manager. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell & Company.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                          CAMPBELL & COMPANY, INC. --
                          STAFF AS OF DECEMBER 1, 1998

                           [STAFF ORGANIZATIONAL CHART]

THE ADVISORY AGREEMENT

     Campbell & Company has the sole authority and responsibility for directing the investment and reinvestment of the Fund's assets. The Fund's advisory agreement with Campbell & Company is valid for successive periods of one year subject to each party's right to terminate on 60 days' prior written notice. It is unlikely that the Advisory Agreement would be terminated other than as a direct result of the dissolution of the Fund.

     The advisory agreement does not alter any fiduciary duties that may otherwise be imposed by state law on Campbell & Company.

TRADING SYSTEMS

     Campbell & Company will make the Fund's trading decisions using proprietary computerized trading models which analyze market price changes. There can be no assurance that the trading models will produce results similar to those produced in the past.

     Campbell & Company offers seven trading portfolios:

1) The Financial, Metal & Energy Large Portfolio,

2) The Financial, Metal & Energy Small Portfolio,

3) The Foreign Exchange Portfolio,

4) The Global Diversified Large Portfolio,

5) The Global Diversified Small Portfolio,

6) The Interest Rates, Stock Indices and Commodities Portfolio, and

7) The Ark Portfolio.

     Approximately 75% of the Fund's assets are currently allocated to the Financial, Metal & Energy Large Portfolio, which trades forward and futures contracts on precious metals, energy products, stock market indices, interest rate instruments and foreign currencies. The remaining 25% is currently allocated to the Global Diversified Large Portfolio, which trades in the same forward and futures markets as FME Large, as well as agricultural markets including coffee, rubber, orange juice, grains, fibers, meat and livestock.

     Campbell & Company currently allocates the Fund's assets as follows: 81% to financial contracts, 5% to metals, 11% to energy products, and 3% to agricultural contracts. These percentages will fluctuate from time to time. See the following pie chart for a current listing of contracts, by sector.

              PORTFOLIO COMPOSITION OF THE FUND AS OF JANUARY 1999

                        [PORTFOLIO COMPOSITION PIE CHART]

  LONG-TERM           SHORT-TERM
INTEREST RATES      INTEREST RATES     STOCK INDICES    METALS      ENERGY     AGRICULTURAL  CURRENCIES   CROSS RATES
   18                     3                  17            5          11           3             23           20

     Portfolio composition, including contracts traded and percentage allocations to each sector, may change at any time if Campbell & Company determines such change to be in the best interests of the Fund. There are no limits on the portion of assets that can be allocated to any single sector.

     Campbell & Company's trading models are designed to detect and exploit medium-term to long-term price trends, and also to apply proven risk management and portfolio management principles. Campbell & Company structures its portfolios against which the models are run by analyzing each market's price volatility, historical profitability and trading volume. No one market exceeds 10% of a total portfolio allocation. The concepts on which the trading models are based were originally developed in 1976 and 1980, but since that time they have continued to evolve as a result of Campbell & Company's continuing commitment to creative research.

     Campbell & Company believes that utilizing multiple trading models for the same client account provides diversification, and is most beneficial when numerous contracts of each commodity are traded. Five trend-following trading models and a sixth model that sometimes trades with the trend and sometimes trades against the trend are presently used. More or fewer trading models may be used in the future. Every trading model does not trade every market. The trading models are primarily different in their sensitivity to price action. One model, for example, may establish a position relatively quickly and risk a comparatively small amount of capital, while another model may establish a position less quickly and risk more capital. The models may also vary as to the time or price at which the transactions determined by them are signaled. For example, one model may establish a position at any time during the day after a price level has been reached, while another may establish a position only at the opening or closing of the market on the same day. It is possible that one model may establish a long position while another model establishes a short position in the same market. Since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell & Company's policy to follow trades signaled by each model independently of what the other models may be recommending.

     Over the course of a long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell & Company's trading models may exit the position prior to the end of the trend. While there is some risk to this method (for example, being out of the market during a significant portion of a trend), Campbell & Company's research indicates that this is well compensated for by decreased volatility of performance.

     Campbell & Company expects to develop additional trading models and to modify models currently in use and to employ such models for the Fund. The models currently in use by Campbell & Company may be eliminated from use if Campbell & Company ever believes such action is warranted.

     While Campbell & Company normally follows a disciplined systematic approach to trading through its consistent use of its trading models, on occasion it may override the signals generated by the models. The decision to override the signals may be the result of Campbell & Company's determination that the potential profit to be gained by acting on the signal may not justify the risk involved. Such modifications may not necessarily enhance the results achieved.

     Campbell & Company applies a portfolio management strategy to measure and manage overall portfolio risk. This strategy includes portfolio structure, balance, capital allocation, and risk limitation. One objective of portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, the firm may reduce or increase position size accordingly. It is possible, however, that during periods of reduction in position size the return that would have been realized had the account been fully invested would be reduced.

     Campbell & Company may, from time to time, increase or decrease the total number of contracts held based on increases or decreases in the Fund's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which Campbell & Company deems relevant.

     Campbell & Company estimates that based on the margin required to maintain a position, normal commitments to each position range between 1% and 3% of the Fund's net assets. On an overall basis, aggregate margin for all positions ranges between 20% and 40% of the Fund's net assets. From time to time, margin commitments may be above or below these ranges.

     In some instances, due to the lack of volume in a particular market, the Fund's position will be limited to the number of contracts that Campbell & Company believes can be bought or sold without undue adverse price movement at the time of execution. In such cases the Fund's portfolio would be influenced by liquidity factors to the extent that its positions in such markets might be substantially smaller than its positions in other markets which appear to offer greater liquidity.

SEC.6. MANAGEMENT'S ANALYSIS OF OPERATIONS

INTRODUCTION

     The offering of the Fund's units of limited partnership interest commenced on January 12, 1994, and the initial offering terminated on April 15, 1994 with proceeds of $9,692,439. The continuing offering period commenced immediately after the termination of the initial offering period; additional subscriptions totaling $295,151,590 have been accepted during the continuing offering period as of December 1, 1998. Redemptions over the same time period totaled $52,601,281. The Fund commenced operations on April 18, 1994.

CAPITAL RESOURCES

     The Fund will raise additional capital only through the sale of units offered pursuant to the continuing offering, and does not intend to raise any capital through borrowing. Due to the nature of the Fund's business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

LIQUIDITY

     Most United States commodity exchanges limit fluctuations in commodity futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses which could exceed the margin initially committed to such trades. In addition, even if commodity futures prices do not move to the daily limit, the Fund may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place. Other than these limitations on liquidity, which are inherent in the Fund's commodity futures trading operations, the Fund's assets are expected to be highly liquid.

RESULTS OF OPERATIONS

     The returns for the nine months ending September 30, 1998 and for the years ended December 31, 1997 and 1996 were 10.72%, 14.31% and 30.46%, respectively.

1998 (9 MONTHS ENDING SEPTEMBER 30)

     The return for the nine months ending September 30, 1998 and 1997 was 10.72% and 7.28%, respectively. The 10.72% increase was the result of an approximate 15.39% increase due to trading gains (before commissions) and an approximate 3.47% increase due to interest income, offset by an approximate 8.14% decrease as the result of brokerage fees, performance fees and operating costs borne by the Fund. An analysis of the components of the 15.39% trading gains by sector is as follows:

            SECTOR               % GAIN (LOSS)
            ------               -------------
Interest Rates.................      19.36%
Stock Indices..................       3.05
Currencies.....................      (4.10)
Metals.........................      (1.87)
Agriculturals..................      (0.66)
Energy.........................      (0.39)
                                     -----
                                     15.39%
                                     =====

     1998 began with positive performance being achieved in the interest rates, stock indices and energy sectors. In January the interest rates were the most profitable sector, with the deflationary implications of the Asian financial crisis continuing to push U.S. and European yields lower. February was a month of major trend transition. The significant losses in the currencies and cross rates pulled returns down, most of which was attributable to the positions held outright in Japanese yen and yen cross positions held against the other major currencies. Currencies bounced back in March and stock indices were also positive in March, as world equity markets continued their seemingly endless ascent.

     April was a month in which most market sectors performed poorly. The only sector to finish on a positive note was the stock indices sector, where continued strong economic growth and the perception of low or non-existent inflation pushed U.S. and European stock indices to new highs. May resulted in a continuing decline in yen against the U.S. and European currencies. Long-term interest rate instruments moved higher, as Japan tried to re-float its economy by lowering interest rates even further. The winning sector for the month of June was foreign exchange, with profits being realized in Japanese yen, Malaysian ringgitt and South African rand. A combination of excess production and declining Asian demand for crude oil pushed crude prices lower during the first half of June, but the announcement of further cuts by OPEC producers caused a sharp short covering rally in the middle of the month. The Fund was modestly short the energy sector during June, and realized small gains overall.

     July was an unusual month in that the moderate negative result was broadly dispersed over almost every market sector. Stock indices such as the S&P and Nikkei had substantial negative results in July. With the situations in Asia and Russia worsening, many global capital markets experienced a "flight to safety" during August, as investors sold equities and bought government bonds. In August virtually all returns for the month came from the global interest rates sector. All other sectors showed small gains and losses, which were largely offsetting. In September the interest rates sector returns dominated again. The Fund's global bond positions did very well, and shorter-term interest rate positions also contributed.

1997

     For 1997, the majority of the 14.31% increase occurred in the second half of the year, when approximately 90% of the total trading gains for the year were posted. Unprecedented volatility in global equity markets provided good trading opportunities, particularly in the stock indices and interest rates futures. The long positions maintained in the S&P 500 Index and natural gas futures contracts proved to be the best performing markets for the year. Trading in the currencies sector also provided significant contributions to the positive performance. The Fund continued to benefit from new capital management strategies and more diverse portfolios. The 14.31% increase was the result of an approximate 19.22% increase due to trading gains (before commissions) and an approximate 4.76% increase due to interest income, offset by an approximate 9.67% decrease as a result of brokerage fees, performance fees and operating costs borne by the Fund. An analysis of the 19.22% trading gains by sector is as follows:

            SECTOR               % GAIN (LOSS)
            ------               -------------
Stock Indices..................       6.98%
Interest Rates.................       6.58
Currencies.....................       5.64
Energy.........................       2.71
Metals.........................      (2.05)
Agriculturals..................      (0.64)
                                     -----
                                     19.22%
                                     =====

1996

     For 1996, the majority of the increase occurred in the last quarter of the year, when approximately 70% of the total trading gains for the year were posted. Upward trends in foreign and domestic bonds, coupled with a strong U.S. dollar and British pound were the best performers during this quarter, with bullish trends in natural gas and copper also providing profits on the Fund's long positions. The long position maintained in the S&P 500 also proved profitable in this quarter, although performance in this market was flat for the Fund for the year. Downside volatility was well contained, and the largest draw-down for the year of 5.97% occurred in February 1996, when long U.S. and Australian bond positions were covered and reversed in sharply falling markets. The 30.46% increase was the result of an approximate 37.38% increase due to trading gains (before commissions) and an approximate 5.18% increase due to interest income, offset by an approximate 12.10% decrease as the result of brokerage fees, performance fees and operating costs borne by the Fund. An analysis of the 37.38% trading gains by sector is as follows:

            SECTOR               % GAIN (LOSS)
            ------               -------------
Currencies.....................      14.46%
Energy.........................      13.95
Interest Rates.................      11.17
Stock Indices..................      (1.58)
Agriculturals..................      (0.56)
Metals.........................      (0.06)
                                     -----
                                     37.38%
                                     =====

     The Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavora-ble, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on commodity futures contracts. Because the Fund generally uses a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, if adopted as proposed, will have a material effect on the Fund's operations. Management cannot predict whether the Fund's net asset value per unit will increase or decrease. Inflation is not a significant factor in the Fund's operations, except to the extent that inflation may affect futures' prices.

OFF-BALANCE SHEET RISK

     The term "off-balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions of the Fund at the same time, and if Campbell & Company were unable to offset positions, the Fund could lose all of its assets and the limited partners would realize a 100% loss. Campbell & Company minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.

     In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

     In the case of forward contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be greater counterparty credit risk. Campbell & Company trades for the Fund only with those counterparties which it believes to be creditworthy. All positions of the Fund are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

    SEC.7. PAST PERFORMANCE OF THE CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                   [APRIL 1994 (INCEPTION) -- NOVEMBER 1998]

TYPE OF POOL: Publicly offered
INCEPTION OF TRADING: April 18, 1994
AGGREGATE GROSS CAPITAL SUBSCRIPTIONS TO THE FUND: $304,844,029
CURRENT NET ASSET VALUE OF THE FUND: $332,104,951
WORST MONTHLY PERCENTAGE DRAW-DOWN(1): April 1998/6.69%
WORST PEAK-TO-VALLEY DRAW-DOWN(1): June 1994 - January 1995/17.99%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  RATE OF RETURN(2)
                      (Computed on a compounded monthly basis)
 MONTH        1998 YTD       1997        1996        1995        1994
January         2.74%        4.52%       5.79%      -4.67%
February       -2.81%        2.03%      -5.97%       4.21%
 March          4.68%       -2.47%       4.72%       8.77%
 April         -6.69%       -3.60%       3.59%       1.13%        0.16%
  May           4.07%       -2.92%      -2.18%      -0.84%       -2.42%
  June          1.29%        2.48%       0.75%      -1.77%        5.15%
  July         -4.00%        9.12%      -0.78%      -3.82%       -3.94%
 August         9.48%       -5.69%       1.84%       5.47%       -3.89%
September       2.47%        4.51%       1.77%      -3.93%        5.20%
October         3.97%        1.83%      12.44%       0.79%       -0.14%
November       -0.75%        0.17%      11.00%      -0.15%       -6.67%
December                     4.46%      -4.41%       5.35%       -4.98%
 Total         14.26%       14.31%      30.46%       9.99%      -11.62%

(1) "Draw-down" means losses experienced by the Fund over a specified period.

(2) The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return."

                                 [CHART HERE]

                 COMPOUND VALUE OF INITIAL $10,000 INVESTMENT
                  Annual Returns Since Inception (4/94-11/98)
                     Campbell Strategic Allocation   Fund


INCEPTION 4/94      12/94       12/95         12/96       12/97        11/98
--------------      -----       -----         -----       -----        -----

   10000.00        8838.00     9721.00      12682.00    14497.00     16564.00

     The Campbell Strategic Allocation Fund is currently one of approximately 70 accounts managed by Campbell & Company, with total assets as of November 30, 1998 of $1.3 billion. Approximately $1.1 billion of this total is traded pursuant to Campbell's FME Large Portfolio, the portfolio primarily utilized to trade the Fund's assets.

     Please refer to Appendix II for another graphic presentation of the performance of the Fund and the historical performance data for the FME Large Portfolio and Global Diversified Large Portfolio, the two portfolios in which the Fund trades.

SEC.8. CONFLICTS OF INTEREST

CAMPBELL & COMPANY, INC.

     A conflict exists between Campbell & Company's interests in and its responsibilities to the Fund. The conflicts are inherent in Campbell & Company acting as general partner and as trading advisor to the Fund. The conflicts and the potential detriments to the limited partners are described below.

     Campbell & Company's selection of itself as trading advisor was not objective, since it is also the general partner of the Fund. In addition, it has a disincentive to replace itself as the advisor. The Advisory Agreement between the Fund and Campbell & Company, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Fund and competitive with compensation arrangements in pools involving independent general partners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. Neither Campbell & Company nor any advisor may receive per-trade compensation directly or indirectly from the Fund.

     Campbell & Company (or its principals) acts as general partner to other commodity pools and trading advisor to other accounts, which may compete with the Fund for Campbell & Company's services. Thus, Campbell & Company could have a conflict between its responsibilities to the Fund and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.

     Campbell & Company may receive higher advisory fees from some of those other accounts than it receives from the Fund. Campbell & Company, however, trades all accounts of the Financial, Metals & Energy Large Portfolio (including the Fund's) in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Fund, when aggregated with positions in other accounts of Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Fund's positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits.

     Any principal of Campbell & Company may trade futures and related contracts for its own account. In addition, Campbell & Company manages proprietary accounts for its deferred compensation plan and a principal. There are written procedures that govern proprietary trading by principals. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are in the same markets and at the same time, using the commodity broker to be used by the Fund.

     When Campbell & Company executes an order in the market, the order is typically placed on an aggregate basis for all accounts for which Campbell & Company trades, and then is subsequently broken up and allocated among the various accounts. To the extent executions are grouped together and then allocated among accounts held at the commodity broker, the Fund may receive less favorable executions than such other accounts. It is Campbell & Company's policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively, take posi-tions in proprietary accounts which are opposite, or ahead of, the positions taken by the Fund.

THE COMMODITY BROKER AND THE FOREIGN EXCHANGE DEALER

     The commodity broker, currently PaineWebber Incorporated, and the foreign exchange dealer, currently ABN AMRO Bank N.V., Chicago Branch, and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with the Fund. The commodity broker also may serve as a broker for other commodity pools and the foreign exchange dealers act as dealers for other clients, which could give rise to conflicts of interest between their responsibility to the Fund and to those pools and clients.

THE SELLING AGENTS

     A current list of the selling agents for the Fund includes, but is not limited to: A.G. Edwards & Sons, Incorporated; Ferris, Baker, Watts Incorporated; H. Beck, Incorporated; Interstate/Johnson Lane, Incorporated; J.C. Bradford & Company; Linsco/Private Ledger Corporation; PaineWebber Incorporated; and Wheat First Union. The selling agents (or their assignees) which are registered futures commission merchants or introducing brokers will receive, beginning in the thirteenth month after the sale of the units, ongoing compensation based on the net asset value of the units which remain outstanding. Consequently, in advising clients whether they should redeem their units or purchase additional units, such selling agents will have a conflict of interest between the Selling Agent's interest in maximizing the ongoing compensation which they will receive and their interest in giving their client the financial advice which is in such clients' best interests.

FIDUCIARY DUTY AND REMEDIES

     In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as general partner, has a responsibility to limited partners to exercise good faith and fairness in all dealings affecting the Fund. The fiduciary responsibility of a general partner to the limited partners is a rapidly developing and changing area of the law and limited partners who have questions concerning the duties of Campbell & Company as general partner should consult with their counsel. In the event that a limited partner believes that Campbell & Company has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of the Fund under applicable laws, including partnership and commodities laws, to recover damages from or require an accounting by Campbell & Company. The Limited Partnership Agreement is governed by Delaware law and any breach of Campbell & Company's fiduciary duty under the Limited Partnership Agreement will generally be governed by Delaware law. The Limited Partnership Agreement does not limit Campbell & Company's fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed in the prospectus. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring partnership class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of the units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide certain remedies to limited partners. Limited partners should be aware that performance by Campbell & Company of its fiduciary duty to the Fund is measured by the terms of the Limited Partnership Agreement as well as applicable law.

     Limited partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.

INDEMNIFICATION AND STANDARD OF LIABILITY

     Campbell & Company and its controlling persons may not be liable to the Fund or any limited partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of units may have more limited rights of action than they would absent such provisions.

     Campbell & Company and its controlling persons shall not have any liability to the Fund or to any limited partner for any loss suffered by the Fund which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Fund has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to the Fund and was done in good faith and in a manner which Campbell & Company, in good faith, determined to be in the best interests of the Fund. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 15 of the Limited Partnership Agreement, included as Exhibit A to the prospectus.

     The Fund will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the units unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 15.2 of the Limited Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

SEC.9. CHARGES TO THE FUND

     The following list of expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, commodity broker and the affiliates of those parties may earn or receive in connection with the offering and operation of the Fund. Prospective investors should refer to the Summary for an estimate of the break-even amount that is required for an investor to break even in the first year of trading.

BROKERAGE FEE

     The Fund pays a single asset-based fee for all brokerage and management services. The fee is equal to up to 8% per annum of month-end net assets of the Fund, prior to accruals for such brokerage fee or performance fees. This fee is paid to Campbell & Company which, in turn, remits a portion of such brokerage fee to third parties as set forth below.

     From such 8% brokerage fee, Campbell & Company remits up to 1% to the commodity broker for execution and clearing costs and 4% to the selling agents for ongoing services to the limited partners. Campbell & Company will retain the remaining 3% as management fees (2% for providing advisory services and 1% for acting as general partner). The amount of the fee to be paid to the commodity broker is evaluated from time to time based on the amount of trading for the Fund that the broker is required to clear, but at no time will the amount exceed the 1%.

                          [FEE PERCENTAGE ILLUSTRATION]

OTHER FUND EXPENSES

     The Fund also will be subject to the following fees and expenses.


  RECIPIENT  NATURE OF PAYMENT     AMOUNT OF PAYMENT
  --------  --------------------  --------------------
  Campbell  Quarterly             20% of cumulative
     &      Performance Fee.      appreciation in net
  Company                         asset value per
                                  unit, excluding
                                  interest income,
                                  after deduction for
                                  brokerage fees.

            Reimbursement of      As incurred; to be
            offering expenses.    reimbursed, up to
                                  2.5% of aggregate
                                  subscriptions, in
                                  30-month payment
                                  periods.

  Dealers   "Bid-ask" spreads.    Indeterminable
                                  because imbedded in
                                  price of forward
                                  contract.

   Others   Legal, accounting,    As incurred, up to a
            printing, postage     maximum of 0.5% of
            and administrative    average month-end
            costs.                net assets per
                                  annum.

     The above fee, together with the brokerage fee explained above, is the complete compensation that will be received by Campbell & Company or its affiliates from the Fund. This excludes redemption fees which will be charged to some limited partners, if they redeem prior to one year of ownership.

CAMPBELL & COMPANY, INC.

BROKERAGE FEE

     Campbell & Company receives a brokerage fee of up to 8% per annum as described earlier.

     Currently, due to a change in the average trading velocity (the number of trades executed within a given period) for the Fund, as well as additional allocations to forward contracts which trade on the inter-bank market, the commodity broker has agreed to lower its fee from 1% to 0.7% annually, which lowers the Fund's total brokerage fee to 7.7%. If trading velocity and/or portfolio allocation change again in the future, the fee may be further reduced, or it may be raised. The Fund's brokerage and commodity broker fees will not exceed 8% and 1%, respectively.

REDEMPTION FEE

     Redemption fees apply through the first twelve month-ends following purchase (the month-end as of which the unit is purchased is counted as the first month-end) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. Because the purchase date counts as of the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a unit redeemed on the first anniversary of the purchase.

PERFORMANCE FEE

     The performance fee equals 20% of the aggregate cumulative appreciation (if any) in the net asset value of the units calculated pursuant to the terms of the advisory agreement between the Fund and Campbell & Company and paid quarterly. "Aggregate cumulative appreciation" means the total increase in unit value from the commencement of trading, minus the total increase in unit value for all prior quarters, multiplied by the number of units outstanding. The performance fee is paid only on profits attributable to units outstanding, and no fee is paid with respect to interest income. Units that are redeemed other than at the end of the quarter will pay a performance fee, if any would otherwise be due, as of the end of the month in which the redemption occurs.

     If any payment is made by the Fund in respect of a performance fee, and the Fund thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Fund overall incurred net losses. Trading losses shall be carried forward and no further performance fees may be paid until the prior losses have been recovered.

     The performance fees that reduce the net asset value of the units may not correspond to a particular investor's experience in the Fund, because aggregate cumulative appreciation is calculated on an overall Fund basis, allocated equally to each outstanding unit. For example, an investor may acquire units after the Fund's trading has resulted in losses reducing aggregate cumulative appreciation below its prior highest level. If so, that investor's units will not be subject to having their net asset value reduced by any allocable performance fee until sufficient gains have been achieved to exceed such losses, despite the fact that all gain allocated to such units from the date of purchase will constitute aggregate cumulative appreciation in respect of such units. Conversely, the units which had been outstanding when such losses were incurred may be subject to having their net asset value reduced by allocable performance fees, even though the net asset value per unit is below the net asset value at which such units were issued. In addition, when units are issued at a net asset value reduced by an accrued performance fee and such accrued performance fee is subsequently reversed due to trading losses, the reversal will be allocated equally among all outstanding units (increasing the net asset value per unit), including those units whose purchase price had itself been reduced by the accrued performance fees being reversed.

     Performance fees are not reduced by redemption charges.

     The brokerage fee and performance fee may be increased upon sixty days' notice to the limited partners, as long as the notice explains their redemption and voting rights. Existing limited partners who redeem within twelve months after any increase in fees would not be required to pay any redemption fees.

THE COMMODITY BROKER

     As described earlier, the commodity broker receives from Campbell & Company (and not the Fund) a portion of the 8% brokerage fee up to 1% per annum of the net assets of the Fund. The commodity broker is responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, "give-up" and transfer fees. The compensation to the commodity broker is competitive with rates paid by other trading funds having assets and structure similar to the Fund. The asset-based compensation to the commodity broker is equivalent to approximately $10-$15 per round-turn trade per contract. The compensation to be paid to the commodity broker will not exceed the guidelines established by the North American Securities Administrators Association, Inc. ("NASAA").

SELLING AGENTS

     The selling agents receive from Campbell & Company (and not the Fund) selling commissions of up to 4% of the subscription amount of each subscription for units. In addition, commencing thirteen months after the sale of units and in return for ongoing services to the limited partners, Campbell & Company will pay those selling agents (or their assignees) which are registered at such time with the NFA as futures commission merchants or introducing brokers, a portion of the 8% brokerage fee of up to 4% per annum of average month-end net assets of all units which remain outstanding.

     Selling agents and registered representatives who are not registered with the NFA as described above may receive additional selling commissions from Campbell & Company. These additional selling commissions are paid on the same basis as the ongoing payments, provided that the total of additional commissions, plus:

     (1) the initial 4% selling commission;

     (2) salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities; and

     (3) per-unit organization and offering costs properly deemed to constitute costs allocable to the selling agents, such as a selling brochure, seminar costs and travel expenses,

do not exceed 10% of such units' initial sale price. Such compensation may be deemed to create a conflict of interest in that the selling agents have a disincentive in advising investors to redeem their units. See "Conflicts of Interest."

FOREIGN EXCHANGE DEALERS

     The Fund trades currency forward contracts. Such contracts are traded among dealers which act as "principals" or counterparties to each trade. The execution costs are included in the price of the forward contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads will be at the prevailing market prices.

OFFERING EXPENSES

     The offering expenses during the continuing offering period as of September 30, 1998 totaled $6,683,965 and are estimated at $1,800,000 for the nine months following the date of this prospectus, all of which will be advanced by Campbell & Company. Such expenses include all fees and expenses in connection with the distribution of the units including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities and marketing expenses of Campbell & Company and the selling agents which are paid by the Fund. Subject to the limit described below, Campbell & Company will be reimbursed, without interest, by the Fund in 30-month payment periods throughout the continuing offering. In no event shall the reimbursement exceed 2.5% of the total subscriptions accepted by Campbell & Company, which, based on the 30-month amortization period, represents a maximum of 1% of month-end Net Assets per annum. Organization and offering expenses equal to $240,961 were incurred during the initial offering period and were advanced by Campbell & Company. Such expenses are being reimbursed in the same manner and are subject to the same 2.5% limit.

     The Fund is required by certain state securities administrators to disclose that the "organization and offering expenses" of the Fund, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Fund, shall be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 2.5% of total subscriptions, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling commissions) will not be reached.

OTHER EXPENSES

     The Fund bears its operating expenses, including but not limited to administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Fund. Such expenses are estimated to be 0.5% of the Fund's net assets per annum; 3 basis points of the 50 estimated basis points will be paid to Campbell & Company directly to cover administrative expenses incurred on behalf of the Fund. Campbell & Company shall be responsible for any such expenses during any year of operations which exceed such percentage estimate. For the years ended December 31, 1997 and 1996, operating expenses were 0.17% and 0.22%, respectively, of the Fund's year-end net assets. Indirect expenses in connection with the administration of the Fund, such as indirect salaries, rent, travel and other overhead of Campbell & Company, may not be charged to the Fund. Actual expenses charged to the Fund are reflected on a dollar basis in the financial statements for the Fund; see "Index to Financial Statements."

SEC.10. USE OF PROCEEDS

     The entire offering proceeds, without deductions, will be credited to the Fund's bank and brokerage accounts to engage in trading activities and as reserves for that trading. The Fund meets its margin requirements by depositing U.S. government securities with the commodity broker and the foreign exchange dealers. In this way, substantially all (i.e., 95% or more) of the Fund's assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities and time deposits with U.S. banks. Investors should note that maintenance of the Fund's assets in U.S. government securities and banks does not reduce the risk of loss from trading futures contracts. The Fund receives all interest earned on its assets. No other person shall receive any interest or other economic benefits from the deposit of Fund assets.

     Approximately 15% to 30% of the Fund's assets normally are committed as margin for futures contracts and held by the commodity broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the commodity broker pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 30% to 40% of the Fund's assets are deposited with foreign exchange dealers in order to initiate and maintain currency forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such foreign exchange dealer is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the foreign exchange dealers. The remaining 30% to

55% of the Fund's assets will normally be invested in U.S. Treasury bills.

     The Fund's assets are not and will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested with or loaned to Campbell & Company or any affiliated entities.

SEC.11. THE COMMODITY BROKER

     PaineWebber Incorporated ("PaineWebber"), a Delaware corporation, is the Fund's commodity broker and one of the selling agents. The commodity broker's principal office is located at 1000 Harbor Boulevard, Weehawken, New Jersey 07087, telephone: (201) 902-3000. The commodity broker is a clearing member of all principal U.S. futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

     All futures trades made on behalf of the Fund are cleared through the commodity broker. The commodity broker is not affiliated with Campbell & Company. The commodity broker did not sponsor the Fund and is not responsible for the activities of Campbell & Company. It will act only as the commodity broker and one of the selling agents.

     Except as set forth below, neither PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding -- whether pending, on appeal or concluded -- within the past years that is material to a decision whether to invest in the fund in light of all the circumstances.

     PaineWebber is involved in a number of proceedings concerning matters arising in connection with the conduct of its business. Certain actions, in which compensatory damages of $168 million or more appear to be sought, are described below. PaineWebber is also involved in numerous proceedings in which compensatory damages of less than $168 million appear to be sought, or in which punitive or exemplary damages, together with the apparent compensatory damages alleged, appear to exceed $168 million. PaineWebber has denied, or believes it has legitimate defenses and will deny, liability in all significant cases pending against it, including those described below, and intends to defend actively each such case.

     On or about June 10, 1991, PaineWebber was served with a "First Amended Complaint" in an action captioned Rolo v. City Investing Liquidating Trust, et. al., Civ. Action 90--4420 (D.N.J.), filed on or about May 13, 1991 naming it and other entities and individuals as defendants. The First Amended Complaint alleges conspiracy and aiding and abetting violations of: (1) one or more provisions of the Racketeer Influenced and Corrupt Organizations Act ("RICO");
(2) one or more provisions of the Interstate Land Sales Full Disclosure Act; and
(3) the common law, on behalf of all persons (excluding defendants) who purchased lots and/or houses from General Development Corporation ("GDC") or one of its affiliates and who are members of an association known as the North Port Out-of-State Lot Owners Association.

     The secondary liability claims in the First Amended Complaint relating to PaineWebber are premised on allegations that PaineWebber served as (1) the co-lead underwriter in connection with the April 8, 1988 offering by GDC of 12 7/8% senior subordinated notes pursuant to a Registration Statement and Prospectus and (2) the underwriter for a 1989 offering of Adjustable Rate General Development Residential Mortgage Pass-Through Certificates, Series 1989-A, which plaintiffs contend enabled GDC to acquire additional financial resources for the perpetuation of (and/or aided and abetted) an alleged scheme to defraud purchasers of GDC lots and/or houses. The First Amended Complaint requests certain declaratory relief, equitable relief, compensatory damages of not less than $500 million, punitive damages of not less than three times compensatory damages, treble damages with respect to the RICO count, pre-judgment and post-judgment interest on all sums awarded, and attorneys' fees, costs disbursement and expert witness fees.

     On December 27, 1993, the District Court entered an order dismissing plaintiffs' First Amended Complaint against PaineWebber and the majority of the other defendants for failure to state a claim upon which relief can be granted.

     On November 8, 1994, the United States Court of Appeals for the Third Circuit affirmed the District Court's order dismissing this action against PaineWebber. On November 18, 1994, plaintiffs filed a Petition for Rehearing and Sug-gestion for Rehearing en banc with the Third Circuit.

     On April 4, 1995, the United States Court of Appeals for the Third Circuit entered an order vacating its order of November 8, 1994, and granted plaintiffs' application for rehearing and remanded the case to the District Court for reconsideration. Following the remand by the Third Circuit Court of Appeals, on August 24, 1995, the District Court entered an order dismissing the action as to all defendants. On February 20, 1996, plaintiffs filed a notice of appeal from the District Court's order dismissing the action. On September 16, 1996, the Third Circuit Court of Appeals heard arguments on plaintiffs' appeal. The court has not yet ruled on the appeal.

     In July 1994, PaineWebber, together with numerous unrelated firms, were named as defendants in a series of purported class action complaints that have since been consolidated for pre-trial purposes in the United States District Court for the Southern District of New York under the caption In Re NASDAQ Market-Maker Antitrust and Securities Litigation, MDL Docket No. 1023. The refiled consolidated complaint in these actions alleges that the defendant firms engaged in activities as market makers on the NASDAQ over-the counter market that violated the federal antitrust laws. The plaintiffs seek declaratory and injunctive relief, damages in an amount to be determined and subject to trebling and additional relief. On December 18, 1995, PaineWebber filed its answer to plaintiffs' refiled consolidated complaint. The parties are presently engaged in pre-trial discovery. On November 26, 1996, the Court conditionally certified a class of retail investors who bought or sold certain NASDAQ securities through defendants (and in limited cases through non-defendants) during certain periods of time. The United States District Court for the Southern District of New York granted plaintiffs' motion for certification of a class that includes institutional investors, as well as the retail investors previously certified.

     PaineWebber and two other broker-dealers were named as defendants in litigation brought in November 1994 and subsequently styled In Re Merrill Lynch et. al. Securities Litigation Civ. No. 94-5343 (DRD). The amended complaint, filed in March 1993, alleged that defendants violated federal securities laws in connection with the execution of orders to buy and sell NASDAQ securities. On December 13, 1995, the District Court granted defendants' motion for summary judgment. On January 19, 1996, the plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit. The appeal was heard on October 24, 1996, and on June 19, 1997, the Court affirmed the District Court's grant of defendants' motions for summary judgement. On July 30, 1997, the Third Circuit Court of Appeals vacated the prior Third Circuit opinion and listed the case for rehearing en banc. On October 29, 1997, the court held an en banc rehearing on the appeal from the District Court's grant of defendants' motions for summary judgment.

     On July 16, 1996, PaineWebber entered into a Stipulation and Order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices. In entering into the Stipulation and Order, without admitting the allegations, the parties agreed that the defendants would not engage in certain types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the Stipulation and Order, one aspect of which requires the defendants to tape record a certain percentage of their NASDAQ traders' telephone calls. On May 27, 1997, the Court stayed the taping provision pending an appeal by certain private parties who objected to aspects of the taping provision. Notice of Appeal has been filed in the United States Court of Appeals for the Second Circuit; the parties were scheduled to file briefs in July and August, and oral argument on the appeal was scheduled for late September.

     A series of purported class actions concerning PaineWebber's sale and sponsorship of various limited partnership investments have been filed against PaineWebber and PaineWebber Group Inc. (together hereinafter, "PaineWebber"), among others, by partnership investors since November 1994. Several such actions (the "Federal Court Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York, one was filed in the United States District Court for the Southern District of Florida and one complaint (the "New

York Limited Partnership Action") was filed in the Supreme Court of the State of New York. The time to answer or otherwise move with respect to these complaints has not yet expired.

     The complaints in all of these cases make substantially similar allegations that, in connection with the sale of interests in approximately 50 limited partnerships between 1980 and 1992, PaineWebber (1) failed to provide adequate disclosure of the risks involved with each partnership; (2) made false and misleading representations about the safety of the investments and the anticipated performance of the partnerships; and (3) marketed the partnerships to investors for whom such investments were not suitable. The plaintiffs, who are suing on behalf of all persons who invested in limited partnerships sold by PaineWebber between 1980 and 1992, also allege that, following the sale of the partnership units, PaineWebber misrepresented financial information about the partnerships' value and performance.

     The Federal Court Limited Partnership Actions also allege that PaineWebber violated RICO, and certain of them also claim that PaineWebber violated the federal securities laws. The plaintiffs seek unspecified damages, including reimbursement for all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the limited partnerships in the Federal Court Limited Partnership Actions; the plaintiffs also seek treble damages under RICO.

     In addition, PaineWebber and several of its present or former officers were sued in two other purported class actions (the "Geodyne Limited Partnership Actions") filed in the state court in Harris County, Texas. Those cases, and Wolff v. Geodyne Resources, Inc. et. al., are similar to the other Limited Partnership Actions except that the plaintiffs purport to sue only on behalf of those investors who bought interests in the Geodyne Energy Partnerships, which were a series of oil and gas partnerships that PaineWebber sold over several years. The plaintiffs in Geodyne Limited Partnership Actions allege that PaineWebber committed fraud and misrepresentation, breached its fiduciary obligations to its investors and brokerage customers, and breached certain contractual obligations. The complaints seek unspecified damages, including reimbursement of all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the Geodyne partnerships. PaineWebber has filed an answer denying the allegations in plaintiffs' complaints.

     On January 18, 1996, PaineWebber signed and filed with the federal court a memorandum of understanding with the plaintiffs in both the Federal Court Limited Partnership Actions and the Geodyne Limited Partnership Actions outlining the terms under which the parties have agreed to settle these actions. Pursuant to that memorandum of understanding, PaineWebber irrevocably deposited $125 million into an escrow fund under the supervision of the United States District Court of the Southern District of New York to be used to resolve the Federal Court and Geodyne Limited Partnership Actions in accordance with the definitive settlement agreement and plan of allocation which the parties subsequently submitted to the court for its consideration and approval. The court held hearings on the fairness of the settlement in October and November 1996. On March 20, 1997, the court issued an order approving the settlement. On July 30, 1997, the United States Court of Appeals for the Second Circuit affirmed the judgment approving the settlement.

     In addition, three actions were filed against PaineWebber in the District Court for Brazoria County, Texas, two captioned Mallia v. PaineWebber, Inc. ("Mallia I" and "Mallia II") and one captioned Billy Hamilton v. PaineWebber ("Hamilton"), relating to PaineWebber's sale and sponsorship of various limited partnership investments. Mallia I was originally filed as a class action, but was later amended to assert claims only on behalf of the named plaintiffs. The complaints in Mallia I, Mallia II, and Hamilton, collectively, make allegations on behalf of approximately 65 named plaintiffs that are substantially similar to those in the Federal Court Limited Partnership Actions except that the plaintiffs purport to bring only state law claims, principally for common law fraud, negligent misrepresentation, breach of fiduciary duty, violation of the Texas Securities Act, and violations of the Texas Deceptive Trade Practices Act, on behalf of those investors who bought interests in Pegasus aircraft leasing partnerships and in unspecified other limited partnerships and investments. The plaintiffs seek unspecified damages. All three actions have been removed to federal court and the two Mallia actions have been transferred to the United States

District Court for the Southern District of New York. The Hamilton action has been dismissed with the consent of the parties on the grounds it is duplicative of the two Mallia actions now before the federal court in New York.

     In April 1995, two investors in the Pegasus limited partnership filed a purported class action in the Circuit Court of the State of Illinois for Cook County entitled Jacobson v. PaineWebber, Inc., making allegations substantially similar to those alleged in the Federal Court Limited Partnership Actions, but limited in subject matter to the sale of the Pegasus partnerships, and without a RICO claim. The complaint sought unspecified damages. The plaintiffs in the Jacobson case simultaneously remained as participants in the Federal Court Limited Partnership Actions, and subsequently dismissed the Illinois action but objected to the proposed settlement of the Federal Court Limited Partnership Actions. As noted above, on March 20, 1997, the court approved the fairness of the settlement.

     THE FOLLOWING ITEMS RELATE TO MATTERS INVOLVING KIDDER, PEABODY AND CO. INCORPORATED WHICH WAS ACQUIRED BY PAINEWEBBER GROUP IN AUGUST 1997. IN CONNECTION WITH THE ACQUISITION, THE SELLER AND ITS PARENT GENERAL ELECTRIC COMPANY AGREED TO INDEMNIFY THE COMPANY FOR ALL LOSSES RELATING TO THIS MATTER.

     Kidder, Peabody & Co. Incorporated ("Kidder, Peabody"), a subsidiary of PaineWebber Group, together with other unrelated individuals and firms, has been named as a defendant in certain actions pending in the United States District Court of New York for the Southern District of New York brought on behalf of individuals and two purported classes of investors in three funds (the "Funds") managed by Askin Capital Management, L.P. and David J. Askin (collectively, the "Askin Parties"). The actions are Primavera Familienstiftung v. David J. Askin, et al., Docket No. 95 Civ. 8905; ABF Capital Management, et al. v. Askin Capital Management, L.P., Docket No. 96 Civ. 2978; Montpellier Resources, Limited et al.
v. Askin Capital Management, L.P, et al., Docket No. 97 Civ. 1856; Richard Johnston as Trustee for the Demeter Trust, et al. v. Askin Capital Management, L.P., et al., Docket No. 97 Civ. 4335. The plaintiffs have alleged, among other things, that Kidder, Peabody and other brokerage firms aided and abetted false state securities bylaws, used the Funds as an outlet for otherwise unmarketable tranches of collateralized mortgage obligations, and violated various rules of the New York Stock Exchange and National Association of Securities Dealers, Inc. Collectively in the four lawsuits, the plaintiffs claim damages of approximately $650 million, as well as unspecified punitive damages. As a result of various decisions by the District Court, the only claim remaining in these cases against Kidder, Peabody is for aiding and abetting the Askin Parties' fraud on the investors. The parties are presently engaged in pre-trial discovery. No trial date has been set.

     In separate but related action now pending in the United States Bankruptcy Court for the Southern District of New York captioned ABF Capital Management, et al. v. Kidder, Peabody & Co. Incorporated, a group of investors in the Funds have sought to equitably subordinate, pursuant to Section 510[c] of the Bankruptcy Code, certain recoveries received by Kidder, Peabody, amounting to approximately $15.5 million, in connection with the settlement of Kidder, Peabody's claim in the Funds' bankruptcy proceedings. This action is also at an early stage; no trial date has been set.

     Kidder, Peabody is a defendant, along with other unrelated individuals and entities, in Richard A. Lippe et al. v. Bairnco Corp. et al., 96 Civ. 7600, in the United States District Court for the Southern District of New York brought by the Trustees of the Keene Creditors' Trust ("KCT"). This action originally was filed on June 8, 1995 as Adversary Proceeding No. 95/9393A in the Bankruptcy Court for the Southern District of New York. On April 10, 1997, the District Court ordered the withdrawal of the Bankruptcy Court. KCT was established pursuant to the Plan of Reorganization approved in connection with the bankruptcy proceedings related to Keene Corporation ("Keene"). The KCT claims against Kidder, Peabody arise from fairness opinions rendered by Kidder, Peabody during the 1980s in connection with the sale of various businesses from Keene. KCT alleges that Kidder, Peabody's fairness opinions intentionally or recklessly undervalued the assets being sold. KCT further alleges that such acts constituted aiding and abetting breaches of fiduciary duties and self-dealing by Keene's corporate officers and directors, who are also defendants, in violation of the New York Business

Corporation Law and RICO. KCT seeks damages from Kidder, Peabody and other unrelated individuals and firms in excess of $700 million. On September 15, 1997, Kidder, Peabody filed a motion to dismiss the complaint. KCT has not yet filed its opposition to the motion.

     In addition to the foregoing private litigation, the following administrative and exchange proceedings may be considered material.

     On February 4, 1994, the Alabama Securities Commission issued Administrative Order CV-93-0020. PaineWebber consented, without admitting or denying the allegations to findings of violations of the Alabama Securities Act, to place on the branch order ticket or other record of transactions before any order for purchase or sale of securities through a block trading desk is executed, a name or designation of the accounts for which such orders are to be executed and the number of shares or contracts ordered for each account for two years from the date of the Alabama order as to trades placed through its block trading desk by registered representatives in Birmingham, Alabama. The registered representatives are required to deliver a copy of the branch order tick to the branch office manager or to his or her designee prior to the time the order is placed with a block desk. The Alabama Securities Commission will be provided with a copy of a consultant's report concerning respondent's policies, practices and procedures prepared pursuant to an SEC order on February 18, 1993 and the affidavit of PaineWebber attesting to the implementation of the recommendations contained in such consultant's report. PaineWebber is required to certify that all supervisory and managerial personnel in its Birmingham office have attended the two day seminar required by the SEC order. PaineWebber was to pay a fine of $87,000 as partial reimbursement for the Alabama Securities Commission's cost for examining the matter.

     On September 27, 1995, in matter number 94-078-S, the State of Vermont Department of Banking, Insurance and Securities entered an Administrative Consent Order alleging that between 1984 and 1988 PaineWebber did not reasonably supervise two former investment executives with respect to certain outside activities and limited partnership investment recommendations. Without admitting or denying the allegations, PaineWebber agreed, among other things to pay an administrative fine of $100,000.

     On or about January 18, 1996, PaineWebber consented, without admitting or denying the findings therein, to the entry of an Order by the SEC which imposed a censure, a cease and desist order, a $5 million civil penalty and various remedial sanctions. The SEC alleged that PaineWebber violated the antifraud and recordkeeping provisions of the federal securities laws in connection with the offer and sale of certain limited partnership interests between 1986 and 1992 and failed reasonably to supervise certain registered representatives and other employees involved in the sale of those interests. PaineWebber must comply with its representations that it had paid and will pay a total of $292.5 million to investors, including a payment of $40 million for a claims fund.

     On June 9, 1998, the Kansas Securities Commissioner brought an administrative action alleging that during the period approximately May 1993 through February 1994, a registered representative who was terminated by the firm, recommended certain securities transactions that were not suitable for certain clients and PaineWebber failed to reasonably supervise its former employee.

     The Fund has entered into a Customer Agreement with the commodity broker pursuant to terms which are standard for such arrangement. The Agreement provides that: the commodity broker is authorized to purchase and sell futures and other contracts in accordance with the instructions of Campbell & Company; the commodity broker will act as custodian for all assets of the Fund on deposit with it; the Fund shall promptly satisfy all margin requirements and trading losses that may occur; and either party may terminate the Agreement on seven days' notice to the other party. In the event of termination, the Fund would enter into a similar agreement with another commodity broker. Although unlikely, the selection of another commodity broker could result in higher fees to the Fund and a brief delay in trading. The compensation to the commodity broker is described in "Charges to the Fund." Other brokers may be used to execute certain orders and then "give-up" such trade to the commodity broker to be cleared. In addition, forward contracts and foreign futures contracts may be executed through other brokers, dealers or banks selected by Campbell & Company.

SEC.12. FOREIGN EXCHANGE DEALER

     The Fund trades foreign exchange and other forward contracts through "dealers" in such contracts. The dealer that maintains the forward positions, or acts as the counterparty, for the Fund is ABN AMRO Bank, N.V., Chicago Branch. Unlike futures contracts which are traded through brokers such as the commodity broker, foreign exchange or currency forward contracts are executed through a network of dealers. Campbell & Company then instructs the executing dealer to "give up" the trade to ABN. Campbell & Company is not obligated to continue to use the foreign exchange dealer identified above and may select others or additional ones in the future, provided Campbell & Company believes that their service and pricing are competitive.

SEC.13. CAPITALIZATION

     The Fund was formed on May 11, 1993. The table below shows the capitalization of the Fund as of December 1, 1998 and as adjusted for the sale of the maximum amount of units registered.

                                           AS ADJUSTED
                            OUTSTANDING    FOR SALE OF
                               AS OF         MAXIMUM
                            DECEMBER 1,       AMOUNT
      TITLE OF CLASS            1998          (1)(2)
--------------------------  ------------   ------------
Units of General
  Partnership Interest....      2,036.45      2,820.088
Units of Limited
  Partnership Interest....   198,467.805    279,188.680
Total Partners' Capital...  $332,104,951   $467,104,951

(See accompanying notes)

(1) This calculation assumes that the sale of all units is made during the continuing offering at the November 30, 1998 net asset value per unit of $1,656.35. The maximum amount will vary depending on the unit value and number of units sold during the continuing offering.

(2) To organize the Fund, the initial limited partner purchased one unit for $10,000 and Campbell & Company purchased one general partnership unit for $1,000. Campbell & Company has agreed to make capital contributions to the Fund equal to at least 1% of the net aggregate capital contributions of all partners. As of December 1, 1998, Campbell & Company owned 2,036.450 units of general partnership interest.

SEC.14. DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

     Campbell & Company is not required to make any distributions to limited partners. While Campbell & Company has the authority to make such distributions, it does not intend to do so in the foreseeable future. Campbell & Company believes that distributions of Fund assets serve no useful purpose since the limited partners may redeem any or all of their units on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of futures markets, especially in the short-term, the Fund is recommended for those seeking a medium- to long-term investment (i.e., 3-5 years).

     If the Fund realizes profits for any fiscal year, such profits will constitute taxable income to the limited partners in accordance with their respective investments in the Fund whether or not cash or other property has been distributed to limited partners. Any distributions, if made, may be inadequate to cover such taxes payable by the limited partners.

REDEMPTIONS

     A limited partner, with the payment of charges below, may request any or all of his units be redeemed by the Fund at the net asset value of a unit as of the end of the month. Limited partners must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company).

REDEMPTION FEES

     Redemption fees apply through the first twelve month-ends following purchase (the month-end as of which the unit is purchased is counted as the first month-end) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply. Because the purchase date counts as of the first month-end in determining whether a redemption fee applies, no redemption fee would be due in respect of a unit redeemed on the first anniversary of the purchase. Accordingly, redemption fees are not included in the "break-even" estimate set forth below. For example, if a unit were purchased on June 30, 1999 (the Closing Date for such unit), a redemption fee of 4% would apply if the unit were redeemed on July 31, or August 31, 1999, a redemption fee of 3% would apply if the unit were redeemed on September 30, October 31, or November 30, 1999, a redemption fee of 2% would apply if the unit were redeemed on December 31, 1999, January 31, or February 28, 2000, a redemption fee of 1% would apply if the unit were redeemed on March 31, April 30, or May 31, 2000 and no redemption fee would apply if the unit were redeemed on or after June 30, 2000.

     In determining whether redemption fees apply to a particular Limited Partner's units, units shall be deemed to be redeemed on a "first-in, first-out" basis.

     The Request for Redemption must specify the number of units for which redemption is sought. Redemptions will be paid within 20 days after the date of redemption, contingent upon the Fund having assets sufficient to discharge all of its liabilities on the requested date of redemption. In the event that redemptions are requested with respect to more units than Campbell & Company is able to honor, Campbell & Company will honor requests for redemption in the order actually received and will hold requests for redemption in such order. Limited partners will be notified in the event a request for redemption cannot be honored, and their requests will be honored thereafter at the first available opportunity.

     The federal income tax aspects of redemptions are described under "Federal Income Tax Aspects."

NET ASSET VALUE

     The net asset value of a unit as of any date is the limited partner's share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities valued at market, plus the market value of all open futures, forward and option positions maintained by the Fund, less all liabilities of the Fund and accrued performance fees, determined in accordance with the principles specified in the Limited Partnership Agreement. Where no principle is specified in the Limited Partnership Agreement, the net asset value is calculated in accordance with generally accepted accounting principles under the accrual basis of accounting, divided by the number of units then outstanding. Thus, if the net asset value of a unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

SEC.15. THE FUTURES AND FORWARD MARKETS

FUTURES CONTRACTS

     Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

     Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges. The Fund concentrates its futures trading in financial instruments such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

FORWARD CONTRACTS

     Currencies and other commodities may be purchased or sold for future delivery through banks or dealers pursuant to forward contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company uses the dealer market in foreign exchange contracts for most of the Fund's trading in currencies. Such dealer acts as "principal" in the transaction and includes its profit in the price it quotes on the contract. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. Thus, the Fund is subject to the creditworthiness of the dealers with whom it trades. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

REGULATION

     The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and commodity brokerage firms which are referred to in the futures industry as "futures commission merchants." Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Fund's commodity pool operator and commodity trading advisor.

     The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

     The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund's trading.

     The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. The SEC has indicated that it may consider foreign exchange contracts to constitute securities for purposes of the Investment Company Act of 1940, which regulates mutual funds, and the Investment Advisers Act of 1940, which regulates advisers which render advice with respect to securities. Were the SEC to require the Fund to register under the Investment Company Act of 1940 or the CFTC to prohibit the Fund from trading foreign currency forward contracts, Campbell & Company would likely trade foreign currency futures contracts instead of forward contracts. Trading in foreign currency futures contracts may be less liquid and the Fund's trading results may be adversely affected.

MARGIN

     In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, commodity brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts but is not required by any applicable regulation.

     There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

SEC.16. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the Limited Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

ORGANIZATION AND LIMITED LIABILITIES

     The Fund is organized under the Delaware Revised Uniform Limited Partnership Act ("RULPA"). In general, a Limited Partner's liability under RULPA is limited to the amount of his capital contribution and his share of any undistributed profits.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The Limited Partnership Agreement effectively gives Campbell & Company, as general partner, full control over the management of the Fund and gives no management role to the limited partners. To facilitate matters for Campbell & Company, the limited partners must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).

SHARING OF PROFITS AND LOSSES

PROFIT POTENTIAL; FUND ACCOUNTING

     Each limited partner has a capital account. Initially, the limited partner's balance equals the amount paid for the units. The limited partner's balance is then proportionally adjusted monthly to reflect his portion of the Fund's gains or losses for the month.

FEDERAL TAX ALLOCATION

     At year-end, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss is allocated to each limited partner in proportion to his capital account and each limited partner is responsible for his share of the taxes. See Article 7 of the Limited Partnership Agreement, and "Federal Income Tax Aspects."

     For net capital gain and loss, the gains and losses are first allocated to each limited partner who redeemed units during the year. The remaining net capital gain or loss is then allocated to each limited partner in proportion to his capital account.

     Each limited partner's tax basis in his units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

     Upon the Fund's liquidation, each limited partner will receive his proportionate share of the assets of the Fund.

DISPOSITIONS

     A limited partner may transfer or assign his units in the Fund upon 30 days' prior written notice to Campbell & Company and subject to approval of the assignee. Campbell & Company will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Fund for federal income tax purposes. An assignee not admitted to the Fund as a limited partner will have only limited rights to share the profits and capital of the Fund and a limited redemption right.

     Assignees receive "carry-over" tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned units.

DISSOLUTION AND TERMINATION OF THE FUND

     The Fund will be terminated and dissolved upon the happening of the earlier of:

     1) the expiration of the Fund's stated term on December 31, 2023;

     2) limited partners owning more than 50% of the outstanding units vote to dissolve the Fund;

     3) Campbell & Company withdraws as general partner and no new general partner is appointed;

     4) the continued existence of the Fund becomes unlawful; or

     5) the Fund is dissolved by operation of law.

AMENDMENTS AND MEETINGS

     The Limited Partnership Agreement may be amended by Campbell & Company if the limited partners owning more than 50% of the outstanding units concur. Campbell & Company may make minor changes to the Limited Partnership Agreement without the approval of the limited partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the general partner deems advisable so long as they do not change the basic investment policy or structure.

     Limited partners owning at least 10% of the outstanding units can call a meeting of the Fund. At that meeting, the limited partners, provided that limited partners owning a majority of the outstanding units concur, can vote to:

     1) amend the Limited Partnership Agreement without the consent of Campbell & Company;

     2) dissolve the Fund;

     3) terminate contracts with Campbell & Company;

     4) remove and replace Campbell & Company as general partner; and

     5) approve the sale of Fund assets.

INDEMNIFICATION

     The Fund agrees to indemnify Campbell & Company, as general partner, for actions taken on behalf of the Fund, provided that Campbell & Company's conduct was in the best interests of the Fund and the conduct was not the result of negligence or misconduct. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:

     1) a successful adjudication on the merits of each count alleged has been obtained, or

     2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

     4) in the case of 3), the court has been advised of the position of the SEC and the states in which the units were offered and sold as to indemnification for the violations.

REPORTS TO LIMITED PARTNERS

     The limited partners shall have access to and the right to copy the Fund's books and records. A limited partner may obtain a list of all limited partners together with the number of units owned by each limited partner, provided such request is not for commercial purposes.

     Campbell & Company will provide various reports and statements to the limited partners including:

     1) monthly, Campbell & Company will provide an unaudited balance sheet and income statement of the prior month's activities;

     2) annually, Campbell & Company will provide audited financial statements accompanied by a fiscal year-end summary of the monthly reports described above;

     3) annually, Campbell & Company will provide tax information necessary for the preparation of the limited partners' annual federal income tax returns; and

     4) if the net asset value per unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end unit value, Campbell & Company will suspend trading activities, notify all limited partners of the relevant facts within seven business days and declare a special redemption period.

SEC.17. FEDERAL INCOME TAX ASPECTS

     The following constitutes the opinion of Sidley & Austin and summarizes the material federal income tax consequences to individual investors in the Fund.

THE FUND'S PARTNERSHIP TAX STATUS

     Because the Fund is a partnership, the Fund does not pay any federal income tax. Based on the expected income of the Fund, the Fund will not be taxed as a "publicly traded partnership."

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF THE FUND

     Each limited partner must pay tax on his share of the Fund's annual income and gains, if any, even if the Fund does not make any cash distributions.

     The Fund generally allocates the Fund's gains and losses equally to each unit. However, a limited partner who redeems any units will be allocated his share of the Fund's gains and losses in order that the amount of cash a limited partner receives for a redeemed unit equals the limited partner's adjusted tax basis in the redeemed unit. A limited partner's adjusted tax basis in a redeemed unit equals the amount originally paid for the unit, increased by income or gains allocated to the unit and decreased by deductions or losses allocated to the unit.

FUND LOSSES BY LIMITED PARTNERS

     A limited partner may deduct Fund losses only to the extent of his tax basis in his units. Generally, a limited partner's tax basis is the amount paid for the units reduced (but not below zero) by his share of any Fund distributions, losses and expenses and increased by his share of the Fund's income and gains. However, a limited partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in the Fund.

"PASSIVE-ACTIVITY LOSS RULES" AND THEIR EFFECT ON THE TREATMENT OF INCOME AND
LOSS

     The trading activities of the Fund are not a "passive activity." Accordingly, a limited partner can deduct Fund losses from taxable income. However, a limited partner cannot offset losses from "passive activities" against Fund gains.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

     A limited partner who receives cash from the Fund, either through a distribution or a partial redemption, will not pay tax on that cash until his tax basis in the units is zero.

GAIN OR LOSS ON SECTION 1256 CONTRACTS AND NON-SECTION 1256 CONTRACTS

     Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

     Non-Section 1256 Contracts are, among other things, certain foreign currency transactions, including Section 988 transactions -- transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts is generally capital gain or loss and is generally recognized when sold.

TAX ON CAPITAL GAINS AND LOSSES

     Long-term capital gains -- net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts -- are taxed at a maximum rate of 20%. Short-term capital gains -- net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts -- are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

     Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could suffer significant losses and a limited partner could still be required to pay taxes on his share of the Fund's interest income.

     An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

     Campbell & Company does not consider the brokerage fee and the performance fees, as well as other ordinary expenses of the Fund, investment advisory expenses or other expenses of producing income. Accordingly, Campbell & Company treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses a limited partner would have the amount of the ordinary expenses allocated to him reduced accordingly.

INTEREST INCOME

     Interest received by the Fund is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See "-- Tax on Capital Gains and Losses."

SYNDICATION FEES

     Neither the Fund nor any limited partner is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Fund or any limited partner even though the payment of such expenses reduces net asset value.

     The IRS could take the position that a portion of the brokerage fee paid by the Fund to Campbell & Company or part or all of any redemption fees paid by a limited partner constitutes non-deductible syndication expenses.

INVESTMENT INTEREST DEDUCTIBILITY LIMITATIONS

     Individual taxpayers can deduct "investment interest" -- interest on indebtedness allocable to property held for investment -- only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower 20% rate.

UNRELATED BUSINESS TAXABLE INCOME

     Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase units with borrowed funds.

IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS

     The IRS audits Fund-related items at the Fund level rather than at the limited partner level. Campbell & Company acts as "tax matters partner" with the authority to determine the Fund's responses to an audit. If an audit results in an adjustment, all limited partners may be required to pay additional taxes, interest and penalties.

STATE AND OTHER TAXES

     In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

SEC.18. INVESTMENT BY ERISA ACCOUNTS

GENERAL

     This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries").

SPECIAL INVESTMENT CONSIDERATION

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.

THE FUND SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"

     A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be plan assets of a Plan which purchases an equity interest in the partnership if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

     The Publicly-Offered Security Exception applies if the equity is a security that is:

     1) "freely transferable" (determined based on the applicable facts and circumstances);

     2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

     3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

     It appears that all of the conditions described above are satisfied with respect to the units and, therefore, the units should constitute "publicly-offered securities" and the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases units.

INELIGIBLE PURCHASERS

     In general, units may not be purchased with the assets of a Plan if Campbell & Company, the commodity broker, any foreign exchange dealer, any of the selling agents, any of their respective affiliates or any of their respective employees either:

     1) has investment discretion with respect to the investment of such plan assets;

     2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or

     3) is an employer maintaining or contributing to such Plan.

     NONE OF CAMPBELL & COMPANY, THE COMMODITY BROKER, THE FOREIGN
EXCHANGE DEALER OR THE SELLING AGENTS MAKE ANY REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

SEC.19. PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

     The Fund offers the units to the public during the continuing offering at the net asset value per unit as of each Closing Date on which subscriptions are accepted. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end Closing Date and they will be accepted once payments are received and cleared. Campbell & Company may terminate the continuing offering period at any time.

     The units are offered on a "best efforts" basis without any firm underwriting commitment through selling agents including, but not limited to, PaineWebber Incorporated, A.G. Edwards & Sons, Inc., J.C. Bradford & Company, Inc. and Interstate/Johnson Lane Corporation, which are registered broker-dealers and members of the National Association of Securities Dealers, Inc. Units are offered until such time as Campbell & Company terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscrip-tions, plus interest, will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional units, calculated to three decimal places, in an amount equal to the interest earned on their subscriptions. Campbell & Company may suspend, limit or terminate the offering of units at any time.

     The Fund's escrow account is maintained at Mercantile Safe Deposit & Trust Company, Baltimore, Maryland (the "Escrow Agent"). All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Campbell & Company within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in short-term United States Treasury bills or comparable authorized instruments while held in escrow and no fees will be charged on any subscriptions while held in escrow.

     Subscriptions from customers of any of the selling agents may also be made by authorizing such Selling Agent to debit the subscriber's customer securities account at the Selling Agent on the settlement date. Promptly after debiting the customer's securities account, the Selling Agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited.

     Campbell & Company will purchase units for investment purposes only and not with a view towards resale.

     An investor who meets the suitability standards given below must complete, execute and deliver to the relevant Selling Agent a copy of the Subscription Agreement and Power of Attorney attached as Exhibit D. A subscriber can pay either by a check made payable to "Campbell Strategic Allocation Fund, L.P." or by authorizing his Selling Agent to debit his customer securities account. Campbell & Company will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow.

REPRESENTATIONS AND WARRANTIES OF INVESTORS IN THE SUBSCRIPTION AGREEMENT

     Investors are required to make representations and warranties in the Subscription Agreement. The Fund's primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Fund. The Fund is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in the Fund. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to:

     1) eligibility of investors to invest in the Fund, including legal age, net worth and annual income;

     2) representative capacity of investors;

     3) information provided by investors;

     4) information received by investors; and

     5) investments made on behalf of employee benefit plans.

     See the Subscription Agreement and Power of Attorney attached as Exhibit D for further detail.

MINIMUM INVESTMENT

     The minimum investment is $10,000 except for trustees or custodians of eligible employee benefit plans and individual retirement accounts, for which the minimum investment is $5,000 (these minimums are reduced to $5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers). Limited partners may increase their investment in the Fund with an investment of $1,000 or more. Prospective investors must be aware that the price per unit during the continuing offering period will vary depending upon the month-end net asset value per unit. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

INVESTOR SUITABILITY

     There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. An investment in the Fund is suitable only for a limited segment of the risk portion of an investor's portfolio and no one should invest more in the Fund than he can afford to lose. The subscriber's Selling Agent is responsible for determining if the units are a suitable investment for the investor.

     At an absolute minimum, investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund.

     THESE STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH UNDER "EXHIBIT C -- SUBSCRIPTION REQUIREMENTS" HEREIN) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS DOES NOT NECESSARILY IMPLY THAT AN INVESTMENT IN THE FUND IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE SUBSCRIBERS SHOULD REVIEW EXHIBIT C AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN THE FUND AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FINANCIAL INSTRUMENT MARKETS IN DETERMINING WHETHER AN INVESTMENT IN THE FUND IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

THE SELLING AGENTS

     The selling agents -- the broker-dealers who offer the units -- offer the units on a best efforts basis without any firm underwriting commitment. The selling agents, including certain foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with the Fund.

     Selling agents receive no commission from the proceeds of the offering. Instead, they receive from Campbell & Company's brokerage fee an amount up to 4% of the subscription amount for the units sold.

     Selling commissions will not be paid from the proceeds of this offering. Rather, the selling agents will receive from Campbell & Company, as general partner, an amount up to 4% of the subscription amount as to any units sold. Campbell & Company also will pay ongoing payments to the selling agents (or their assignees) which are registered as "futures commission merchants" or "introducing brokers" (or obtain such registration prior to commencement of such ongoing payments) in return for continuing services to the limited partners of up to 4% per annum of the month-end net asset value of units which remain outstanding beginning at the end of the thirteenth full month after the units were sold. Such selling agents may pay all or a portion of such ongoing payments to account executives who are also registered with the CFTC and have passed all applicable proficiency requirements.

     Selling agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from Campbell & Company, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial 4% selling commission, salaries, expenses and bonuses of employees of Campbell & Company engaged in wholesaling activities and per unit offering costs properly deemed to constitute costs allocable to the selling agents (such as a selling brochure, seminar costs and travel expenses) do not exceed 10% of such units' initial sale price. Such ongoing payments, salaries and bonuses and additional selling commissions may be deemed to constitute underwriting compensation.

     H. Beck, Inc., a registered broker-dealer, solicits other broker-dealers to become selling agents of the Fund, i.e., it acts as a wholesaler. As such, H. Beck, Inc. does not act as an "underwriter" or "promoter" as defined in the Securities Act of 1933 and the regulations thereunder. The selling agents, and not H. Beck, Inc., have responsibility with respect to the solicitation of prospective investors, including determination of suitability of such investors. As compensation for its activities, H. Beck, Inc. receives up to one-fourth of the selling commissions otherwise payable to the selling agents. In the future, other broker-dealers may be engaged by the Fund to conduct wholesaling activities. Certain employees of Campbell & Company will provide wholesaling services as well and will receive compensation therefor. The maximum annual aggregate amount of such compensation is estimated at $1,800,000.

     Certain of the offering expenses paid by Campbell & Company might be deemed to constitute costs properly allocated to the accounts of the selling agents. Such costs will, for example, cover the expenses of producing a selling brochure, organizing certain seminars and related travel expenses. Such costs are estimated at approximately $50,000, and in no event shall the aggregate amount of (i) such costs and (ii) the selling commission exceed 10% of the gross proceeds of the offering of the units, plus an additional 0.5% of such proceeds in respect of reimbursement of bona fide due diligence expenses.

     Other than as described above, Campbell & Company will pay no person any commissions or other fees by the Fund in connection with the solicitation of purchases for units.

     Campbell & Company will pay the Fund's offering expenses related to the continuing offering and the Fund will reimburse Campbell & Company in 30-month installment periods throughout the continuing offering period. Such reimbursement, however, will not exceed 2.5% of the aggregate subscriptions accepted by Campbell & Company as general partner. Organization and offering expenses related to the Initial Offering are being reimbursed in the same manner. See "Charges to the Fund -- Offering Expenses."

     In the Selling Agreement with each Selling Agent, Campbell & Company has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933, as amended.

SEC.20. CERTAIN LEGAL MATTERS

     Sidley & Austin, New York, New York and Chicago, Illinois will advise Campbell & Company on all legal matters in connection with the units. In the future, Sidley & Austin may advise Campbell & Company (and its affiliates) with respect to its responsibilities as general partner and trading advisor of, and with respect to, matters relating to the Fund. The statements under "Federal Income Tax Aspects" have been reviewed by Sidley & Austin. Sidley & Austin has not represented, nor will it represent, either the Fund or the limited partners in matters relating to the Fund.

SEC.21. EXPERTS

     The financial statements of the Fund as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, and the balance sheet of Campbell & Company as of December 31, 1997, included in this prospectus, have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their reports appearing herein. Such audited statements have been so included in reliance upon such reports, respectively, given upon the authority of that firm as experts in auditing and accounting.

     The financial statements of the Fund as of September 30, 1998 and for the three months and nine months ended September 30, 1998 and the balance sheet of Campbell & Company as of September 30, 1998 are unaudited. In the opinion of Campbell & Company, such unaudited statements reflect all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position and results of operations.

     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

                      SEC.22. MOST RECENT MONTHLY REPORTS

               MONTHLY REPORT -- NOVEMBER, 1998 FOR PARTNER #XXXX

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NAV per unit on 30-Nov-1998......................  $1,656.35
NAV per unit on 31-Oct-1998......................  $1,668.85
Unit Value Monthly Gain (Loss)...................       (.75)%
Fund 1998 YTD Gain (Loss)........................      14.26%
Number of units you own..........................       XXXX
Total value of units you own.....................   $  XXXXX

                    STATEMENT OF CHANGES IN NET ASSET VALUE

Net Asset Value (194,471.099) October 31, 1998..............  $324,543,059
Additions of 7,457.565 units on November 30, 1998...........    12,352,318
Redemptions of 1,424.409 units on November 30, 1998.........    (2,359,322)
Offering Costs..............................................      (185,312)
Net Income (Loss) -- November, 1998.........................    (2,245,792)
                                                              ------------
Net Asset Value (200,504.255 units) at November 30, 1998....  $332,104,951
                                                              ============
Net Asset Value per Unit at November 30, 1998...............  $   1,656.35
                                                              ============

                           STATEMENT OF INCOME (LOSS)

Income:
     Gains (losses) on futures contracts:
          Realized..........................................  $  7,187,114
          Change in unrealized..............................      (484,814)
     Gains (losses) on forward contracts:
          Realized..........................................             0
          Change in unrealized..............................    (8,617,318)
     Interest income........................................     1,060,383
                                                              ------------
                                                                  (854,635)
Expenses:
     Brokerage fee..........................................     2,092,928
     Performance fee........................................      (761,803)
     Operating expenses.....................................        60,032
                                                              ------------
                                                                 1,391,157
Net Income (Loss) -- November, 1998.........................  $ (2,245,792)
                                                              ============

     To the best of my knowledge and belief, the information contained herein is accurate and complete.

                                          /s/ THERESA D. LIVESEY
                                          Theresa D. Livesey, Chief Financial
                                          Officer
                                          Campbell & Company, Inc.
                                          General Partner
                                          Campbell Strategic Allocation Fund,
                                          L.P.

                             Prepared without audit

               MONTHLY REPORT -- OCTOBER, 1998 FOR PARTNER #XXXX

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NAV per unit on 31-Oct-1998......................  $1,668.85
NAV per unit on 30-Sep-1998......................  $1,605.05
Unit Value Monthly Gain (Loss)...................       3.97%
Fund 1998 YTD Gain (Loss)........................      15.12%
Number of units you own..........................       XXXX
Total value of units you own.....................   $  XXXXX

                    STATEMENT OF CHANGES IN NET ASSET VALUE

Net Asset Value (188,916.759) September 30, 1998............  $303,221,636
Additions of 7,680.748 units on October 31, 1998............    12,818,018
Redemptions of 2,126.408 units on October 31, 1998..........    (3,548,658)
Offering Costs..............................................      (185,312)
Net Income (Loss) -- October, 1998..........................    12,237,375
                                                              ------------
Net Asset Value (194,471.099 units) at October 31, 1998.....  $324,543,059
                                                              ============
Net Asset Value per Unit at October 31, 1998................  $   1,668.85
                                                              ============

                           STATEMENT OF INCOME (LOSS)

Income:
     Gains (losses) on futures contracts:
          Realized..........................................  $  8,847,588
          Change in unrealized..............................   (21,378,512)
     Gains (losses) on forward contracts:
          Realized..........................................             0
          Change in unrealized..............................    28,606,820
     Interest income........................................     1,019,085
                                                              ------------
                                                                17,094,981
Expenses:
     Brokerage fee..........................................     2,053,886
     Performance fee........................................     2,758,562
     Operating expenses.....................................        45,158
                                                              ------------
                                                                 4,857,606
Net Income (Loss) -- October, 1998..........................  $ 12,237,375
                                                              ============

     To the best of my knowledge and belief, the information contained herein is accurate and complete.

                                          /s/ THERESA D. LIVESEY
                                          Theresa D. Livesey, Chief Financial
                                          Officer
                                          Campbell & Company, Inc.
                                          General Partner
                                          Campbell Strategic Allocation Fund,
                                          L.P.

                             Prepared without audit

                     SEC.23. INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
STATEMENTS OF FINANCIAL CONDITION
  September 30, 1998 (unaudited) and December 31, 1997
  (audited).................................................   50
STATEMENTS OF OPERATIONS (UNAUDITED)
  For the Three Months and Nine Months Ended September 30,
  1998 and 1997.............................................   51
STATEMENTS OF CASH FLOWS (UNAUDITED)
  For the Nine Months Ended September 30, 1998 and 1997.....   52
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
  (UNAUDITED)
  For the Nine Months Ended September 30, 1998 and 1997.....   53
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)...................   54
INDEPENDENT AUDITOR'S REPORT................................   59
STATEMENTS OF FINANCIAL CONDITION
  December 31, 1997 and 1996................................   60
STATEMENTS OF OPERATIONS
  For the Years Ended December 31, 1997, 1996 and 1995......   61
STATEMENTS OF CASH FLOWS
  For the Years Ended December 31, 1997, 1996 and 1995......   62
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
  For the Years Ended December 31, 1997, 1996 and 1995......   63
NOTES TO FINANCIAL STATEMENTS...............................   64

CAMPBELL & COMPANY, INC.
BALANCE SHEET
  September 30, 1998 (Unaudited)............................   69
NOTES TO BALANCE SHEET (UNAUDITED)..........................   70
INDEPENDENT AUDITOR'S REPORT................................   74
BALANCE SHEET
  December 31, 1997.........................................   75
NOTES TO BALANCE SHEET......................................   76

     Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                       STATEMENTS OF FINANCIAL CONDITION

         September 30, 1998 (Unaudited) and December 31, 1997 (Audited)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1998            1997
                                                              -------------   ------------
ASSETS
  Equity in broker trading accounts
     Cash                                                     $ 13,587,364    $ 17,401,415
     United States government securities                       161,698,140      37,851,369
     Unrealized gain on open futures contracts                  31,001,809       8,567,066
                                                              ------------    ------------
       Deposits with broker                                    206,287,313      63,819,850
  Cash and cash equivalents                                     42,937,986      27,976,771
     United States government and agency securities             61,431,244     127,278,890
     Unrealized gain on open forward contracts                     561,301       1,328,130
                                                              ------------    ------------
       Total assets                                           $311,217,844    $220,403,641
                                                              ============    ============
LIABILITIES
  Accounts payable                                            $    151,885    $    165,183
  Brokerage fee                                                  1,951,184       1,354,551
  Performance fee                                                2,433,709       2,537,134
  Offering costs payable                                           172,294         122,785
  Redemptions payable                                            3,282,135       2,629,164
  Subscription deposits                                              5,001         885,105
                                                              ------------    ------------
       Total liabilities                                         7,996,208       7,693,922
                                                              ------------    ------------
PARTNERS' CAPITAL (NET ASSET VALUE)
  General Partner -- 1,976.528 and 1,473.323 units
     outstanding at September 30, 1998 and December 31, 1997     3,172,426       2,135,788
  Limited Partners -- 186,940.231 and 145,259.520 units
     outstanding at September 30, 1998 and December 31, 1997   300,049,210     210,573,931
                                                              ------------    ------------
       Total partners' capital (Net Asset Value)               303,221,636     212,709,719
                                                              ------------    ------------
                                                              $311,217,844    $220,403,641
                                                              ============    ============

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF OPERATIONS

                      For the Three Months and Nine Months
                       Ended September 30, 1998 and 1997
                                  (Unaudited)

                                                 THREE MONTHS ENDED           NINE MONTHS ENDED
                                                   SEPTEMBER 30,                SEPTEMBER 30,
                                             --------------------------   -------------------------
                                                 1998          1997          1998          1997
                                             ------------   -----------   -----------   -----------
INCOME
  Futures trading gains
     Realized                                $ 10,678,426   $ 7,681,453   $26,666,162   $ 6,601,257
     Change in unrealized                      25,809,659     5,578,925    22,434,743     7,394,147
                                             ------------   -----------   -----------   -----------
       Gain from futures trading               36,488,085    13,260,378    49,100,905    13,995,404
  Forward trading gains (losses)
     Realized                                $(12,651,292)  $(2,519,055)  $(9,074,793)  $ 3,750,785
     Change in unrealized                       2,611,978     2,512,167      (766,829)   (2,383,087)
                                             ------------   -----------   -----------   -----------
       Gain (loss) from forward trading       (10,039,314)       (6,888)   (9,841,622)    1,367,698
  Interest income                               3,538,612     2,202,151     9,590,250     5,489,916
                                             ------------   -----------   -----------   -----------
       Total income                            29,987,383    15,455,641    48,849,533    20,853,018
                                             ------------   -----------   -----------   -----------
EXPENSES
  Brokerage fee                                 5,478,314     3,334,265    14,691,213     8,471,730
  Performance fee                               2,440,760       190,283     4,272,499     1,006,667
  Operating expenses                              123,473        81,110       363,623       283,523
                                             ------------   -----------   -----------   -----------
       Total expenses                           8,042,547     3,605,658    19,327,335     9,761,920
                                             ------------   -----------   -----------   -----------
       NET INCOME                            $ 21,944,836   $11,849,983   $29,522,198   $11,091,098
                                             ============   ===========   ===========   ===========
NET INCOME (LOSS) PER GENERAL AND LIMITED
  PARTNER UNIT
  (based on weighted average number of
  units outstanding during the period)       $     119.62   $     95.36   $    116.69   $    103.66
                                             ============   ===========   ===========   ===========
INCREASE IN NET ASSET VALUE PER GENERAL AND
  LIMITED PARTNER UNIT                       $     114.62   $     95.50   $     95.50   $     92.35
                                             ============   ===========   ===========   ===========

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF CASH FLOWS

             For the Nine Months Ended September 30, 1998 and 1997
                                  (Unaudited)

                                                                  1998           1997
                                                              ------------   ------------
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
  Net income                                                  $ 29,522,198   $ 11,091,098
  Adjustments to reconcile net income to net cash (for)
     operating activities
     Net change in unrealize                                   (21,667,914)    (5,011,060)
     Increase (decrease) in accounts payable and accrued
       expenses                                                    479,910     (1,418,336)
     Net (purchases) maturities of investments in United
       States government and agency securities                 (57,999,125)   (52,555,130)
                                                              ------------   ------------
       Net cash (for) operating activities                     (49,664,931)   (47,893,428)
                                                              ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Addition of units                                             79,121,049     71,473,031
  Increase (decrease) in subscription deposits                    (880,104)       424,279
  Redemption of units                                          (16,737,755)    (4,683,099)
  Decrease in redemptions payable                                  652,971         21,671
  Offering costs charged                                        (1,393,575)      (804,095)
  Increase in offering costs payable                                49,509         47,944
                                                              ------------   ------------
       Net cash from financing activities                       60,812,095     66,479,731
                                                              ------------   ------------
Net increase in cash and cash equivalents                       11,147,164     18,586,303
CASH AND CASH EQUIVALENTS
  Beginning of period                                           45,378,186     62,885,065
                                                              ------------   ------------
  End of period                                               $ 56,525,350   $ 81,471,368
                                                              ============   ============
End of period cash & cash equivalents consist of:
  Cash in broker trading accounts                             $ 13,587,364   $ 15,174,547
  Cash and cash equivalents                                     42,937,986     66,296,821
                                                              ------------   ------------
       Total end of period cash and cash equivalents          $ 56,525,350   $ 81,471,368
                                                              ============   ============

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

          STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)

             For the Nine Months Ended September 30, 1998 and 1997
                                  (Unaudited)

                                                      PARTNERS' CAPITAL
                       --------------------------------------------------------------------------------
                              GENERAL                    LIMITED                       TOTAL
                       ----------------------   --------------------------   --------------------------
                         UNITS       AMOUNT        UNITS         AMOUNT         UNITS         AMOUNT
                       ---------   ----------   -----------   ------------   -----------   ------------
NINE MONTHS ENDED
  SEPTEMBER 30, 1998
Balances at December
  31, 1997             1,473.323   $2,135,788   145,259.520   $210,573,931   146,732.843   $212,709,719
Additions                503.205      750,000    52,812.331     78,371,049    53,315.536     79,121,049
Net income for the
  nine months ended
  September 30, 1998                  300,849                   29,221,349                   29,522,198
Redemptions                0.000            0    (11,131.62)   (16,737,755)   (11,131.62)   (16,737,755)
Offering costs                        (14,211)                  (1,379,364)                  (1,393,575)
                       ---------   ----------   -----------   ------------   -----------   ------------
Balances at September
  30, 1998             1,976.528   $3,172,426   186,940.231   $300,049,210   188,916.759   $303,221,636
                       =========   ==========   ===========   ============   ===========   ============
NINE MONTHS ENDED
  SEPTEMBER 30, 1997
Balances at December
  31, 1996               885.938   $1,123,514    84,069.060   $106,613,289    84,954.998   $107,736,803
Additions                480.775      630,000     53,996.40     70,843,031    54,477.175     71,473,031
Net income for the
  nine months ended
  September 30, 1997                  114,114                   10,976,984                   11,091,098
Redemptions                0.000            0    (3,591.010)    (4,683,099)   (3,591.010)    (4,683,099)
Offering costs                         (8,201)                    (795,894)                    (804,095)
                       ---------   ----------   -----------   ------------   -----------   ------------
Balances at September
  30, 1997             1,366.713   $1,859,427   134,474.450   $182,954,311   135,841.163   $184,813,738
                       =========   ==========   ===========   ============   ===========   ============

                                        NET ASSET VALUE PER UNIT
  ----------------------------------------------------------------------------------------------------
       SEPTEMBER 30,               DECEMBER 31,               SEPTEMBER 30,               DECEMBER 31,
           1998                        1997                       1997                        1996
       -------------               ------------               -------------               ------------
         $1,605.05                  $1,449.64                   $1,360.51                  $1,268.16
         =========                  =========                   =========                  =========

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. General Description of the Partnership

        Campbell Strategic Allocation Fund, L.P. (the Partnership) is a Delaware limited partnership which operates as a commodity investment pool.

     B. Regulation

        As a registrant with the Securities and Exchange Commission, the Partnership is subject to the regulatory requirements under the Securities Acts of 1933 and 1934. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry, rules of the National Futures Association, an industry self-regulatory organization, and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of Futures Commission Merchants (brokers) and interbank market makers through which the Partnership trades.

     C. Method of Reporting

        The Partnership's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Partnership's management. Transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract purchase price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 -- "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government and agency securities are stated at market value.

        For purposes of both financial reporting and calculation of redemption value, Net Asset Value per Unit is calculated by dividing Net Asset Value by the number of outstanding units.

     D. Cash and Cash Equivalents

        Cash and cash equivalents includes cash, other demand deposits and short-term time deposits held at the financial institutions.

     E. Income Taxes

        The Partnership prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Partnership's income, expenses and trading gains or losses.

     F. Offering Costs

        The General Partner has incurred total costs in connection with the initial and continuous offering of Units of the Partnership (offering costs) of $6,924,926 through September 30, 1998, $3,451,471 of which has already been reimbursed to the General Partner by the Partnership. At September 30, 1998, the Partnership reflects a liability in the statement of financial condition for offering costs payable to the General Partner of $172,294. The Partnership's liability for offering costs is limited to the maximum of total offering costs incurred by the General Partner or 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings; this maximum is further limited by a pay-out schedule over 30 months. The Partnership is only liable for payment of offering costs on a monthly basis as calculated based on the limitations stated above.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (Unaudited)

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --
        (CONTINUED)

        If the Partnership terminates prior to completion of payment of the calculated amounts to the General Partner, the General Partner will not be entitled to any additional payments and the Partnership will have no further obligation to the General Partner.

        The amount of monthly reimbursement due to the General Partner is charged directly to Partners' capital.

     G. Foreign Currency Transactions

        The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

     H. Reclassification

        Certain amounts in the 1997 financial statements were reclassified to conform with the 1998 presentation.

NOTE 2. GENERAL PARTNER AND COMMODITY TRADING ADVISOR

     The General Partner of the Partnership is Campbell & Company, Inc., which conducts and manages the business of the Partnership. The General Partner is also the commodity trading advisor of the Partnership. The Amended Agreement of Limited Partnership provides that the General Partner may make withdrawals of its Units, provided that such withdrawals do not reduce the General Partner's aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions.

     The General Partner is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     Commencing September 1, 1997, the Partnership pays a monthly brokerage fee equal to 1/12 of 7.7% (7.7% annualized) of month-end net assets. The General Partner receives 7% of this 7.7% fee, a portion (4%) of which is used to compensate selling agents for ongoing services rendered and a portion (3%) of which is retained by the General Partner for trading and management services rendered. The remainder of the brokerage fee (0.7%) is paid directly to the broker. Prior to September 1, 1997, the monthly brokerage fee was equal to 1/12 of 8% (8% annualized) of month-end net assets, with the amount paid directly to the broker equal to 1/12 of 1% (1% annualized) of month-end net assets. During the nine months ended September 30, 1998 and 1997, the amounts paid directly to the broker amounted to $1,335,565 and $1,019,762 respectively.

     The General Partner is also paid a quarterly performance fee of 20% of the Partnership's aggregate cumulative appreciation in the Net Assets Value per Unit, exclusive of appreciation attributable to interest income.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (Unaudited)

NOTE 3.  DEPOSITS WITH BROKER

     The Partnership deposits funds with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Partnership earns interest income on its assets deposited with the broker.

NOTE 4.  OPERATING EXPENSES

     Operating expenses of the Partnership are limited by the Amended Agreement of Limited Partnership to 0.5% per year of the average month-end Net Asset Value of the Partnership. Actual operating expenses were less than 0.5% (annualized) for the nine months ended September 30, 1998 and 1997.

NOTE 5.  SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

     Investments in the Partnership are made by subscription agreement, subject to acceptance by the General Partner. As of September 30, 1998 and December 31, 1997 amounts received by the Partnership by prospective limited partners who have not yet been admitted to the Partnership by the General Partner amount to $5,001 and $885,105, respectively.

     The Partnership is not required to make distributions, but may do so at the sole discretion of the General Partner. A Limited Partner may request and receive redemption of Units owned after the sixth full month after the units are sold, subject to restrictions in the Amended Agreement of Limited Partnership. Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply.

NOTE 6.  TRADING ACTIVITIES AND RELATED RISKS

     The Partnership engages in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

     Purchase and sale of futures contracts requires margin deposits with the broker. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

     The amount of required margin and good faith deposits with brokers and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at September 30, 1998 and December 31, 1997 was $223,129,384 and $110,574,485, respectively, which equals 74% and 52% of the Fund's Net Assets, respectively.

     The Partnership trades forward contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward contracts are

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (Unaudited)

NOTE 6. TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED) generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward contracts typically involves delayed cash settlement.

     The Partnership has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Partnership assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Partnership requires collateral for repurchase agreements.

     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

     The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts. The average fair value of derivatives during the nine months ended September 30, 1998 and 1997 and the related fair values as of September 30, 1998 and December 31, 1997 are as follows:

                                        AVERAGE FAIR VALUE FOR
                                       ------------------------
                                          NINE MONTHS ENDED             FAIR VALUE AS OF
                                            SEPTEMBER 30,         ----------------------------
                                       ------------------------   SEPTEMBER 30,   DECEMBER 31,
                                          1998          1997          1998            1997
                                       -----------   ----------   -------------   ------------
Futures Contracts                      $10,357,000   $3,391,000    $31,002,000     $8,567,000
Forward Contract                          (757,000)    (265,000)       561,000      1,328,000

     The unrealized gain on open futures and forward contracts is comprised of the following:

                                           FUTURES CONTRACTS              FORWARD CONTRACTS
                                           (EXCHANGE TRADED)            (NON-EXCHANGE TRADED)
                                      ----------------------------   ----------------------------
                                      SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                          1998            1997           1998            1997
                                      -------------   ------------   -------------   ------------
Gross unrealized gains                 $32,223,547     $9,352,004     $12,827,757    $ 4,890,035
Gross unrealized losses                 (1,221,738)      (784,938)    (12,266,456)    (3,561,905)
                                       -----------     ----------     -----------    -----------
     Net unrealized gain               $31,001,809     $8,567,066     $   561,301    $ 1,328,130
                                       ===========     ==========     ===========    ===========

     Net trading results from futures contracts are reflected in the statement of operations and equal gain from futures trading less the portion of the brokerage fee paid directly to the broker. Net trading results from forward contracts are reflected in the statement of operations as gain from forward trading. Such trading results reflect the net gain arising from the Partnership's speculative trading of futures and forward contracts.

     Open contracts generally mature within three months; as of September 30, 1998, the latest maturity date for both open futures and forward contracts is December 1998. However, the Partnership intends to

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  (Unaudited)

NOTE 6. TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED) close all contracts prior to maturity. At September 30, 1998 and December 31, 1997, the notional amount of open contracts is as follows:

                                          SEPTEMBER 30, 1998                 DECEMBER 31, 1997
                                    -------------------------------   -------------------------------
                                     CONTRACTS TO     CONTRACTS TO     CONTRACTS TO     CONTRACTS TO
                                       PURCHASE           SELL           PURCHASE           SELL
                                    --------------   --------------   --------------   --------------
Futures contracts (exchange
  traded):
  - Long-term interest rates        $1,133,800,000   $            0   $  759,600,000   $            0
  - Short-term interest rates          356,100,000                0      485,700,000      437,100,000
  - Stock indices                                0       70,200,000       21,000,000       13,000,000
  - Softs/Fibers                                 0        3,400,000        2,500,000        1,000,000
  - Grains                                  20,000       34,500,000                0        2,200,000
  - Meats                                        0          200,000                0          400,000
  - Metals                             21,800,0000       33,000,000        2,800,000       32,400,000
  - Energy                              48,700,000                0                0       49,600,000

Forward contracts (non-exchange
  traded):
  - Currencies                       1,184,600,000      889,100,000      284,900,000      472,800,000
                                    --------------   --------------   --------------   --------------
                                    $2,745,020,000   $1,030,400,000   $1,556,500,000   $1,008,500,000
                                    ==============   ==============   ==============   ==============

     The above amounts do not represent the Partnership's risk of loss due to market and credit risk, but rather represent the Partnership's extent of involvement in derivatives at the date of the statement of financial condition.

     The General Partner has established procedures to actively monitor and minimize market and credit risk, although there can be no assurance that they will, in fact, succeed in doing so. The General Partner's basic market risk control procedures consist of continuously monitoring open positions, diversifications of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership's assets at financial institutions and brokers which the General Partner believe to be creditworthy. The Limited Partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

NOTE 7.  INTERIM FINANCIAL STATEMENTS

     The Statement of Financial Condition as of September 30, 1998, the Statements of Operations for the three months and nine months ended September 30, 1998 and 1997, the Statements of Cash Flows for the nine months ended September 30, 1998 and 1997 and the Statements of Changes in Partners' Capital (Net Asset Value) for the nine months ended September 30, 1998 and 1997 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 1998 and the results of operations for the three months and nine months ended September 30, 1998 and 1997.

                          INDEPENDENT AUDITOR'S REPORT

To the Partners
Campbell Strategic Allocation Fund, L.P.

     We have audited the accompanying statements of financial condition of Campbell Strategic Allocation Fund, L.P. as of December 31, 1997 and 1996, and the related statements of operations, cash flows and changes in partners' capital (net asset value) for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campbell Strategic Allocation Fund, L.P. as of December 31, 1997 and 1996, and the results of its operations, cash flows and the changes in its net asset values for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

                                    /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Lutherville, Maryland
February 13, 1998

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                           December 31, 1997 and 1996

                                                                  1997           1996
                                                              ------------   ------------
ASSETS
  Equity in broker trading accounts Cash                      $ 17,401,415   $ 15,907,914
     United States government securities                        37,851,369     10,583,946
     Unrealized gain on open futures contracts                   8,567,066        304,907
                                                              ------------   ------------
       Deposits with broker                                     63,819,850     26,796,767
  Cash and cash equivalents                                     27,976,771     46,977,151
  United States government and agency securities               127,278,890     35,925,168
  Unrealized gain on open forward contracts                      1,328,130      1,667,873
                                                              ------------   ------------
       Total assets                                           $220,403,641   $111,366,959
                                                              ============   ============
LIABILITIES
  Accounts payable                                            $    165,183   $    117,865
  Brokerage fee                                                  1,354,551        662,993
  Performance fee                                                2,537,134      2,082,519
  Offering costs payable                                           122,785         56,627
  Redemptions payable                                            2,629,164        577,116
  Subscription deposits                                            885,105        133,036
                                                              ------------   ------------
       Total liabilities                                         7,693,922      3,630,156
                                                              ------------   ------------
PARTNERS' CAPITAL (NET ASSET VALUE)
  General Partner -- 1,473.323 and 885.938 units outstanding
     at December 31, 1997 and 1996.                              2,135,788      1,123,514
  Limited Partners -- 145,259.520 and 84,069.060 units
     outstanding at December 31, 1997 and 1996.                210,573,931    106,613,289
                                                              ------------   ------------
       Total partners' capital (Net Asset Value)               212,709,719    107,736,803
                                                              ------------   ------------
                                                              $220,403,641   $111,366,959
                                                              ============   ============

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF OPERATIONS

              For the Years Ended December 31, 1997, 1996 and 1995

                                                              1997          1996          1995
                                                           -----------   -----------   ----------
INCOME
  Futures trading gains (losses)
     Realized                                              $16,927,642   $18,780,574   $ (670,105)
     Change in unrealized                                    8,262,159    (2,493,831)   2,673,293
                                                           -----------   -----------   ----------
       Gain from futures trading                            25,189,801    16,286,743    2,003,188
                                                           -----------   -----------   ----------
  Forward trading gains (losses)
     Realized                                                7,406,539     5,203,452    2,430,507
     Change in unrealized                                     (339,743)    1,895,170      (19,180)
                                                           -----------   -----------   ----------
       Gain from forward trading                             7,066,796     7,098,622    2,411,327
                                                           -----------   -----------   ----------
  Interest income                                            7,977,840     3,238,486    1,786,353
                                                           -----------   -----------   ----------
       Total income                                         40,234,437    26,623,851    6,200,868
                                                           -----------   -----------   ----------
EXPENSES
  Brokerage fee                                             12,288,681     5,209,726    2,536,004
  Performance fee                                            3,565,668     2,121,981            0
  Operating expenses                                           368,925       234,090      155,631
                                                           -----------   -----------   ----------
       Total expenses                                       16,223,274     7,565,797    2,691,635
                                                           -----------   -----------   ----------
       NET INCOME                                          $24,011,163   $19,058,054   $3,509,233
                                                           ===========   ===========   ==========
NET INCOME PER GENERAL AND LIMITED PARTNER UNIT
  (based on weighted average number of units outstanding
  during the year)                                         $    208.78   $    327.00   $   103.74
                                                           ===========   ===========   ==========
INCREASE IN NET ASSET VALUE PER GENERAL AND LIMITED
  PARTNER UNIT                                             $    181.48   $    296.12   $    88.27
                                                           ===========   ===========   ==========

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1997, 1996 and 1995

                                                         1997            1996          1995
                                                     -------------   ------------   -----------
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
  Net income                                         $  24,011,163   $ 19,058,054   $ 3,509,233
  Adjustments to reconcile net income to net cash
     from (for) operating activities
     Net change in unrealized                           (7,922,416)       598,661    (2,654,113)
     Increase in accounts payable and accrued
       expenses                                          1,193,491      2,530,672       190,151
     Net (purchases) maturities of investments in
       United States government and agency
       securities                                     (118,621,145)   (36,318,412)    8,112,415
                                                     -------------   ------------   -----------
          Net cash from (for) operating activities    (101,338,907)   (14,131,025)    9,157,686
                                                     -------------   ------------   -----------
CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
  Addition of units                                     96,000,283     52,969,550    27,182,425
  Increase (decrease) in subscription deposits             752,069        102,882      (222,071)
  Redemption of units                                  (13,866,080)    (8,743,067)   (5,885,426)
  Increase (decrease) in redemptions payable             2,052,048       (440,891)      963,172
  Offering costs charged                                (1,172,450)      (621,268)     (332,094)
  Increase in offering costs payable                        66,158         19,440        20,557
                                                     -------------   ------------   -----------
          Net cash from financing activities            83,832,028     43,286,646    21,726,563
                                                     -------------   ------------   -----------
Net increase (decrease) in cash and cash
  equivalents                                          (17,506,879)    29,155,621    30,884,249
CASH AND CASH EQUIVALENTS
  Beginning of year                                     62,885,065     33,729,444     2,845,195
                                                     -------------   ------------   -----------
  End of year                                        $  45,378,186   $ 62,885,065   $33,729,444
                                                     =============   ============   ===========
End of year cash and cash equivalents consists of:
  Cash in broker trading accounts                    $  17,401,415   $ 15,907,914   $ 1,238,207
  Cash and cash equivalents                             27,976,771     46,977,151    32,491,237
                                                     -------------   ------------   -----------
          Total end of year cash and cash
            equivalents                              $  45,378,186   $ 62,885,065   $33,729,444
                                                     =============   ============   ===========

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

          STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)

              For the Years Ended December 31, 1997, 1996 and 1995

                                                            PARTNERS' CAPITAL
                             --------------------------------------------------------------------------------
                                    GENERAL                    LIMITED                       TOTAL
                             ----------------------   --------------------------   --------------------------
                               UNITS       AMOUNT        UNITS         AMOUNT         UNITS         AMOUNT
                             ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1994                         253.300   $  223,859    23,055.320   $ 20,375,537    23,308.620   $ 20,599,396
Net income for the year
  ended December 31, 1995                    33,569                    3,475,664                    3,509,233
Additions                      218.922      205,000    29,148.037     26,977,425    29,366.959     27,182,425
Redemptions                      0.000            0    (6,305.463)    (5,885,426)   (6,305.463)    (5,885,426)
Offering costs                               (3,410)                    (328,684)                    (332,094)
                             ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1995                         472.222      459,018    45,897.894     44,614,516    46,370.116     45,073,534
Net income for the year
  ended December 31, 1996                   190,771                   18,867,283                   19,058,054
Additions                      413.716      480,000    46,205.096     52,489,550    46,618.812     52,969,550
Redemptions                      0.000            0    (8,033.930)    (8,743,067)   (8,033.930)    (8,743,067)
Offering costs                               (6,275)                    (614,993)                    (621,268)
                             ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1996                         885.938    1,123,514    84,069.060    106,613,289    84,954.998    107,736,803
Net income for the year
  ended December 31, 1997                   244,185                   23,766,978                   24,011,163
Additions                      587.385      780,007    71,325.080     95,220,276    71,912.465     96,000,283
Redemptions                      0.000            0   (10,134.620)   (13,866,080)  (10,134.620)   (13,866,080)
Offering costs                              (11,918)                  (1,160,532)                  (1,172,450)
                             ---------   ----------   -----------   ------------   -----------   ------------
Balances at December 31,
  1997                       1,473.323   $2,135,788   145,259.520   $210,573,931   146,732.843   $212,709,719
                             =========   ==========   ===========   ============   ===========   ============

                       NET ASSET VALUE PER
                 GENERAL AND LIMITED PARTNER UNIT
     --------------------------------------------------------
                           DECEMBER 31,
     --------------------------------------------------------
       1997                    1996                    1995
     ---------               ---------               --------
     $1,449.64               $1,268.16               $972.04
     =========               =========               =======

                            See accompanying notes.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.  General Description of the Partnership

        Campbell Strategic Allocation Fund, L.P. (the Partnership) is a Delaware limited partnership which operates as a commodity investment pool.

     B.  Regulation

        As a registrant with the Securities and Exchange Commission, the Partnership is subject to the regulatory requirements under the Securities Acts of 1933 and 1934. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry, rules of the National Futures Association, an industry self-regulatory organization, and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of Futures Commission Merchants (brokers) and interbank market makers through which the Partnership trades.

     C.  Method of Reporting

        The Partnership's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Partnership's management. Transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract purchase price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 -- "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government and agency securities are stated at market value.

        For purposes of both financial reporting and calculation of redemption value, Net Asset Value per Unit is calculated by dividing Net Asset Value by the number of outstanding units.

     D.  Cash and Cash Equivalents

        Cash and cash equivalents includes cash, other demand deposits and short-term time deposits held at financial institutions.

     E.  Income Taxes

        The Partnership prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Partnership's income, expenses and trading gains or losses.

     F.  Offering Costs

        The General Partner has incurred total costs in connection with the initial and continuous offering of Units of the Partnership (offering costs) of $5,196,390 through December 31, 1997, $2,107,405 of which has already been reimbursed to the General Partner by the Partnership. At December 31, 1997, the Partnership reflects a liability in the statement of financial condition for offering costs payable to the General Partner of $122,785. The Partnership's liability for offering costs is limited to the maximum of total offering costs incurred by the General Partner or 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings; this maximum is further limited by 30 month pay-out schedules. The Partnership is only liable for payment of offering costs on a monthly basis as calculated based on the limitations stated above. If the Partnership terminates prior to completion of payment of the calculated amounts to the General

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --
         (CONTINUED)
        Partner, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner.

        The amount of monthly reimbursement due to the General Partner is charged directly to partners' capital.

     G.  Foreign Currency Transactions

        The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

     H.  Reclassification

        Certain amounts in the 1996 and 1995 financial statements were reclassified to conform with the 1997 presentation.

NOTE 2.  GENERAL PARTNER AND COMMODITY TRADING ADVISOR

     The General Partner of the Partnership is Campbell & Company, Inc., which conducts and manages the business of the Partnership. The General Partner is also the commodity trading advisor of the Partnership. The Amended Agreement of Limited Partnership provides that the General Partner may make withdrawals of its Units, provided that such withdrawals do not reduce the General Partner's aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions.

     The General Partner is required by the Amended Agreement of Limited Partnership to maintain a net worth equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     Commencing September 1, 1997, the Partnership pays a monthly brokerage fee equal to 1/12 of 7.7% (7.7% annualized) of month-end net assets. The General Partner receives 7% of this 7.7% fee, a portion (4%) of which is used to compensate selling agents for ongoing services rendered and a portion (3%) of which is retained by the General Partner for trading and management services rendered. The remainder of the brokerage fee (0.7%) is paid directly to the broker. Prior to September 1, 1997, the monthly brokerage fee was equal to 1/12 of 8% (8% annualized) of month-end net assets, with the amount paid directly to the broker equal to 1/12 of 1% (1% annualized) of month-end net assets. During 1997, 1996 and 1995, the amounts paid directly to the broker amounted to $1,366,757, $651,216 and $317,000, respectively.

     The General Partner is also paid a quarterly performance fee of 20% of the Partnership's aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of appreciation attributable to interest income.

NOTE 3.  DEPOSITS WITH BROKER

     The Partnership deposits funds with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Partnership earns interest income on its assets deposited with the broker.

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 4.  OPERATING EXPENSES

     Operating expenses of the Partnership are limited by the Amended Agreement of Limited Partnership to 0.5% per year of the average month-end Net Asset Value of the Partnership. Actual operating expenses were less than 0.5% of average month-end Net Asset Value for the years ended December 31, 1997, 1996 and 1995.

NOTE 5.  SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

     Investments in the Partnership are made by subscription agreement, subject to acceptance by the General Partner. As of December 31, 1997 and 1996, amounts received by the Partnership by prospective limited partners who have not yet been admitted to the Partnership by the General Partner total $885,105 and $133,036, respectively.

     The Partnership is not required to make distributions, but may do so at the sole discretion of the General Partner. A limited partner may request and receive redemption of Units owned, subject to restrictions in the Amended Agreement of Limited Partnership. Redemption fees apply through the first twelve month-ends following purchase as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply.

NOTE 6.  TRADING ACTIVITIES AND RELATED RISKS

     The Partnership engages in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

     Purchase and sale of futures contracts requires margin deposits with the broker. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

     The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at December 31, 1997 and 1996 was $110,574,485 and $13,763,550, respectively, which equals 52%
and 13% of Net Asset Value, respectively.

     The Partnership trades forward contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward contracts typically involves delayed cash settlement.

     The Partnership has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Partnership assets on deposit may be limited to

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 6. TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED) account insurance or other protection afforded such deposits. In the normal course of business, the Partnership requires collateral for repurchase agreements.

     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

     The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts. The average fair value of derivatives during 1997, 1996 and 1995, and the related fair values as of December 31, 1997 and 1996 are as follows:

                                                                                FAIR VALUE AS OF
                                                AVERAGE FAIR VALUE                DECEMBER 31,
                                        ----------------------------------   -----------------------
                                           1997         1996        1995        1997         1996
                                        ----------   ----------   --------   ----------   ----------
Futures contracts                       $4,110,000   $3,280,000   $430,000   $8,567,000   $  305,000
Forward contracts                           70,000    1,570,000    400,000    1,328,000    1,668,000

     The unrealized gain on open futures and forward contracts is comprised of the following:

                                                  FUTURES CONTRACTS          FORWARD CONTRACTS
                                                  (EXCHANGE TRADED)        (NON-EXCHANGE TRADED)
                                               ------------------------   ------------------------
                                                     DECEMBER 31,               DECEMBER 31,
                                               ------------------------   ------------------------
                                                  1997         1996          1997          1996
                                               ----------   -----------   -----------   ----------
Gross unrealized gains                         $9,352,004   $ 3,073,253   $ 4,890,035   $2,612,859
Gross unrealized losses                          (784,938)   (2,768,346)   (3,561,905)    (944,986)
                                               ----------   -----------   -----------   ----------
     Net unrealized gain                       $8,567,066   $   304,907   $ 1,328,130   $1,667,873
                                               ==========   ===========   ===========   ==========

     Net trading results from futures contracts are reflected in the statement of operations and equal gain from futures trading less the portion of the brokerage fee paid directly to the broker. Net trading results from forward contracts are reflected in the statement of operations as gain from forward trading. Such trading results reflect the net gain arising from the Partnership's speculative trading of futures and forward contracts.

     Open contracts generally mature within three months; as of December 31, 1997, the latest maturity date for both open futures and forward contracts is March 1998. However, the Partnership intends to close

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

NOTE 6. TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED) all contracts prior to maturity. At December 31, 1997 and 1996, the notional amount of open contracts is as follows:

                                                    1997                            1996
                                       -------------------------------   ---------------------------
                                        CONTRACTS TO     CONTRACTS TO    CONTRACTS TO   CONTRACTS TO
                                          PURCHASE           SELL          PURCHASE         SELL
                                       --------------   --------------   ------------   ------------
Futures contracts (exchange traded):
  - Long-term interest rates           $  759,600,000   $            0   $154,000,000   $118,100,000
  - Short-term interest rates             485,700,000      437,100,000    134,200,000              0
  - Currencies                                      0                0     11,400,000     21,200,000
  - Stock indices                          21,000,000       13,000,000        600,000     12,200,000
  - Softs/Fibers                            2,500,000        1,000,000      1,000,000              0
  - Grains                                          0        2,200,000              0              0
  - Meats                                           0          400,000        400,000              0
  - Metals                                  2,800,000       32,400,000     16,500,000      9,300,000
  - Energy                                          0       49,600,000     18,300,000              0

Forward contracts (non-exchange
  traded):
  - Currencies                            284,900,000      472,800,000    119,900,000    155,700,000
                                       --------------   --------------   ------------   ------------
                                       $1,556,500,000   $1,008,500,000   $456,300,000   $316,500,000
                                       ==============   ==============   ============   ============

     The above amounts do not represent the Partnership's risk of loss due to market and credit risk, but rather represent the Partnership's extent of involvement in derivatives at the date of the statement of financial condition.

     The General Partner has established procedures to actively monitor and minimize market and credit risk, although there can be no assurance that they will, in fact, succeed in doing so. The General Partner's basic market risk control procedures consist of continuously monitoring open positions, diversifications of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Partnership's assets at financial institutions and brokers which the General Partner believe to be creditworthy. The Limited Partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

                            CAMPBELL & COMPANY, INC.

                                 BALANCE SHEET

                         September 30, 1998 (Unaudited)


ASSETS
  Current assets
     Cash and cash equivalents                                $ 8,908,894
     Accounts receivable
       Advisory and performance fees                           14,755,429
       Receivable from Campbell Strategic Allocation Fund,
        L.P.                                                    1,185,896
     Other receivables                                            140,338
                                                              -----------
          Total current assets                                 24,990,557
                                                              -----------
  Property and equipment
     Furniture and office equipment                             1,746,538
     Leasehold improvements                                       134,363
                                                              -----------
                                                                1,880,901
     Less accumulated depreciation and amortization              (947,320)
                                                              -----------
          Total property and equipment                            933,581
                                                              -----------
  Other assets
     Cash surrender value of life insurance, net of policy
      loan of $149,678                                             56,624
     Investments in commodity pools                             4,740,314
     Other                                                      3,690,922
                                                              -----------
          Total assets                                        $34,411,998
                                                              ===========
LIABILITIES
  Current liabilities
     Accounts payable and accrued expenses                    $ 8,700,947
  Subordinated debt                                             4,921,778
                                                              -----------
          Total liabilities                                    13,622,725
                                                              -----------
STOCKHOLDERS' EQUITY
  Capital stock
     Class A voting, no par, $100 stated value; 2,500 shares
      authorized; 105 shares outstanding                           10,500
     Additional paid-in capital                                    46,668
     Retained earnings                                         20,732,105
                                                              -----------
          Total stockholders' equity                           20,789,273
                                                              -----------
          Total liabilities and stockholders' equity          $34,411,998
                                                              ===========

          THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY.

                            See accompanying notes.

                            CAMPBELL & COMPANY, INC.

                             NOTES TO BALANCE SHEET
                                  (UNAUDITED)
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.  General

        Campbell and Company, Inc. (the Company) earns fees as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

        The Company's balance sheet is presented in accordance with generally accepted accounting principles. The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates, and such differences may be material to the balance sheet.

     B.  Cash and Cash Equivalents

        Cash and cash equivalents consist of cash and investments readily convertible into cash. The Company maintains its cash and cash equivalents with primarily one financial institution. At times, the balance on deposit may be in excess of available insurance.

     C.  Revenue Recognition

        Advisory fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees, if any, are accrued when the conditions of the performance fee agreement are satisfied.

     D.  Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

     E.  Investments in Commodity Pools

        Investments in commodity pools are carried at their reported net asset values at the balance sheet date.

     F.  Income Taxes

        The Company has elected S corporation status, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the balance sheet. The Company's taxable income is taxable to the stockholders on an individual basis.

NOTE 2.  INVESTMENTS IN COMMODITY POOLS

     Investments in commodity pools consists of the following at September 30, 1998:

Campbell Strategic Allocation Fund, L.P.                      $3,172,427
SB Campbell Financial, Metals & Energy Fund plc                1,312,950
Campbell Financial Futures Fund Limited Partnership              229,631
The Campbell Fund Trust                                           25,306
                                                              ----------
     Total                                                    $4,740,314
                                                              ==========

                            CAMPBELL & COMPANY, INC.

NOTE 2.  INVESTMENTS IN COMMODITY POOLS -- (CONTINUED)
     In addition to its investment in these commodity pools, the Company has General Partner or Managing Operator responsibilities with regards to the following:

     Campbell Strategic Allocation Fund, L.P.

     The Company is the General Partner and trading manager of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee.

     Summarized financial information with respect to Strategic as of and for the nine months ended September 30, 1998 is as follows:

BALANCE SHEET DATA
  Assets                                                      $311,217,844
  Liabilities                                                   (7,996,208)
                                                              ------------
     Net Asset Value                                          $303,221,636
                                                              ============
OPERATING DATA
  Total income                                                $ 48,849,533
  Total expense                                                (19,327,335)
                                                              ------------
     Net income                                               $ 29,522,198
                                                              ============
General Partner income allocation                             $    286,638
                                                              ============

     The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The extent of this commitment is dependent on the subscriptions Strategic receives during the continuing offering period provided for in Strategic's prospectus. The Company, as General Partner, has contributed capital of $2,467,000 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     As General Partner, the Company has incurred costs in connection with Strategic's initial and continuous offerings. The Company reflects a receivable as of September 30, 1998 of $172,294 from Strategic for offering costs due to be reimbursed as of said date. This amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the balance sheet. The remaining offering costs of $2,367,053 as of September 30, 1998 are included in Other assets in the balance sheet. It is carried on the Company's books as an asset, because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive out of the asset over time.

     The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of September 30, 1998, $1,366,393, in selling agent

                            CAMPBELL & COMPANY, INC.

NOTE 2. INVESTMENTS IN COMMODITY POOLS -- (CONTINUED) commissions are subject to future reimbursement, of which $1,013,602 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $352,791 is included in Other assets in the balance sheet.

     In the event Strategic terminates prior to the completion of any reimbursement of the above costs, the Company will not be entitled to any additional reimbursement from Strategic.

     Campbell Financial Futures Fund Limited Partnership

     The Company also acts as a Co-General Partner in Campbell Financial Futures Fund Limited Partnership (Financial Futures).

     Summarized financial information with respect to Financial Futures as of and for the nine months ended September 30, 1998 is as follows:

BALANCE SHEET DATA
  Assets                                                      $ 3,016,736
  Liabilities                                                    (211,574)
                                                              -----------
     Net Asset Value                                          $ 2,805,162
                                                              ===========
OPERATING DATA
  Total income                                                $ 1,796,308
  Total expense                                                  (445,134)
                                                              -----------
     Net income                                               $ 1,351,174
                                                              ===========
General Partner income allocation                             $    37,220
                                                              ===========

     The Campbell Fund Trust

     The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust.

NOTE 3.  TRADING ACTIVITIES AND RELATED RISKS

     The commodity pools for which the Company is either the sole General Partner, Co-General Partner or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. These commodity pools are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

     Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The commodity pools also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

                            CAMPBELL & COMPANY, INC.

NOTE 3.  TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED)
     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the commodity pools and the Company, as General Partner or Managing Operator, are exposed to a market risk equal to the value of derivatives purchased and unlimited liability on derivatives sold short.

     The average fair value of derivatives held by the partnerships and the trust during the nine months ended September 30, 1998 was approximately $3,422,789 and the related period end fair value was approximately $32,924,282.

     At September 30, 1998, the notional amount of contracts acquired by the partnerships and the trust to purchase totaled approximately $2,886,348,491 and the notional amount of such contracts to sell totaled approximately $1,077,227,131. These amounts do not represent the partnerships' and the trust's risk of loss due to market and credit risk, but rather represent the extent of their involvement in derivatives at the balance sheet date.

     The Company has established procedures to actively monitor and minimize market and credit risks.

NOTE 4.  SUBORDINATED DEBT

     The Company entered into a working capital agreement with the stockholders of the Company in February, 1997. The agreement provides for the issuance of unsecured notes to the Company which allows for their subordination to any future borrowings of the Company. Interest on any notes issued in accordance with the agreement is payable annually at a rate of 8.0%. Any unpaid principal balance is due on the tenth anniversary date of the commencement date of each note, or five years after a stockholder (a noteholder) ceases to be in the employ of the Company, whichever pay period is less. At September 30, 1998, $4,921,778, including accrued interest, was outstanding under this agreement.

NOTE 5.  LEASE OBLIGATION

     The Company leases office facilities under an agreement which provides for minimum base annual rentals plus a proportionate share of operating expenses. The lease expires September 30, 2008. The Company has the option to renew the lease for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

           TWELVE MONTHS ENDING SEPTEMBER 30,
           ----------------------------------
1999                                                      $  272,140
2000                                                         277,583
2001                                                         283,162
2002                                                         288,877
2003                                                         294,591
Thereafter                                                 1,563,444
                                                          ----------
     Total base annual rentals                            $2,979,797
                                                          ==========

     The Company has provided the landlord with a $23,000 irrevocable letter of credit in lieu of a security deposit relating to this lease.

NOTE 6.  PROFIT SHARING PLAN

     The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 3.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Campbell & Company, Inc.

     We have audited the accompanying balance sheet of Campbell & Company, Inc. as of December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. as of December 31, 1997, in conformity with generally accepted accounting principles.

                                    /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Lutherville, Maryland
February 25, 1998

                            CAMPBELL & COMPANY, INC.

                                 BALANCE SHEET

                               December 31, 1997


ASSETS
  Current assets
     Cash and cash equivalents                                $ 6,638,947
     Accounts receivable
       Advisory and performance fees                           11,390,843
       Receivable from Campbell Strategic
          Allocation Fund, L.P.                                   826,413
       Other receivables                                          226,953
                                                              -----------
          Total current assets                                 19,083,156
                                                              -----------
  Property and equipment
     Furniture and office equipment                             1,117,474
     Leasehold improvements                                        85,434
                                                              -----------
                                                                1,202,908
     Less accumulated depreciation and amortization              (805,881)
                                                              -----------
          Total property and equipment                            397,027
                                                              -----------
  Other assets
     Cash surrender value of life insurance, net of policy
      loans of $149,678                                            56,624
     Investments in commodity pools                             3,860,745
     Other                                                      4,915,964
                                                              -----------
          Total assets                                        $28,313,516
                                                              ===========
LIABILITIES
  Current liabilities
     Accounts payable and accrued expenses                    $ 7,304,311
  Subordinated debt                                             3,315,232
                                                              -----------
          Total liabilities                                    10,619,543
                                                              -----------
STOCKHOLDERS' EQUITY
  Capital stock
     Class A voting, no par, $100 stated value; 2,500 shares
      authorized; 105 shares outstanding                           10,500
     Additional paid-in capital                                    46,668
     Retained earnings                                         17,636,805
                                                              -----------
          Total stockholders' equity                           17,693,973
                                                              -----------
          Total liabilities and stockholders' equity          $28,313,516
                                                              ===========

           THE INVESTOR WILL NOT RECEIVE ANY INTEREST IN THIS COMPANY

                            See accompanying notes.

                            CAMPBELL & COMPANY, INC.

                             NOTES TO BALANCE SHEET
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.  General

        Campbell and Company, Inc. (the Company) earns fees as a Commodity Trading Advisor registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

        The Company's balance sheet is presented in accordance with generally accepted accounting principles. The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates, and such differences may be material to the balance sheet.

     B.  Cash and Cash Equivalents

        Cash and cash equivalents consist of cash and investments readily convertible into cash. The Company maintains its cash and cash equivalents with primarily one financial institution. At times, the balance on deposit may be in excess of available insurance.

     C.  Revenue Recognition

        Advisory fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives. Performance fees are accrued when the conditions of the performance fee agreement are satisfied.

     D.  Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods. Such lives range from 3 to 39 years.

     E.  Investments in Commodity Pools

        Investments in commodity pools are carried at their reported net asset values at the balance sheet date.

     F.  Income Taxes

        The Company has elected S corporation status, pursuant to which the Company does not pay U.S. or Maryland income taxes. The Company is subject to state income taxes in certain states in which it conducts business and adequate provision for such is provided for in the balance sheet. The Company's taxable income is taxable to the stockholders on an individual basis.

NOTE 2.  INVESTMENTS IN COMMODITY POOLS

     Investments in commodity pools consist of the following as of December 31, 1997:

Campbell Strategic Allocation Fund, L.P.                      $2,135,788
SB Campbell Financial, Metals & Energy Fund plc                1,140,790
Campbell Global Investment Fund Limited                          368,939
Campbell Financial Futures Fund Limited Partnership              192,411
The Campbell Fund Trust                                           22,817
                                                              ----------
     Total                                                    $3,860,745
                                                              ==========

                            CAMPBELL & COMPANY, INC.

NOTE 2.  INVESTMENTS IN COMMODITY POOLS -- (CONTINUED)
     In addition to its investment in these commodity pools, the Company has General Partner or Managing Operator responsibilities with regards to the following:

     Campbell Strategic Allocation Fund, L.P.

     The Company is the General Partner and trading manager of Campbell Strategic Allocation Fund, L.P. (Strategic). As General Partner, the Company receives from Strategic a monthly brokerage fee and quarterly performance fee.

     Summarized financial information with respect to Strategic as of and for the year ended December 31, 1997 is as follows:

BALANCE SHEET DATA
  Assets                                                      $220,403,641
  Liabilities                                                   (7,693,922)
                                                              ------------
     Net Asset Value                                          $212,709,719
                                                              ============
OPERATING DATA
  Total income                                                $ 40,234,437
  Total expense                                                (16,223,274)
                                                              ------------
     Net income                                               $ 24,011,163
                                                              ============
General Partner income allocation                             $    232,267
                                                              ============

     The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners. The extent of this commitment is dependent on the subscriptions Strategic receives during the continuing offering period provided for in Strategic's prospectus. The Company, as General Partner, has contributed capital of $1,717,000 to Strategic. The Company is further bound by Strategic's Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner. The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     As General Partner, the Company has incurred costs in connection with Strategic's initial and continuous offerings. The Company reflects a receivable as of December 31, 1997 of $122,785 from Strategic for offering costs due to be reimbursed as of said date. This amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the balance sheet. The remaining offering costs of $2,966,200 as of December 31, 1997, is included in Other assets in the balance sheet. It is carried on the Company's books as an asset, because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time. The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset. The Company analyzes the value of the remaining Other asset on its balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive out of the asset over time.

     The Company also pays, up-front, a 4% commission to selling agents for Strategic. The Company is then reimbursed by Strategic for this cost, over twelve months, through a brokerage fee which is based on the monthly net asset value of Strategic. As of December 31, 1997, $2,542,114, in selling agent

                            CAMPBELL & COMPANY, INC.

NOTE 2. INVESTMENTS IN COMMODITY POOLS -- (CONTINUED) commissions are subject to future reimbursement, of which $703,628 is included in Receivable from Campbell Strategic Allocation Fund, L.P. and $1,838,486 is included in Other assets in the balance sheet.

     In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

     Campbell Financial Futures Fund Limited Partnership

     The Company also acts as a Co-General Partner in Campbell Financial Futures Fund Limited Partnership (Financial Futures).

     Summarized financial information with respect to Financial Futures as of and for the year ended December 31, 1997 is as follows:

BALANCE SHEET DATA
  Assets                                                      $7,363,044
  Liabilities                                                   (183,480)
                                                              ----------
     Net Asset Value                                          $7,179,564
                                                              ==========
OPERATING DATA
  Total income                                                $1,488,175
  Total expense                                                 (430,713)
                                                              ----------
     Net income                                               $1,057,462
                                                              ==========
General Partner income allocation                             $   28,441
                                                              ==========

     The Campbell Fund Trust

     The Company is the Managing Operator of The Campbell Fund Trust (the Trust). The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust.

NOTE 3.  TRADING ACTIVITIES AND RELATED RISKS

     The commodity pools for which the Company is either the sole General Partner, Co-General Partner or Managing Operator engage in the speculative trading of U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading program. These commodity pools are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

     Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited. The commodity pools also trade forward contracts in unregulated markets between principals and assume the risk of loss from counterparty nonperformance.

                            CAMPBELL & COMPANY, INC.

NOTE 3.  TRADING ACTIVITIES AND RELATED RISKS -- (CONTINUED)
     For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the commodity pools and the Company, as General Partner or Managing Operator, are exposed to a market risk equal to the value of derivatives purchased and unlimited liability on derivatives sold short.

     The average fair value of derivatives held by the partnerships and the trust during 1997 was approximately $4,520,000 and the related year end fair value was approximately $10,442,000.

     At December 31, 1997, the notional amount of contracts acquired by the partnerships and the trust to purchase totaled approximately $1,624,600,000 and the notional amount of such contracts to sell totaled approximately $1,048,000,000. These amounts do not represent the partnerships' and the trust's risk of loss due to market and credit risk, but rather represent the extent of their involvement in derivatives at the balance sheet date.

     The Company has established procedures to actively monitor and minimize market and credit risks.

NOTE 4.  SUBORDINATED DEBT

     The Company entered into a working capital agreement with the stockholders of the Company in February, 1997. The agreement provides for the issuance of unsecured notes to the Company which allows for their subordination to any future borrowings of the Company. Interest on any notes issued in accordance with the agreement is payable annually at a rate of 8.0%. Any unpaid principal balance is due on the tenth anniversary date of the commencement date of each note, or five years after a stockholder (a noteholder) ceases to be in the employ of the Company, whichever pay period is less. At December 31, 1997, $3,315,232, including accrued interest, was outstanding under this agreement.

NOTE 5.  LEASE OBLIGATION

     The Company leases office facilities under an agreement which provides for minimum base annual rentals plus a proportionate share of operating expenses. The lease expires September 30, 2008. The Company has the option to renew the lease for an additional 60 months. Minimum base annual rentals through the original lease term are as follows:

                YEAR ENDING DECEMBER 31
                -----------------------
1998                                                      $  248,551
1999                                                         254,566
2000                                                         259,664
2001                                                         264,888
2002                                                         270,208
Thereafter                                                 1,660,857
                                                          ----------
     Total base annual rentals                            $2,958,734
                                                          ==========

     The Company advanced $23,000 as a security deposit relating to this lease.

NOTE 6.  PROFIT SHARING PLAN

     The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees. The Company is the plan administrator and certain Company employees are trustees of the Plan. Under terms of the Plan, employees may elect to defer a portion of their compensation. The Company matches employee contributions up to a maximum of 3.75% of the employees' compensation. The Company may also make optional additional contributions to the Plan.

                            CAMPBELL & COMPANY, INC.

NOTE 7.  SUBSEQUENT EVENT

     In January and February 1998, the Company made distributions to its stockholders aggregating approximately $15,600,000. Additionally, the stockholders made advances to the Company in accordance with the working capital agreement aggregating approximately $6,900,000, to provide for additional working capital.

                                   APPENDIX I

                                    GLOSSARY

     The following glossary may assist prospective investors in understanding the terms used in this prospectus.

     Commodity. Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities include: grains, such as wheat, corn, oats and rice; oilseed products, such as soybeans and soybean products (meal and oil); foods, such as livestock and meat, sugar, cocoa and coffee; fibers, such as cotton, lumber and plywood; metals, such as copper, silver, gold, palladium and platinum; financial instruments, such as U.S. Treasury bonds, Eurodollars, German Bund, Euromark deposit rates, and Short Sterling rates; foreign currencies, such as British pounds, Canadian dollars, Deutsche marks, Japanese yen and Swiss francs; energy supplies, such as petroleum and petroleum products (heating oil); and stock indices, such as the Standard & Poor's Composite Index, the New York Stock Exchange Composite Index and the Nikkei Stock Index Average. Traded commodities are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

     Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission.

     Commodity exchanges. Centralized market facilities, sometimes referred to as contract markets, for trading in futures contracts relating to specified commodities. Principal exchanges in the United States include the Board of Trade of the City of Chicago, the Chicago Mercantile Exchange (including the International Monetary Market), and the Commodity Exchange, Inc.

     Commodity Futures Trading Commission ("CFTC"). An independent regulatory commission of the United States government empowered to regulate commodity futures transactions and other commodity transactions under the Commodity Exchange Act.

     Commodity Pool Operator. A person engaged in the business of operating an organization that raises capital through the sale of interests in an investment trust, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in commodity contracts.

     Commodity Trading Advisor. A person who renders advice about commodities or about the trading of commodities, as part of a regular business, for profit.

     Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange (with CFTC approval).

     Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

     Forward contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

     Futures Commission Merchant. The person or organization that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders.
                                     APPI-1

     Futures contract. A contract providing for (i) the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or (ii) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity." Trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

     Limit order. A trading order which sets a limit on price of execution. Limit orders (as contrasted with stop orders) do not become market orders.

     Long contract. A commodity futures contract to accept delivery of (buy) a specified amount and grade of a commodity at a future date at a specified price.

     Market order. A trading order to execute a trade at the most favorable price as soon as possible.

     Margin. A good faith deposit with a broker to assure fulfillment of the terms of a commodity futures contract. Commodity margins do not usually involve the payment of interest.

     Margin call. A demand for additional monies after depletion of the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     Open position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

     Option contract. An option contract gives the purchaser of the option contract the right (as opposed to the obligation) to acquire (call) or sell
(put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price.

     Position limit. The maximum number of speculative futures contracts in any one commodity (on one contract market) imposed by the CFTC or an exchange that can be held or controlled at one time, by one person or a group of persons acting together.

     Round-turn trade. The initial purchase or sale of a commodity futures contract and the subsequent offsetting sale or purchase of a contract.

     Short contract. A futures contract to make delivery of (sell) a specified amount and trade of a commodity at a future date at a specified price.

     Spot contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specified commodity lot for immediate delivery.

     Spreads. A commodity futures trading transaction involving the simultaneous holding of commodity futures contracts dealing with the same commodity but involving different delivery dates or delivery markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different commodity futures contracts.

     Stop order. An order given to a broker to execute a trade in a futures contract when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or losses on open positions. Stop orders become market orders when the stop order price is reached.

     Unrealized profit or loss. The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

                                     APPI-2

                               BLUE SKY GLOSSARY

     The following definitions are included in this Appendix I in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

     Definitions -- As used in the Guidelines, the following terms have the following meanings:

     Administrator -- The official or agency administering the security laws of a state.

     Advisor -- Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

     Affiliate -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

     Capital Contributions -- The total investment in a Program by a Participant or by all Participants, as the case may be.

     Commodity Broker -- Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

     Commodity Contract -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

     Cross Reference Sheet -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

     Net Assets -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

     Net Asset Value Per Program Interest -- The Net Assets divided by the number of Program Interests outstanding.

     Net Worth -- The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

     New Trading Profits -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

     Organizational and Offering Expenses -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.
                                     APPI-3

     Participant -- The holder of a Program Interest.

     Person -- Any natural Person, partnership, corporation, association or other legal entity.

     Pit Brokerage Fee -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

     Program -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

     Program Broker -- A commodity broker that effects trades in Commodity Contracts for the account of a Program.

     Program Interest -- A limited partnership interest or other security representing ownership in a program.

     Pyramiding -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

     Sponsor -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a commodity broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     Valuation Date -- The date as of which the Net Assets of the Program are determined.

     Valuation Period -- A regular period of time between Valuation.

                                     APPI-4

                                  APPENDIX II

                     SUPPLEMENTARY PERFORMANCE INFORMATION

     The following tables include a graphic presentation of the performance of the Fund and the two portfolios in which the Fund trades.

     Table 1 presents the actual performance of the Fund since inception, compared to several investment indices. Tables 2 and 3 present the overall performance of Campbell & Company's management and trading systems within the portfolios in which the Fund trades. Campbell & Company is a highly systematic trader, which uses essentially the same systematic approach in each market traded, and the basic trading principles and policies have remained constant since the inception of trading in the Portfolios. Investors should note that both individual accounts within each Portfolio and other funds managed by Campbell & Company have at times incurred significant losses, greater than any losses sustained to date by the Fund. The Portfolio tables do not represent the actual performance of the Fund and are not representative of how the Fund has or will perform.

     THE FOLLOWING TABLES INCLUDE THE PERFORMANCE OF PROGRAMS AND ACCOUNTS WHICH HAVE TRADED PURSUANT TO THE SAME SYSTEMS AS THE FUND, BUT WHICH HAVE MATERIAL DIFFERENCES FROM THE FUND. THE FUND WILL NOT EXPERIENCE IN THE FUTURE THE RESULTS SHOWN IN THE PORTFOLIO TABLES BECAUSE OF DIFFERENCES IN BROKERAGE FEES, ADVISORY AND PERFORMANCE FEES AND TREATMENT OF INTEREST INCOME BETWEEN THE FUND AND ACCOUNTS INCLUDED IN SUCH TABLES. THE SIZE OF THE FUND'S ASSETS ALSO MAY AFFECT PARTICULAR TRADING DECISIONS, SUCH AS THE RELATIVE SIZE OF POSITIONS TAKEN, DEGREE OF DIVERSIFICATION AND PARTICULAR COMMODITIES TRADED AND MAY AFFECT GENERALLY THE DESIGN AND EXECUTION OF CAMPBELL & COMPANY'S TRADING METHODS. IN ANY EVENT, PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           FUTURES TRADING IS SPECULATIVE. INVESTORS MAY LOSE ALL OR
                     SUBSTANTIALLY ALL OF THEIR INVESTMENT.

                                     APPII-1

                                    TABLE 1

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

             WORST MONTHLY PERCENTAGE DRAW-DOWN*: April, 1998/6.69%
       WORST PEAK-TO-VALLEY DRAW-DOWN*: June, 1994 - January, 1995/17.99%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        RATE OF RETURN(1)
            (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

  MONTH     1998     1997     1996     1995     1994
January     2.74%    4.52%    5.79%   -4.67%
February   -2.81%    2.03%   -5.97%    4.21%
March       4.68%   -2.47%    4.72%    8.77%
April      -6.69%   -3.60%    3.59%    1.13%     0.16%
May         4.07%   -2.92%   -2.18%   -0.84%    -2.42%
June        1.29%    2.48%    0.75%   -1.77%     5.15%
July       -4.00%    9.12%   -0.78%   -3.82%    -3.94%
August      9.48%   -5.69%    1.84%    5.47%    -3.89%
September   2.47%    4.51%    1.77%   -3.93%     5.20%
October     3.97%    1.83%   12.44%    0.79%    -0.14%
November   -0.75%    0.17%   11.00%   -0.15%    -6.67%
December             4.46%   -4.41%    5.35%    -4.98%
   Total   14.26%   14.31%   30.46%    9.99%   -11.62%


             COMPOUND ANNUAL RATES OF RETURN
               APRIL 1994 - NOVEMBER 1998
12-month                                           19.35%
24-month                                           11.74%
36-month                                           21.54%
Since Inception                                    11.42%

     The first chart is a graphic presentation of the table at the left, which presents the actual performance of Campbell Strategic Allocation Fund, L.P. since inception, net of all fees and commissions paid. The MAR Fund/Pool Qualified Universe Index is a dollar weighted index of 420 managed futures funds, including the performance of current as well as retired funds. Both of these charts represent actively managed futures accounts whose objective is speculative trading profits. Stocks are represented by the S&P 500 Index and Bonds by the Lehman Brothers Government Bond Index. These are passive indices of equity and debt securities which generally are purchased by investors with an investment objective of capital preservation, growth or income. There is generally no correlation between the returns of stocks, bonds, and futures investments (see the discussions on non-correlation in "The Risks You Face" and "Investment Factors." The bars in each chart represent annual returns (calculated on a compounded monthly basis).

* "Draw-down" means losses experienced by the Fund over a specified period.

                                   [CHART]

                      CAMPBELL STRATEGIC ALLOCATION FUND
                      ----------------------------------

   1994                    1995                   1996                   1997                   1998
(BEG. APRIL)                                                                             (THROUGH NOVEMBER)
  -11.62                    9.99                  30.46                  14.31                  14.26

                                    [CHART]

                    MAR FUND/POOL QUALIFIED UNIVERSE INDEX
                    --------------------------------------

                                                                                1998  (THROUGH
   1994  (BEG APRIL)         1995                1996                1997         NOVEMBER)
  ------------------        ------              ------              ------     ---------------
  0.97                       9.66                11.89               9.49           10.01

                                    [CHART]

                                  S&P 500 Index
                                  --------------

                                                                                   1998 (THROUGH
 1994 (BEG. APRIL)         1995                1996                1997              NOVEMBER)
 -----------------        ------              ------              ------           -------------
       5.31                38.56               22.92               33.37               20.47

                                    [CHART]


                     Lehman Brothers Government Bond Index
                     -------------------------------------


                                                                                   1998 (THROUGH
 1994 (BEG. APRIL)         1995                1996                1997              NOVEMBER)
 -----------------        ------              ------              ------           -------------
       -7.73               18.77               -0.72               14.88               13.65

                                     APPII-2


                                         STATISTICS
                                        4/94 - 11/98
Compounded Monthly Annual ROR:             11.42%
Average Monthly ROR:                        1.01%
Standard Deviation of Monthly Returns:      4.57%
Annualized Standard Deviation:             15.84
Sharpe Ratio:                                .39
Average Monthly Gain:                       4.25%
Average Monthly Loss:                      (3.31)%
Number of Profitable Months:                  32
Number of Unprofitable Months:                24
Average Duration of Decline (Months):       1.86
Average Recovery Period (Months):           2.92

     THE EFFECT OF INCREASING ALLOCATIONS OF MANAGED FUTURES IN A PORTFOLIO
                                   1980-1997
[ANNUAL STANDARD DEVIATION CHART]

     Beginning with a 60% stock/40% bond allocation, futures were added in 5% increments while the bond allocation was decreased by the same percentage. As the allocation of futures increased up to approximately 15%, returns increased and standard deviation (one measure of risk) was reduced. If more than 15% futures were introduced, returns continued to increase, but risk increased also.

     This is not a recommendation that anyone invest more than 10% of their net worth, which is the maximum allocation allowed by the prospectus, in the Fund. The "Efficient Frontier" is only evident during periods in which managed futures out-perform stocks or bonds.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     APPII-3

                                    TABLE 2

                  FINANCIAL, METAL & ENERGY LARGE PORTFOLIO(4)

            Worst Monthly Percentage Draw-down(2): June, 1986/17.68% Worst Peak-to-Valley Draw-down(3): March - November 1986/41.94%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

[LARGE PORTFOLIO CHART]

                                                               FINANCIAL, METAL & ENERGY LARGE PORTFOLIO
                                                               -----------------------------------------
 1983  (beg. April)                                                             -10.34
 1984                                                                            26.96
 1985                                                                            33.05
 1986                                                                           -30.45
 1987                                                                            64.38
 1988                                                                             7.96
 1989                                                                            42.23
 1990                                                                            35.24
 1991                                                                            31.12
 1992                                                                            13.47
 1993                                                                             4.68
 1994                                                                           -16.73
 1995                                                                            19.46
 1996                                                                            35.96
 1997                                                                            18.75
 1998  through November                                                          19.31

     The Financial, Metal & Energy Large Portfolio is the composite performance of all accounts traded in the Portfolio since its inception, net of all fees and commissions. This is not the Fund's performance, and individual accounts within the Portfolio may have had returns that differ from the Portfolio composite. The bars represent annual returns (calculated on a compounded monthly basis).

        SEE TABLE 1 ON PAGE APPII-2 FOR ACTUAL PERFORMANCE OF THE FUND.


  COMPOUND ANNUAL RATES OF RETURN
    APRIL 1983 - NOVEMBER 1998
12-month                  25.23%
24-month                  16.46%
36-month                  27.20%
Since Inception           16.45%

                                     APPII-4

                                             RATE OF RETURN(1)
                                   (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
  MONTH     1998     1997     1996     1995     1994      1993     1992     1991     1990
January     3.25%    5.26%    5.46%   -4.53%    -4.67%   -0.71%   -5.54%   -7.89%     3.00%
February   -2.38%    2.26%   -5.63%    5.85%    -6.81%   13.74%   -3.58%   -1.59%     0.59%
March       4.95%   -2.08%    5.62%    9.58%     7.00%   -5.79%    1.05%   20.41%     3.37%
April      -5.88%   -3.84%    3.49%    2.08%    -1.77%    2.99%   -2.78%   -1.87%     4.62%
May         4.34%   -1.84%   -1.71%    0.88%    -2.78%    2.81%    1.14%    2.81%   -11.50%
June        2.04%    2.23%    1.29%   -0.90%     5.25%    2.55%   10.66%    1.49%     8.29%
July       -3.68%    9.27%    0.01%   -4.05%    -4.36%    5.55%   10.40%   -7.96%    10.04%
August      9.23%   -5.14%    1.78%    5.83%    -3.79%   -4.33%    4.99%    3.79%    12.30%
September   2.98%    4.23%    2.47%   -3.47%     6.91%   -4.83%   -2.17%    6.07%     2.59%
October     4.42%    2.39%   12.06%    1.20%     0.36%   -6.19%   -4.67%    0.63%     1.25%
November   -0.50%    0.57%   12.22%   -0.24%    -7.02%    0.59%    6.26%   -2.03%    -1.35%
December             4.95%   -4.29%    6.82%    -5.07%   -0.08%   -1.36%   17.45%    -0.54%
Year       19.31%   18.75%   35.96%   19.46%   -16.74%    4.68%   13.47%   31.12%    35.24%

                                  RATE OF RETURN(1)
                       (COMPUTED ON A COMPOUNDED MONTHLY BASIS)

  MONTH     1989     1988     1987      1986      1985      1984     1983
January     7.90%   -0.08%    33.71%    -6.28%     3.63%    1.27%
February   -1.99%    2.39%     3.23%    17.84%    11.59%    2.12%
March      10.74%   -1.88%    13.51%     6.48%     0.74%    2.44%
April       1.94%   -5.12%    15.39%    -7.87%     5.97%    0.09%    -0.40%
May        13.72%    1.63%    -4.17%     5.01%     2.92%    9.78%     0.18%
June        1.88%    8.29%    -3.21%   -17.68%    -2.18%   -5.50%    -3.71%
July        0.55%   -0.68%     9.80%     5.21%     5.48%    6.86%     3.27%
August     -0.81%   -0.22%    -1.12%     7.61%    -3.63%   -1.34%    -1.47%
September  -4.27%    4.80%     2.71%   -17.22%   -11.29%    8.32%     0.83%
October    -6.88%   -0.06%   -13.45%   -11.74%     3.95%    2.79%    -4.18%
November    2.46%   -0.35%    -0.53%   -11.84%    10.45%   -3.12%    -1.93%
December   12.88%   -0.42%     2.11%     1.84%     3.40%    1.49%    -3.21%
Year       42.23%    7.96%    64.38%   -30.45%    33.05%   26.96%   -10.34%

        *SEE TABLE 1 ON PAGE APPII-2 FOR ACTUAL PERFORMANCE OF THE FUND.

     See the notes on page APPII-8 which are an integral part of the performance presentation.
                                     APPII-5

                                    TABLE 3

                     GLOBAL DIVERSIFIED LARGE PORTFOLIO(5)

           Worst Monthly Percentage Draw-Down(2): April, 1986/14.41% Worst Peak-to-Valley Draw-Down(3): March - November 1986/29.71%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. [LARGE PORTFOLIO CHART]

                            1986          1987       1988       1989       1990       1991       1992       1993       1994
                           ------        ------     ------     ------     ------     ------     ------     ------     ------
                       (beg. February
Global Diversified
  Large Portfolio              -26.55    33.08      19.18      26.16      32.18      14.86       7.68       2.39       9.61

                         1995       1996       1997            1998
                        ------     ------     ------          ------
                                                        (through November)
Global Diversified
  Large Portfolio        6.52      26.78      14.95                  11.63

     The Global Diversified Large Portfolio is the composite performance of all accounts traded in the Portfolio since its inception, net of all fees and commissions. This is not the Fund's performance, and individual accounts within the Portfolio may have had returns that differ from the Portfolio composite. The bars represent annual returns (calculated on a compounded monthly basis).

        SEE TABLE 1 ON PAGE APPII-2 FOR ACTUAL PERFORMANCE OF THE FUND.


  COMPOUND ANNUAL RATES OF RETURN
   FEBRUARY 1986 - NOVEMBER 1998
12-month                  16.75%
24-month                  10.97%
36-month                  20.10%
Since Inception           12.77%

                                     APPII-6

                                     RATE OF RETURN(1)
                         (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
  MONTH     1998     1997     1996     1995     1994     1993     1992     1991
January     2.81%    3.68%    3.77%   -2.87%   -3.77%    0.31%   -5.55%   -7.59%
February   -2.59%    1.77%   -7.22%    4.85%   -8.45%   12.43%   -5.04%   -2.58%
March       4.12%   -2.08%    3.41%    4.02%    6.35%   -3.09%   -2.61%   16.04%
April      -6.37%   -2.56%    5.15%    1.40%   -3.74%   -0.01%   -2.22%   -1.66%
May         3.33%   -1.74%   -2.67%   -1.30%    3.49%    2.79%   -2.26%    2.66%
June        1.33%    3.19%    0.91%    0.08%   14.90%    3.81%   10.64%    5.43%
July       -4.05%    6.89%   -1.13%   -5.49%    2.53%    4.60%   11.14%   -8.54%
August      8.91%   -5.11%    2.09%    2.57%   -3.35%   -6.12%    4.53%   -2.92%
September   1.86%    3.87%    1.73%   -2.75%    3.48%   -7.07%   -0.43%    2.11%
October     3.45%    1.80%   13.36%   -0.75%    0.50%   -5.45%   -3.21%    0.31%
November   -0.83%    0.39%   10.38%    0.77%    2.84%   -2.31%    4.24%   -2.09%
December             4.59%   -4.03%    6.47%   -3.56%    4.17%   -0.11%   16.01%
Year       11.63%   14.95%   26.78%    6.52%    9.61%    2.39%    7.68%   14.86%

                         RATE OF RETURN(1)
             (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
  MONTH     1990      1989     1988     1987      1986
January      5.63%   -3.86%   -5.70%    12.05%
February     2.45%   -1.28%    1.69%    -1.09%    -0.11%
March        5.68%   10.69%   -3.03%     3.24%     4.14%
April        8.34%   -1.01%   -5.83%    16.56%   -14.41%
May        -12.09%   11.35%    9.86%    -1.28%     3.56%
June         4.55%    0.72%   25.99%    -1.53%    -5.68%
July         4.32%    4.64%   -2.01%     5.25%     6.53%
August       8.98%   -4.47%    0.65%    -3.88%     5.08%
September    0.72%   -2.68%    0.28%    -1.72%    -9.92%
October      2.13%   -3.08%   -0.10%   -10.16%   -10.93%
November     0.07%    4.07%    1.05%     8.18%    -6.41%
December    -0.82%   10.24%   -1.51%     6.23%     0.47%
Year        32.18%   26.16%   19.18%    33.08%   -26.55%

        *SEE TABLE 1 ON PAGE APPII-2 FOR ACTUAL PERFORMANCE OF THE FUND.

  See the notes on page APPII-8 which are an integral part of the performance presentation.
                                     APPII-7

                         NOTES TO SUPPLEMENTARY TABLES

     1. The "RATE OF RETURN" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return", except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January, 1987, "Rate of Return" is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact dates of capital additions and withdrawals. Accordingly, there is insufficient data to calculate rate of return during such periods using the OAT method. Campbell & Company has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

     2. "WORST MONTHLY PERCENTAGE DRAW-DOWN" is the largest monthly loss experienced by the Portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the Portfolio and includes the month and year of such drawdown. A small number of accounts in the Portfolio composites have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

     3 "WORST PEAK-TO-VALLEY DRAW-DOWN" is the largest cumulative loss experienced by the Portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such drawdown. A small number of accounts in the Portfolio composites have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed Portfolio minimum, which therefore trade fewer contracts than the standard Portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

     4. Table 2 contains the composite performance of accounts traded pursuant to the Financial, Metal & Energy Large Portfolio, which is the portfolio primarily utilized for the Fund. The data presented reflects the composite performance of 369 accounts traded according to the Financial, Metal & Energy Large Portfolio. The data below is as of October 31, 1998. From inception of Campbell & Company's Financial, Metal & Energy Large Portfolio in April 1983, 362 accounts have been closed; 96 of the accounts closed transferred to the Financial, Metal & Energy Small Portfolio. Of the remaining 266 closed accounts, 79 closed with a profit and 187 closed with a loss. Seven accounts remained open, all of which were profitable. The open accounts ranged in size from $11,300,000 to in excess of $100,000,000, with an average account size of approximately $154,600,000. The average composite monthly return for the period from January, 1993 through October, 1998 was 1.13% compared to the average of average monthly returns for all accounts of 0.70% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate. The "Net Performance" figures in the tables are net of management and incentive fees; these fees range from 0% to 6% for management fees and 15% to 25% for incentive fees. Prior to January 1988, most of the client equity traded pursuant to the
                                     APPII-8

        Financial, Metal & Energy Portfolio consisted of one large account. Due to client-imposed restrictions on this account and the small amount of equity in other accounts, certain markets were not traded, including stock indices, precious metals and energies. These differences affected performance during this period.

     5. Table 3 reflects the composite performance of all accounts (a total of 20 accounts) traded according to the Global Diversified Large Portfolio. From inception of the Portfolio in February 1986, 19 accounts have been closed; 10 of the accounts closed transferred to the Global Diversified Small Portfolio. Of the remaining 9 closed accounts, 7 closed with a profit and 2 closed with a loss. The 1 open account is profitable. The average composite monthly return for the period from January 1993 through October 1998 is 1.08% compared to the average of average monthly returns for all accounts of 1.06% over the same time period. The data in this composite table do not reflect the performance of any one account. Therefore, an individual account may have realized more or less favorable results than the composite results indicate.

                                     APPII-9

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT A

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                    AMENDED AGREEMENT OF LIMITED PARTNERSHIP

                                   ARTICLE 1.
                               FORMATION AND NAME

     The parties to this Amended Agreement of Limited Partnership (the "Agreement") dated as of August 1, 1997 have formed Campbell Strategic Allocation Fund, L.P. (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act in effect on the date thereof (the "Act") and do hereby continue the Partnership pursuant to the terms herein as of September 23, 1993. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney which may be filed with this Agreement and any amendment hereto and such additional information as is required from him to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partner.

                                   ARTICLE 2.
                     PRINCIPAL OFFICE AND REGISTERED AGENT

     The principal office of the Partnership shall be 210 West Pennsylvania Avenue, Baltimore, Maryland 21204, or such other place as the General Partner may designate from time to time. The Registered Agent for the Limited Partnership is D. Keith Campbell, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204. The Tax Matters Partner for the Limited Partnership is Campbell & Company, Inc.

                                   ARTICLE 3.
                    BUSINESS AND PURPOSE OF THE PARTNERSHIP

     The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of futures and other related investment interests and any activities incidental or related thereto. The objective of the Partnership business is appreciation of its assets through speculative trading.

                                   ARTICLE 4.
                       TERM, DISSOLUTION AND FISCAL YEAR

     4.1 Term. The term of the Partnership commenced upon the execution and filing of the Certificate of Limited Partnership, as amended, and shall end upon the first to occur of the following: (i) December 31, 2023; (ii) an election to dissolve the Partnership in accordance with the provisions of Article 4.2 by Limited Partners owning more than 50% of the Units then outstanding; (iii) the withdrawal of the General Partner, as defined in, and subject to the limitations of Article 13; (iv) a determination by the General Partner that the purpose of the Partnership cannot be fulfilled; or (v) any event which constitutes a dissolution of a limited partnership under the Act or otherwise makes it unlawful for the existence of the Partnership to be continued.

     4.2 Dissolution. Upon the occurrence of an event causing the dissolution of the Partnership, the Partnership shall be wound up and terminated. Upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal in the aggregate to the lesser of
(a) the deficit balance in their capital accounts, or (b) the excess of 1.01% of the total capital contributions paid in by the Limited Partners over any capital previously contributed by the General Partner. Payment of creditors, and distribution of the Partnership's assets shall be effected as soon as practicable in accordance with the Act, and the General Partner and each Limited Partner (and any assignee) shall share in the assets of the Partnership pro rata in accordance with such Partner's respective capital account, less any amount owing by such Partner (or assignee) to the Partnership.

     4.3 Fiscal Year. The fiscal year of the Partnership shall end on December 31, unless the General Partner elects, with the approval of the Internal Revenue Service and the CFTC, a different fiscal year.

                                   ARTICLE 5.
                                GENERAL PARTNER

     The General Partner is Campbell & Company, Inc., a Maryland corporation, 210 West Pennsylvania Avenue, Baltimore, Maryland 21204.

                                   ARTICLE 6.
                           CAPITAL CONTRIBUTIONS AND
                     UNITS OF LIMITED PARTNERSHIP INTEREST

     6.1 Units and Capital Contributions of Limited Partners. Interests in the Partnership other than the General Partner's interests, shall be evidenced by Units (individually a "Unit").

     6.2 Capital Contributions by General Partner; Net Worth. The General Partner has contributed cash to the capital of the Partnership in an amount equal to at least 1% of the net aggregate contributions of all Partners including the General Partner. The General Partner's contribution shall be evidenced by Units of General Partnership Interest. The General Partner may make withdrawals of its Units provided that such withdrawals do not reduce the General Partner's aggregate percentage interest in the Partnership to less than 1% of the net aggregate contributions. If additional Limited Partners are admitted during any Continuing Offering pursuant to the provisions of Article 11 herein, the General Partner shall make such additional capital contributions as may be required to maintain its interest at the required level in the Partnership at all times during the term of the Partnership. The General Partner shall maintain a net worth so long as it acts as general partner equal to at least 5% of the capital contributed by all the limited partnerships for which it acts as general partner, including the Partnership. The minimum required net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

     6.3 Availability of Contributions. The aggregate of all Partnership contributions shall be available to the Partnership to carry on its business and purpose, and no interest shall be paid to any Partner on any such contributions.

                                   ARTICLE 7.
                        ALLOCATION OF PROFITS AND LOSSES

     7.1 Capital Accounts. A capital account shall be established for each Partner, including the General Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     7.2 Monthly Allocations. As of the close of business (as determined by the General Partner) of the last day of each month, the following determinations and allocations shall be made:

     (1) The Net Assets of the Partnership (as defined in Article 7.4) before the General Partner's Brokerage Fee, the direct administrative expenses and the General Partner's performance fees payable shall be determined.

     (2) Brokerage Fees payable by the Partnership and the direct administrative expenses shall then be charged against the Net Assets.

     (3) Accrued performance fees, if any, shall then be charged against the Net Assets.

     (4) Any increase or decrease in the Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3)) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

     (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units, and any amount paid to the General Partner by way of distribution or redemption of Units of General Partnership Interest, shall be charged to such Partner's capital account.

     7.3 Allocation of Profit and Loss for Federal Income Tax Purposes. At the end of each taxable year, each item of Partnership taxable income, gain, loss, deduction, or credit will be allocated among the Partners in accordance with the following provisions:

     (1) Capital gain shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner received on redemption exceeds the amount paid for the redeemed Units (as set forth in subparagraph
(5));

     (2) Capital gain remaining after the allocation in subparagraph (1) shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partner's capital accounts;

     (3) Capital losses shall be allocated first to each Partner who has redeemed Units (Units of General Partnership Interest in the case of the General Partner) during the year to the extent that the amount the Partner paid for the redeemed Units (as set forth in subparagraph (5)) exceeds the amount the Partner received on redemption;

     (4) Capital losses remaining after the allocation in subparagraph (3) shall be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts;

     (5) For the purpose of the allocations of capital gain and loss in subparagraphs (1) and (3), the amount each Partner paid for each of his Units shall be deemed to have increased by the amount of capital gain allocated to him with respect to such Unit pursuant to subparagraph (2) or ordinary income pursuant to subparagraph 6; decreased by the amount of any capital loss allocated to him with respect to such Unit pursuant to subparagraph (4) or ordinary expense pursuant to subparagraph 6; and decreased by the amount of any distributions to him with respect to such Unit pursuant to Article 7.8;

     (6) Items of ordinary income and expense will be allocated pro rata among the Partners based upon their respective capital accounts as of the end of each month in which the items of ordinary income or expense accrue; provided that any performance fee paid to the General Partner shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's net performance fee (the excess, if any, of the aggregate of all performance fees allocated to the capital account relating to such Unit over the aggregate of all reversals of performance fees allocated to such Unit) bears to the net performance fee of all Units;

     (7) Notwithstanding subparagraphs (4) and (6), if the allocation of such loss would cause a Limited Partner to have a capital account deficit, then such loss shall be allocated to the General Partner, according to its capital account, to the extent of such losses;

     (8) For purposes of this Paragraph 7.3, "capital gain" and "capital loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to gain or loss required to be taken into account pursuant to Section 1256 thereof and any income, gain or loss determined under Section 988 of the Code; and

     (9) Allocations of capital gain or loss will be made pro rata from each category of capital gain or loss determined under Section 1(h) of the Code and income or loss determined under Section 988 of the Code.

     7.4  Definitions; Accounting.

     (1) Net Assets. "Net Assets" of the Partnership shall mean the total assets of the Partnership, including all cash and cash equivalents (valued at cost), plus accrued interest thereon, and the market value of all open commodity positions and other assets of the Partnership, less all liabilities of the Partnership, including accrued performance fees determined in accordance with the principles specified in this subparagraph and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity or commodity futures contract traded on an exchange, or through a clearing firm or through a bank, shall mean the most recent available settlement price or closing quotation, as appropriate on the exchange, or of the clearing firm or bank on or through which the commodity or contract is traded by the Partnership on the day with respect to which Net Assets are being determined. If such contract cannot be liquidated, due to the operation of daily limits or otherwise, on a day as of which Net Assets are determined, the liquidating value on the first subsequent day on which the contract would be liquidated may be used or such other value as the General Partner may deem fair and reasonable. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied.

     (2) Net Asset Value. The "Net Asset Value" of the Partnership shall mean the total capital accounts of all Partners. The "Net Asset Value" of a Unit shall be the total capital accounts of all Partners, divided by the number of Units owned by all Partners.

     (3) Blue Sky Glossary. The definitions in the Blue Sky Glossary in Appendix III to the Partnership's Prospectus are hereby incorporated herein by reference.

     7.5  Expenses.

     (1) The General Partner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. Subject to the limitation described below, the General Partner shall be reimbursed such advanced amounts by the Partnership in approximately 30 equal installments commencing after the closing of the initial offering and monthly during the continuous offering. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event shall the General Partner be entitled to receive reimbursement in an amount greater than 2.5% of the aggregate subscriptions accepted during the initial and continuous offerings, as the case may be. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or the Partnership in organizing the Partnership and offering the Units, including legal and accounting fees incurred, bank account charges, all blue sky filing fees, filing fees payable upon formation and activation of the Partnership, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Article 8 herein or guidelines imposed by appropriate regulatory bodies.

     (2) The Partnership shall be obligated to pay all liabilities incurred by it, including without limitation, (i) Brokerage Fees; (ii) operating expenses and performance fees; (iii) legal and accounting fees; and (iv) taxes and other extraordinary expenses incurred by the Partnership. During any year of operations, the General Partner shall be responsible for payment of operating expenses in excess of 0.5% of the Partnership's month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Partnership. The Partnership shall receive all interest earned on its assets.

     (3) Compensation to any party, including the General Partner (or any advisor which may be retained in the future), shall not exceed the limitations imposed as of the date hereof by the North American Securities Administrators Association ("NASAA"). In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse the Partnership for such excess. NASAA limitations on fees are as follows: Management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of net asset value. The aggregate incentive fees shall not exceed 15% of new trading profits. The sponsor or advisor will be entitled to an additional 2% incentive fee for each 1% by which the net asset value fee is reduced below 6%. Commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus pit brokerage fees or 14% annually of average net assets, including pit brokerage fees. The Partnership will pay an 8% per annum Brokerage Fee, of which 3% will be for management services, allowing the incentive fee to be 20%, as discussed above. The remaining 5% from the Brokerage Fee will be paid for brokerage services (including the initial distribution of the Units, execution of commodity transactions, and ongoing services to the Limited Partners), which is less than the 14% limit imposed by NASAA.

     (4) The Partnership shall also be obligated to pay any costs of indemnification to the extent permitted under Article 15 of this Agreement.

     7.6 Limited Liability of Limited Partners. Each Unit purchased by a Limited Partner is fully paid and non-assessable. A Limited Partner shall be liable for the Partnership's obligations to the extent of the capital contributed by him plus his share of profits remaining in the Partnership, if any.

     In addition, if a Limited Partner receives a return of any part of his capital contribution, he shall be liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership.

     A Limited Partner shall also be liable to the Partnership for return of any part of his capital contribution returned to him, for a period of six years, if such return was in violation of this Agreement or the Act.

     7.7 Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner shall have the right to redeem Units, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution and termination of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

     7.8 Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units or dissolution), if any, the Partnership will make to its Partners (or any assignee thereof). Distributions shall be made pro rata in accordance with the respective capital accounts of the Partners.

                                   ARTICLE 8.
                                   MANAGEMENT

     8.1  General.

     (1) The General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership including, without limitation, all functions necessary for administration of the Partnership. The General Partner shall have the fiduciary responsibility for the safekeeping and use of all assets of the Partnership, whether or not in its immediate possession or control, shall not contract away such duty and shall not employ or permit another to employ such assets in any manner except for the exclusive benefit of the Partnership. The General Partner, on behalf of the Partnership, shall make all investment decisions regarding the Partnership and shall have complete trading discretion. The General Partner shall seek the best price and services available in its futures brokerage transactions, and all brokerage transactions for the Partnership's futures trades will be effected at competitive rates.

     (2) The General Partner shall receive from the Partnership: (i) Brokerage Fees of 8% per annum of the month-end Net Assets; and (ii) a quarterly "performance fee" of 20% of the Partnership's aggregate cumulative appreciation in the Net Asset Value per Unit, exclusive of interest income. The performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Unit value or Unit value as of the commencement of trading, whichever is higher. In determining the fees in this paragraph, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the fees being calculated for such current period. Such fees may be changed upon sixty days' notice to the Limited Partners, provided that prior to the imposition of the revised fees, Limited Partners have an opportunity to redeem (and there are no delays in receiving payment therefor) and the notice explains their redemption and voting rights. Further, any new contract with any advisor, including the General Partner, shall carryforward all losses attributable to such advisor or General Partner, as the case may be.

     (3) The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: entering into commercially reasonable contracts, opening bank accounts, paying or authorizing the payment of distributions to the Partners and expenses of the Partnership including fees to the General Partner, taxes and other fees of governmental agencies.

     (4) The General Partner shall keep and retain for at least six years, at the principal office of the Partnership, such books and records relating to the business of the Partnership as it deems necessary to substantiate that Units were sold only to purchasers for whom such securities were suitable and which are required by the Commodity Exchange Act, and the rules and regulations thereunder. Such books and records shall be available to any Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership.

     (5) The General Partner may engage in other business activities and shall not refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures or forward contracts or otherwise. Subject to the terms and conditions set forth in this Agreement, the General Partner may engage and compensate on behalf of the Partnership, from funds of the Partnership, such persons, firms or corporations, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership. The General Partner may develop and implement a cash management facility. In such event, the General Partner may cause the Partnership to participate in such facility if doing so would be in the best interests of the Partnership. Competitive management fees may be paid to the General Partner or an affiliate thereof.

     (6) No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of such authority.

     (7) Except as provided by Article 13, the General Partner may not sell, assign, or otherwise dispose of all or substantially all of its General Partnership Interest in the Partnership except for a sale or transfer of all Partnership interests of all Partners or a sale of all or substantially all of its interest to a corporation controlled by such General Partner. The foregoing restriction shall not be applicable to the General Partner mortgaging, pledging, hypothecating or granting a security interest in its General Partnership Interest as collateral for a loan or loans and any such assignment of all or any portion of the General Partner's Interest shall not cause an event of withdrawal with respect to the General Partner pursuant to Article 13 of this Agreement.

     (8) The maximum period covered by any contract entered into by the Partnership, except for certain provisions which survive the stated term, shall be one year. Agreements between the Partnership and the General Partner or any affiliate shall be terminable by the Partnership without penalty on 60 days' written notice. All sales of Units in the United States shall be made by registered brokers. No sales will be made by the General Partner or an affiliate.

     8.2  Prohibitions.  The Partnership shall not: (i) engage in pyramiding;
(ii) commingle its assets with the assets of any other person, except as permitted by law; (iii) make loans to the General Partner or any affiliate thereof or to any person; (iv) pay per-trade compensation to the General Partner or any advisor or any affiliate thereof or to any person who receives any other form of compensation from the Partnership; or (v) permit rebates or give-ups to be received by the General Partner or affiliates thereof nor shall the General Partner participate in any reciprocal business arrangements which would circumvent the foregoing or any other provision of this Agreement; or (vi) borrow cash or other assets from the General Partner.

                                   ARTICLE 9.
                          REPORTS TO LIMITED PARTNERS

     The books and records of the Partnership shall be audited annually by an independent certified public accountant. Net Assets and Net Asset Value per Unit shall be determined daily and will be supplied in writing to any Limited Partner who requests such information. The General Partner will cause each Partner to receive (i) within ninety (90) days after the close of each fiscal year an annual report with audited financial statements (including a balance sheet and income statement) for the fiscal year then ended, and (ii) within seventy-five
(75) days after the close of each fiscal year such tax information as is necessary for the Partner to complete his federal income tax return. In addition, the General Partner will report within 30 days after the end of each month to the Limited Partners the information required by the CFTC to be reported, which information currently includes the following: the total amount of realized net gain or loss on commodity interest positions liquidated during the month; the change in unrealized net gain or loss on commodity interest positions during the month; the total amount of net gain or loss from all other transactions engaged in by the Partnership during the month, including interest earned; the total amount of all Brokerage Fees and performance fees, and all other expenses incurred or accrued by the Partnership during the month; the Net Asset Value of a Unit as of the end of the month and as of the end of the previous month; the total amount of additions to the Net Assets of the Partnership made during the month; the total amount of withdrawals from and redemptions of Units for the month; and the total net income or loss of the Partnership during the month. In the event either Net Asset Value per Unit as of the end of any business day declines by more than 50% of the previous year-end or month-end Net Asset Value per Unit, or there is a material change in the advisory agreement with the General Partner or otherwise affecting the compensation to any party, including the General Partner, the General Partner will notify each Limited Partner of such information, their redemption and voting rights and any material effect on the Units within seven business days. In the event of the 50% decline in Net Asset Value per Unit referred to in the previous sentence, the General Partner will declare a special redemption period and temporarily suspend the Partnership's trading during such period.

                                  ARTICLE 10.
               DISPOSITIONS AND REDEMPTIONS OF PARTNERSHIP UNITS

     10.1 Permissible Dispositions. A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Article 10.1. No such transferee, pledgee, assignee, or secured creditor shall become a substituted Limited Partner unless the General Partner consents in writing to such substitution. The General Partner has complete discretion to withhold consent but only intends to do in order to prevent or minimize potential adverse legal or tax consequences to the Partnership. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the beginning of the month following the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer, assignment, or pledge until it has received at least 30 days' prior written notice thereof from the transferor, assignor, or pledgor, which notice shall include (i) the name, signature, address and social security or taxpayer identification number of the transferee, assignee, or pledgee, (ii) the number of Units transferred, assigned or pledged, and (iii) the signature of the transferor, assignor, or pledgor. The General Partner may, in its discretion, waive receipt of the above described written notice or waive any defect therein. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act, (ii) the amount of the transfer is at least the minimum subscription amount except for transfers by gift, inheritance, or to affiliates, including family members of the person transferring the Units, and (iii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as a corporation or an association under the Internal Revenue Code, as amended. No transfer or assignment of Units shall be effective or recognized by the Partnership if following such transfer or assignment there would result a termination of the Partnership for federal income tax purposes as provided in Code 708(b) and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that the assignee shall receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding upon Limited Partners. The transfer or assignment of Units shall be subject to all applicable securities laws. The transferor or assignor shall bear all costs (including any attorneys' fees) related to such transfer or assignment.

     10.2  Redemptions.

     (1) A Limited Partner (or any assignee thereof) may withdraw all or part of his capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value per Unit, reduced as hereinafter described (such withdrawal being herein referred to as a "Redemption").

     (2) Redemptions shall be effective as of the end of any month ending after a Request for Redemption in proper form has been timely received by the General Partner (the "Redemption Date"). Redemption fees apply through the first twelve month-ends following purchase (from and including the Closing Date on which the Unit is purchased) as follows: 4% of Net Asset Value per Unit redeemed through the third month-end, 3% of Net Asset Value per Unit redeemed through the sixth month-end, 2% of Net Asset Value per Unit redeemed through the ninth month-end, and 1% of Net Asset Value per Unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a Unit, no redemption fees apply. As used herein, "Request for Redemption" shall mean a written request of such withdrawal transmitted by the Limited Partner (or any assignee thereof) to the General Partner not less than ten business days prior to the end of the month or such shorter period as established by the General Partner. Upon Redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal to the Net Asset Value per Unit as of the Redemption Date, less any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to Article 15.3, and less any applicable redemption fees due to the General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership under Article 15.3 by the Partner to whom such Unit was sold, as well as all amounts owed by the assignees of such Unit, shall be deducted from the amount payable upon Redemption by any assignee. All Requests for Redemption in proper form shall be honored and payment will be made within twenty (20) business days following the Redemption Date, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions or the default or delay in payments due the Partnership from commodity brokers, banks, or other persons, the Partnership may delay payment to Partners requesting Redemption of Units. In the event that Redemptions are requested for more Units than the General Partner is able to honor due to the foregoing contingencies, the General Partner will honor Requests for Redemption in the order actually received and will hold Requests for Redemption in such order. Limited Partners will be notified within 10 days after month-end if any Redemption cannot be honored under the terms hereof and their Requests thereafter will be honored at the first available opportunity. The Partnership shall not be obligated to redeem Units that are subject to a pledge or otherwise encumbered in any fashion.

     (3) Subparagraph (2) notwithstanding, if the Net Asset Value per Unit is determined for purposes of Redemption as of a month-end which is not the end of a quarter, any performance fees payable and applicable to such Unit, will be determined and charged to such Unit as though such month-end were the end of a quarter and such performance fees were payable and such performance fees will be paid.

                                  ARTICLE 11.
          OFFERING OF UNITS; ADMISSION OF ADDITIONAL LIMITED PARTNERS

     The General Partner shall, from time to time, (i) cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and public offering of the Units; (ii) seek to qualify the Units

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

for sale in various jurisdictions as the General Partner deems advisable; and
(iii) take such other actions as the General Partner deems advisable.

     The General Partner, at its option, may admit additional Limited Partners to the Partnership without the consent of the Limited Partners at any time. Such additional Limited Partners shall contribute capital to the Partnership, and shall be admitted as Limited Partners as of the first business day of the month immediately following the month-end as of which their subscriptions were accepted by the General Partner at no less than the Net Asset Value per Unit as of such month-end.

                                  ARTICLE 12.
                           SPECIAL POWER OF ATTORNEY

     By execution of this Agreement, each Limited Partner irrevocably constitutes and appoints the General Partner with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and any amendments thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or Certificate of Limited Partnership in accordance with the terms of this Agreement; and (iii) Certificates of Fictitious or Assumed Name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney.

                                  ARTICLE 13.
                            WITHDRAWAL OF A PARTNER

     The Partnership shall terminate and be dissolved upon the withdrawal, or insolvency of the General Partner (unless in the case of the withdrawal of the General Partner, the actions necessary to continue the Partnership are taken pursuant to Article 16). The General Partner shall cease to be a general partner of the Partnership upon the occurrence of any of the following events of withdrawal: (i) the General Partner's bankruptcy or insolvency; (ii) any event prescribed in the Act that is not encompassed in this Article 13; or (iii) 120 days' prior written notice to the Limited Partners of the General Partner's intent to withdraw as a General Partner. If the General Partner withdraws as general partner, it can redeem its interests in the Partnership at Net Asset Value as of the next month-end in which it is calculated. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal. The death, incompetency, incapacity, withdrawal, insolvency, or dissolution of a Limited Partner shall not dissolve or terminate the Partnership, and said Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner's Units except as provided in
Article 10 hereof. Each Limited Partner (and any assignee of such Limited Partner) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to a special audit of the books and records of the Partnership, provided that the waiver shall not relieve the General Partner from its reporting obligations set forth in Article 9.

                                  ARTICLE 14.
                  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL

     Subject to the provisions of Article 15 below, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

                                  ARTICLE 15.
                     STANDARD OF LIABILITY; INDEMNIFICATION

     15.1 Standard of Liability. The General Partner and its controlling persons shall have no liability to the Partnership or any Limited Partner for any loss suffered by the Partnership which arises out of any action of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner.

     15.2 Indemnification by the Partnership. The Partnership shall indemnify, defend, and hold harmless the General Partner (including controlling persons and a former General Partner who has withdrawn from the Partnership) from and against any loss, liability, damage, cost or expense (including attorneys' fees, and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Partnership, from any source only if all of the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership's assets and not from the Limited Partners. In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (d) in the case of subparagraph (c), the court considering the request has been advised of the position of the Securities and Exchange Commission and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified herein.

     15.3 Advance Payment. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Article 15 upon final disposition.

                                  ARTICLE 16.
                              AMENDMENTS; MEETINGS

     16.1 Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partner and by the holders of more than fifty percent (50%) of the Units then owned by the Limited Partners. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Limited

Partnership Agreement, provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Limited Partners, change or alter this Section 16, extend the term of the Partnership, reduce the capital account of any Partner or modify the percentage of profits, losses or distributions to which any Partner is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such assignee's written consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein (including, without limitation, allocating capital gain and capital loss on a net rather than a gross basis) to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes, (iv) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (v) to change the name of the Partnership and to make any modifications to this Limited Partnership Agreement to reflect the admission of an additional or substitute general partner, (vi) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners and does not alter the basic investment policies or structure of the Partnership, or that is required by law, or (vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or their respective directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended, or "plan asset" regulations adopted under ERISA as a result of their association with the Partnership.

     16.2 Meetings. The General Partner will maintain at the office a list of the names and addresses of all Limited Partners and the Units owned by them. Upon request of any Limited Partner or his representative, the General Partner shall make such list available for review by any Limited Partner or his representative, and upon request, either in person or by mail, the General Partner shall furnish a copy of such list by mail to any Limited Partner or his representative, for the cost of duplication and postage. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within 15 days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least 30 days but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     16.3 Amendments and Actions Without Consent of the General Partner. At any meeting called pursuant to Article 16.2, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than a majority of the Units then owned by the Limited Partners (any Units held by the General Partner or it affiliates, shall be disregarded in calculating the percentage of outstanding Units and the General Partner shall be prohibited from voting as a Limited Partner) the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act, provided, however, that consent of all Limited Partners shall be required in the case of amendments requiring the consent of all Limited Partners under the Act;
(ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Partnership; (v) any contracts with the General Partner may be terminated on 60 days written notice; and (vi) the sale of all the assets of the Partnership may be approved; provided, however, that none of the said actions may be taken unless the action is permitted under the Act. In the event of the occurrence of an event described in (iii) or (iv) above, the interest of the General Partner shall be redeemed and paid to the General Partner on the basis of the Net Assets allocable thereto on the date of such event.

                                  ARTICLE 17.
                                 GOVERNING LAW

     The General Partner and Limited Partners expressly agree that all the terms and provisions hereof shall be construed under the Delaware Revised Uniform Limited Partnership Act as now adopted or as may be hereafter amended and shall govern the partnership aspects of this Agreement absent contrary terms contained in this Agreement.

                                  ARTICLE 18.
                                 MISCELLANEOUS

     18.1 Priority Among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

     18.2 Notices. All notices under this Agreement, other than Requests for Redemption of Units, notices of assignment, transfer or pledge of Units, and reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mails. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner. Requests for Redemption and notices of assignment, transfer or pledge of Units shall be effective upon receipt by the Partnership.

     18.3 Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound hereby, including all rights which they may have under Article 16 hereof.

     18.4 Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     18.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first appearing above.

                                          CAMPBELL & COMPANY, INC.

                                          By: /s/ BRUCE L. CLELAND
                                            ------------------------------------
                                              Name: Bruce L. Cleland
                                              Title: President

                                          LIMITED PARTNERS

                                          Bruce L. Cleland as attorney-in-fact
                                          for the Limited Partners who have
                                          agreed by separate instrument to be a
                                          party hereto.

                                          /s/ BRUCE L. CLELAND
                                          --------------------------------------
                                          Bruce L. Cleland

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT B

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                             REQUEST FOR REDEMPTION

Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Baltimore, Maryland 21204

                                            ------------------------------------
                                                        Social Security Numbers/
                                                              Taxpayer ID Number
Dear Sirs:

    The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Limited Partnership Agreement of CAMPBELL
STRATEGIC ALLOCATION FUND, L.P. ("Fund"), of          (insert number of units to
be redeemed; IF NO NUMBER OF UNITS IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO REDEEM ALL UNITS) of the undersigned's limited partnership units ("units") in the Fund at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month. Redemption fees apply through the first twelve month ends following purchase (from and including the closing date on which the unit is purchased) as follows: 4% of net asset value per unit redeemed through the third month-end, 3% of net asset value per unit redeemed through the sixth month-end, 2% of net asset value per unit redeemed through the ninth month-end, and 1% of net asset value per unit redeemed through the twelfth month-end. After the twelfth month-end following purchase of a unit, no redemption fees apply.

    The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATES TAXABLE LIMITED PARTNERS ONLY

    Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES LIMITED PARTNERS ONLY

    Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

                   SIGNATURE(S) MUST BE IDENTICAL TO NAME(S)
                         IN WHICH UNITS ARE REGISTERED

         Please forward redemption funds by mail to the undersigned at:

--------------------------------------------------------------------------------
Name                       Street                       City, State and Zip Code

              Entity Limited Partner                                 Individual Limited Partner(s)

--------------------------------------------------         --------------------------------------------------
                 (Name of Entity)                                    (Signature of Limited Partner)

By:
--------------------------------------------------         --------------------------------------------------
          (Authorized Corporate Officer,                             (Signature of Limited Partner)
          Partner, Custodian or Trustee)

--------------------------------------------------
                      Title

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT C

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                            ------------------------

                           SUBSCRIPTION REQUIREMENTS

     By executing the Subscription Agreement and Power of Attorney for Campbell Strategic Allocation Fund, L.P. (the "Partnership"), each purchaser ("purchaser") of Limited Partnership units in the Partnership ("units") irrevocably subscribes for units at a price equal to the net asset value per unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in the Partnership's prospectus dated February 1, 1999 (the "prospectus"). The minimum subscription is $10,000; $5,000 for eligible employee benefit plans and individual retirement accounts ($5,000 and $2,000, respectively, for registered representatives of NASD registered broker-dealers); additional units may be purchased with a minimum investment of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Campbell Strategic Allocation Fund, L.P." Purchaser is also delivering to the selling agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the prospectus). If purchaser's Subscription Agreement and Power of Attorney is accepted, purchaser agrees to contribute purchaser's subscription to the partnership and to be bound by the terms of the partnership's Limited Partnership Agreement, attached as Exhibit A to the prospectus. Purchaser agrees to reimburse the Partnership and Campbell & Company, Inc. (the "General Partner") for any expense or loss incurred as a result of the cancellation of purchaser's units due to a failure of purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, purchaser shall be deemed to have executed the Limited Partnership Agreement.

     As an inducement to the General Partner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser's shareholders, partners or beneficiaries), by executing and delivering purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the commodity broker and the selling agent who solicited purchaser's subscription and the Fund, as follows:

     (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that purchaser has received a copy of the prospectus, including the Limited Partnership Agreement.

     (b) All information that purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of purchaser's subscription, purchaser will immediately furnish such revised or corrected information to the General Partner.

     (c) Unless (d) or (e) below is applicable, purchaser's subscription is made with purchaser's funds for purchaser's own account and not as trustee, custodian or nominee for another.

     (d) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

     (e) If purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the prospectus as Exhibit A.

     (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

     (g) Purchaser represents and warrants that purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Partnership.

     (h) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures broker, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures broker, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

 1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least
     $60,000.
 2. California -- Net worth of at least $100,000 and an annual income of at least $50,000.
 3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.
 4. Maine -- Net worth of at least $200,000, or net worth of $50,000 and an annual income of $50,000. Net worth is calculated exclusive of home, home furnishings, and automobiles.
 5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least
     $60,000.
 6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and a taxable income during the preceding year of at least $60,000 and the expectation of a taxable income during the current year of at least $60,000.
 7. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.

 8. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
 9. New Hampshire -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least
     $60,000.
10. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
11. Oklahoma -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
12. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
13. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.
14. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income during the past two years and anticipated taxable income in the current year of at least $60,000.
15. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least
     $60,000.

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT D

                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                           LIMITED PARTNERSHIP UNITS
                            ------------------------

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Campbell Strategic Allocation Fund, L.P.
c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Baltimore, Maryland 21204

Dear Sirs:

     1. Subscription for Units. I hereby subscribe for the number of Limited Partnership Units ("units") in Campbell Strategic Allocation Fund, L.P. (the "Partnership") set forth below (minimum $10,000; $5,000 in the case of trustees or custodians of employee benefit plans or individual retirement accounts) in the Subscription Agreement and Power of Attorney Signature Page, at net asset value per unit as set forth in the prospectus of the Partnership dated February 1, 1999 (the "prospectus"). The undersigned's check payable to "Campbell Strategic Allocation Fund, L.P.," in the full amount of the undersigned's subscription (additional investments in excess of the required minimum investment may be made in increments of $1,000, as described in the prospectus), accompanies the Subscription Agreement and Power of Attorney Signature Page. If this subscription is rejected, or if no units are sold, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional units in lieu of interest earned on the undersigned's subscription while held in escrow. The General Partner may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. All subscriptions once submitted are irrevocable. All units are offered subject to prior sale.

     2. Representations and Warranties of Subscriber. I have received the prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit
C -- Subscription Requirements" contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

     3. Power of Attorney. In connection with my acceptance of an interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

     4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in the Fund. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                         READ AND COMPLETE REVERSE SIDE

                                                                       EXHIBIT D
                                                                  SIGNATURE PAGE

                             SUBSCRIPTION AGREEMENT

                  IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership units in Campbell Strategic Allocation Fund, L.P. and by either (i) enclosing a check payable to "CAMPBELL STRATEGIC ALLOCATION FUND, L.P.," or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of units at net asset value per unit.

The named investor further acknowledges receipt of the prospectus of the Fund dated February 1, 1999. Including the Fund's Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the units being subscribed for hereby.

1)Total $ Amount                                              2) Account #                                      (must be completed)
                --------------------------------------                    --------------------------------------
  (minimum of $10,000, except $5,000 minimum for IRAs and
  other qualified accounts; $1,000 or more for additional        [ ] if payment is made by debit to investor's securities
  investments)                                                   account, check box
--------------------------------------------------------------------------------------------------------------------------
3) Social Security #                                          Taxpayer ID #
 ______________  -  ______________  -  ______________         ________________ - ________________ - ________________

   Taxable Investors (check one):

[ ] Individual Ownership  [ ] Tenants in Common                       [ ] Estate                                    [ ] UGMA/UTMA
[ ] Partnership           [ ] Joint Tenants with Right of             [ ] Grantor or Other Revocable Trust              (Minor)
[ ] Corporation               Survivorship                            [ ] Trust other than a Grantor or Revocable
                          [ ] Community Property                          Trust

   Non-Taxable Investors (check one):

[ ] IRA                   [ ] Profit Sharing                          [ ] Pension                                   [ ] Other
[ ] IRA Rollover          [ ] Defined Benefit                         [ ] SEP                                       (specify)

--------------------------------------------------------------------------------

4) [ ] Check here if this is an addition to an existing account.
       Partner #:
                 ---------------------------------------------------------------
5) LIMITED PARTNER NAME
                       ---------------------------------------------------------

6)
   -----------------------------------------------------------------------------
   ADDITIONAL INFORMATION (FOR ESTATES, PARTNERSHIPS, TRUSTS AND CORPORATIONS)

7) RESIDENT ADDRESS
   OF LIMITED PARTNER
                     ------------------------------------------------------------------------------------------
                        STREET (P.O. BOX NOT ACCEPTABLE)         CITY              STATE        ZIP CODE
8) MAILING ADDRESS
   (IF DIFFERENT)
                     ------------------------------------------------------------------------------------------
                        STREET                                   CITY              STATE        ZIP CODE
9) CUSTODIAN NAME
   AND MAILING ADDRESS
                     ------------------------------------------------------------------------------------------
                        STREET (P.O. BOX NOT ACCEPTABLE)         CITY              STATE        ZIP CODE

10)                                                      INVESTOR(S) MUST SIGN

    X                                                                  X
     ----------------------------------------------------------------    --------------------------------------------------------
     SIGNATURE OF INVESTOR            DATE       TELEPHONE NO.           SIGNATURE OF JOINT INVESTOR (IF ANY)                DATE

EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES EXCHANGE ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [ ]. Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.
--------------------------------------------------------------------------------

11)                       FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the units, as set forth in the prospectus dated February 1, 1999. I have also informed the investor of the unlikelihood of a public trading market developing of the units.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Financial Advisor MUST sign below in order to substantiate compliance with
Article III, Section 34 of the NASD's Rules of Fair Practice.

    X                                                                  X
     ----------------------------------------------------------------    --------------------------------------------------------
     FINANCIAL ADVISOR SIGNATURE                            DATE       OFFICE MANAGER SIGNATURE                              DATE
                                                                       (if required by Selling Agent procedures)
     ----------------------------------------------------------------------------------------------------------------------------

12)  SELLING FIRM                                                        F.A. NAME
     ----------------------------------------------------------------    --------------------------------------------------------

     ----------------------------------------------------------------    --------------------------------------------------------
     F.A. PHONE                                                          F.A. FAX                                     F.A. NUMBER

     F.A. ADDRESS
     (FOR CONFIRMATIONS)
                         --------------------------------------------------------------------------------------------------------
                            STREET (P.O. BOX NOT ACCEPTABLE)                    CITY                    STATE        ZIP CODE

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